UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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 Filed by a Party other than the Registrant  ☐
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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

AETNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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2011 Aetna Inc.
Notice of Annual Meeting and
Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Mark T. Bertolini Chairman, Chief Executive Officer and President

To Our Shareholders:

Aetna Inc.’s 2011 Annual Meeting of Shareholders will be held on Friday, May 20, 2011, at 9:30 a.m. Eastern time at Le Méridien Philadelphia in Philadelphia, Pennsylvania. We hope you will attend.

This booklet includes the Notice of the Annual Meeting and Aetna’s 2011 Proxy Statement. The Proxy Statement provides information about Aetna and describes the business we will conduct at the meeting.

At the meeting, in addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

Mark T. Bertolini
Chairman, Chief Executive Officer
and President
April 11, 2011

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Judith H. Jones Vice President and Corporate Secretary

Notice of Annual Meeting of Shareholders of Aetna Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at Le Méridien Philadelphia in Philadelphia, Pennsylvania on Friday, May 20, 2011, at 9:30 a.m. Eastern time for the following purposes:

1.	To elect as Directors of Aetna Inc. the 12 nominees named in this Proxy Statement;

2.	To approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011;

3.	To approve the proposed amendment of the Aetna Inc. 2010 Stock Incentive Plan to increase the number of shares authorized to be issued under the Plan;

4.	To approve the proposed Aetna Inc. 2011 Employee Stock Purchase Plan;

5.	To take a non-binding advisory vote on executive compensation;

6.	To take a non-binding advisory vote on the frequency of the vote on executive compensation;

7.	To consider and act on two shareholder proposals, if properly presented at the meeting; and

8.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 18, 2011 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders as of the record date, the close of business on the March 18, 2011, or their authorized representatives. Parking is available at Le Méridien Philadelphia, or public parking is available in the vicinity. See the following page for directions to Le Méridien Philadelphia.

We ask that you signify your intention to attend the Annual Meeting by checking the appropriate box on your proxy card or voting instruction card. Instead of issuing an admission ticket, we will place your name on a shareholder attendee list, and you will be asked to register and present government issued photo identification (for example, a driver’s license or passport) before being admitted to the Annual Meeting. If you hold your shares through a stockbroker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you owned the shares as of the record date (the close of business on March 18, 2011) (such as a copy of your brokerage or bank account statement for the period including March 18, 2011) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC61, Hartford, CT 06156. The Annual Meeting will be audiocast live on the Internet at www.aetna.com/investor.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have voted previously.

This Notice of Annual Meeting and Proxy Statement and the Company’s 2010 Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials.

By order of the Board of Directors,

Judith H. Jones
Vice President and Corporate Secretary
April 11, 2011

DIRECTIONS TO LE MÉRIDIEN PHILADELPHIA

1421 Arch Street
Philadelphia, PA 19102

FROM NEW JERSEY TURNPIKE (EAST)

•	Follow turnpike to Exit 4.

•	Follow Route 73 North.

•	Continue on Route 38 West to Route 30 West.

•	Follow signs to the Benjamin Franklin Bridge.

•	After the bridge, continue right to 6th Street and turn right onto Arch Street.

FROM NORTH

•	Take Interstate 95 South to Interstate 676 West.

•	Exit PA 611/Broad Street/Central.

•	Exit right onto 15th Street.

•	Turn left onto Race Street.

•	Turn right onto Broad Street.

•	Turn left onto Arch Street.

FROM THE PENNSYLVANIA TURNPIKE (WEST)

•	Take Exit 24 (Valley Forge and Central Philadelphia).

•	Follow Interstate 76 East to Exit 38 for Interstate 676.

•	Take the Broad Street Exit and stay to the right on 15th Street.

•	Turn right onto Arch Street.

FROM PHILADELPHIA INTERNATIONAL AIRPORT (SOUTH)

•	Take Interstate 95 North to Interstate 76 West.

•	Take Exit 39 (30th Street Station).

•	Continue 2 blocks.

•	Turn right onto Market Street.

•	Turn left onto 16th Street.

•	Turn right onto Race Street.

•	Turn right onto 15th Street.

•	Turn right onto Arch Street.

AETNA INC.
151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
APRIL 11, 2011

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 20, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2011

This Proxy Statement and the related 2010 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials.

Among other things, the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement contains information regarding:

•	The date, time and location of the Annual Meeting;

•	A list of the matters being submitted to shareholders for vote and the recommendations of the Board of Directors of Aetna Inc., if any, regarding each of those matters; and

•	Information about attending the Annual Meeting and voting in person.

Any control/identification number that a shareholder needs to access his or her form of proxy or voting instruction card is included with his or her proxy or voting instruction card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on May 20, 2011, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders on or about April 11, 2011.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: This Proxy Statement provides you with information about Aetna’s governance structure, our Director nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and our named executive officers, and certain other required information.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are eight items scheduled to be voted on at the Annual Meeting:

•	Election of the 12 nominees named in this Proxy Statement as Directors of Aetna for the coming year.

•	Approval of the appointment of KPMG LLP as the independent registered public accounting firm of Aetna and its subsidiaries (collectively, the “Company”) for the year 2011.

•	Approval of the proposed amendment of the Aetna Inc. 2010 Stock Incentive Plan to increase the number of shares authorized to be issued under the Plan.

•	Approval of the proposed Aetna Inc. 2011 Employee Stock Purchase Plan.

•	A Non-Binding Advisory Vote on Executive Compensation.

•	A Non-Binding Advisory Vote on the Frequency of the Vote on Executive Compensation.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

•	Consideration of a shareholder proposal relating to adopting a policy that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company, if properly presented at the Annual Meeting.

Q:	WHAT ARE AETNA’S VOTING RECOMMENDATIONS?

A: The Board recommends that you vote your shares FOR each of Aetna’s nominees to the Board; FOR the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011; FOR the approval of the proposed amendment of the Aetna Inc. 2010 Stock Incentive Plan; FOR the approval of the proposed Aetna Inc. 2011 Employee Stock Purchase Plan; on a non-binding advisory basis, FOR the compensation of Aetna’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis and related disclosures in this Proxy Statement; and AGAINST each of the shareholder proposals. The Board does not have a recommendation with respect to the frequency of the vote on executive compensation.

Q:	WHICH OF MY SHARES CAN I VOTE?

A: You may vote all Aetna Common Shares, par value $.01 per share (“Common Stock”), you owned as of the close of business on March 18, 2011, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s DirectSERVICE Investment Program, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other holder of record.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many Aetna shareholders hold their shares through a stockbroker, bank or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed proxy card.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or other nominee is also obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Barbara Hackman Franklin, Gerald Greenwald and Ellen M. Hancock or, for shares you beneficially own, by submitting voting instructions to your broker or other nominee. Most shareholders have a choice of voting by using the Internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your proxy card or, for shares you beneficially own, the voting instruction card provided by your broker or other nominee.

•	BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card but do not provide instructions, your shares will be voted as described under “WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?” beginning on page 4.

•	BY INTERNET — Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the website.

•	BY TELEPHONE — Call toll-free on a touchtone telephone 1-800-690-6903 inside the United States or Puerto Rico and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you call.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. Eastern time on May 19, 2011.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE 401(K) PLAN?

A: Participants in the Aetna 401(k) Plan (the “401(k) Plan”) who receive this Proxy Statement in their capacity as participants in the 401(k) Plan will receive voting instruction cards instead of proxy cards. The voting instruction card directs the trustee of the 401(k) Plan how to vote the shares. Shares held in the 401(k) Plan may be voted by using the Internet, by calling a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the 401(k) Plan for which no instructions are received will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which the trustee receives voting instructions.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE EXISTING EMPLOYEE STOCK PURCHASE PLAN?

A: You hold the Common Stock you acquired through Aetna’s 2006 Employee Stock Purchase Plan (the “Existing ESPP”) as the beneficial owner of shares held in street name. You can vote these shares as described above on page 3 under “HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?”

Q:	CAN I CHANGE MY VOTE?

A: Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting, (2) submitting revised votes over the Internet or by telephone before 11:59 p.m. Eastern time on May 19, 2011, or (3) attending the

Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card or Internet or telephone vote will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy or Internet or telephone vote to be revoked unless you specifically so request. You may revoke your proxy by providing written notice to Aetna’s Corporate Secretary at 151 Farmington Avenue, RW61, Hartford, CT 06156. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or other nominee in a manner that allows your broker or other nominee sufficient time to vote your shares.

Q:	CAN I VOTE AT THE ANNUAL MEETING?

A: You may vote your shares at the Annual Meeting if you attend in person. You may vote the shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the 401(k) Plan at the Annual Meeting.

Q:	HOW CAN I VOTE ON EACH PROPOSAL?

A: In the election of Directors, you may vote FOR, AGAINST or ABSTAIN with respect to each of the Director nominees. In uncontested elections, Aetna’s Corporate Governance Guidelines require any incumbent Director nominee who receives more “AGAINST” than “FOR” votes to submit his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board. Please see “Director Elections — Majority Voting Standard” on page 10. For all other proposals, except the non-binding advisory vote on the frequency of a vote on executive compensation, you may vote FOR, AGAINST or ABSTAIN. For the non-binding advisory vote on the frequency of a vote on executive compensation, you may vote to have a vote on executive compensation every 1, 2 or 3 years, or you may ABSTAIN. For a discussion of the votes needed to approve each proposal, see “WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW WILL VOTES BE COUNTED?” on page 6.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A: If you sign and date your proxy card with no further instructions, your shares will be voted (1) FOR the election as Directors of each of the nominees named on pages 20 through 31 of this Proxy Statement; (2) FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2011; (3) FOR the approval of the proposed amendment of the Aetna Inc. 2010 Stock Incentive Plan to increase the number of shares authorized to be issued under the Plan; (4) FOR the approval of the proposed Aetna Inc. 2011 Employee Stock Purchase Plan; (5) FOR the approval, on a non-binding advisory basis, of the compensation of Aetna’s Named Executive Officers as disclosed in this Proxy Statement; and (6) AGAINST each of the shareholder proposals. If you sign and date your proxy card with no further instructions, your shares will NOT BE VOTED on the non-binding advisory vote on the frequency of the vote on executive compensation.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your 401(k) Plan voting instruction card with no further instructions, all shares you hold in the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which the trustee receives voting instructions.

Q:	WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD AND DON’T VOTE BY INTERNET OR PHONE?

A: If you do not return your proxy card or vote by Internet or phone, shares that you hold directly in your name (i.e., shares for which you are the shareholder of record) will not be voted at the Annual Meeting. If you do not return your voting instruction card or vote by Internet or phone, shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The approval of KPMG LLP as the Company’s independent registered public accounting firm for 2011 is considered a routine matter for which brokerage firms may vote uninstructed shares. The election of Directors, the approval of the proposed amendment of the Aetna Inc. 2010 Stock Incentive Plan to increase the number of shares authorized to be issued under the Plan, the approval of the proposed Aetna Inc. 2011 Employee Stock Purchase Plan, the non-binding advisory vote on executive compensation, the non-binding advisory vote on the frequency of the vote on executive compensation, and each of the shareholder proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote uninstructed shares on any of those proposals. Any uninstructed shares you hold through the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which the trustee receives voting instructions.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all of the proxy and voting instruction cards you receive.

Q:	WHAT SHOULD I DO IF I WANT TO ATTEND THE ANNUAL MEETING?

A: The Annual Meeting will be held at Le Méridien Philadelphia. Directions to Le Méridien Philadelphia in Philadelphia, Pennsylvania are on the page following the attached Notice of Annual Meeting of Shareholders of Aetna Inc. The Annual Meeting is open to all shareholders as of the RECORD DATE (the close of business on March 18, 2011), or their authorized representatives. We ask that you signify your intention to attend by checking the appropriate box on your proxy card or voting instruction card. Instead of issuing an admission ticket, we will place your name on a shareholder attendee list, and you will be asked to register and present government issued photo identification (for example, a driver’s license or passport) before being admitted to the Annual Meeting. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you owned the shares as of the close of business on the RECORD DATE (the close of business on March 18, 2011) (such as a copy of your brokerage or bank account statement for the period including March 18, 2011), to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC61, Hartford, CT 06156.

Q:	CAN I LISTEN TO THE ANNUAL MEETING IF I DON’T ATTEND IN PERSON?

A: Yes. You can listen to the live audio webcast of the Annual Meeting by going to Aetna’s Internet website at www.aetna.com/investor and then clicking on the link to the webcast.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Aetna’s Common Stock outstanding as of the RECORD DATE (the close of business on March 18, 2011) is entitled to one vote at the Annual Meeting. At the close of business on March 18, 2011, 380,783,400 shares of the Common Stock were outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A: A majority of the shares of Common Stock outstanding as of the RECORD DATE (the close of business on March 18, 2011) must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Broker nonvotes are counted as present for the purpose of determining the presence of a quorum if the broker votes on a non-procedural matter, such as the appointment of the Company’s independent registered public accounting firm. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW WILL VOTES BE COUNTED?

A: Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at the Annual Meeting is based on votes cast. For the proposals that will be considered at the Annual Meeting other than the proposed amendment of the Aetna Inc. 2010 Stock Incentive Plan to increase the number of shares authorized to be issued under the Plan and the proposed Aetna Inc. 2011 Employee Stock Purchase Plan (collectively, the “Plan Proposals”) and the non-binding advisory vote on the frequency of the vote on executive compensation, shareholder approval occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. “Votes cast” on these proposals means votes “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast” on these proposals and therefore have no effect on the outcome. In uncontested elections, Directors are elected by a majority of votes cast. As described in more detail on page 10 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any incumbent Director nominee who receives more “against” than “for” votes to submit his or her resignation for consideration by the Nominating Committee and the Board.

The votes necessary to approve the Plan Proposals, including the impact of abstentions and broker nonvotes, are subject to separate NYSE rules. For each of the Plan Proposals, under NYSE rules, shareholder approval occurs if a majority of votes cast are “for” the Proposal and the total number of votes cast are a majority of the shares of Common Stock outstanding at the Record Date. Under NYSE rules, “votes cast” on a Plan Proposal consist of votes “for” or “against” the Plan Proposal as well as abstentions. As a result, abstentions have the effect of a vote “against” a Plan Proposal. Broker nonvotes are not considered “votes cast” and therefore have no effect on the number of votes cast on a Plan Proposal. However, broker nonvotes can have the effect of a vote “against” a Plan Proposal if the broker nonvote causes the total number of votes cast on the Plan Proposal to be less than a majority of the shares of Common Stock outstanding at the Record Date.

For the non-binding advisory vote on the frequency of the vote on executive compensation, the choice that receives the majority of the votes cast will be considered approved. Abstentions and broker nonvotes are not considered “votes cast” on this proposal and therefore have no effect on the outcome. Even if no choice receives the required majority vote approval, the Board will take into account all voting results.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described under “HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?” above on page 6.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: Aetna will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that you will pay for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the solicitation of votes for a fee of $21,000 plus reasonable out-of-pocket expenses for these services, which vary from year to year. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Common Stock and obtaining their voting instructions.

Q:	DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A: Yes. Aetna offers shareholders of record the option of viewing future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2011 Aetna Inc. Notice of Annual Meeting and Proxy Statement and 2010 Aetna Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials. Under Pennsylvania law, Aetna may provide shareholders who give Aetna their e-mail addresses with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose to receive annual reports to shareholders and proxy statements via the Internet and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “HOW DO I ELECT THIS OPTION?” below. If you hold your shares through a stockbroker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future annual reports and proxy statements over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. The notice you receive will include instructions and contain the Internet address for those materials.

Many shareholders who hold their shares through a stockbroker, bank or other holder of record and elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q:	HOW DO I ELECT THIS OPTION?

A: If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet instead of receiving paper copies of these documents, you may elect this option when voting by using the Internet at www.proxyvote.com and following the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the website.

Q:	WHAT IF I GET MORE THAN ONE COPY OF AETNA’S ANNUAL REPORT?

A: The 2010 Aetna Annual Report, Financial Report to Shareholders is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and received more than one copy of the 2010 Aetna Annual Report, Financial Report to Shareholders at your address and wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, you should contact Aetna’s Transfer Agent at 1-800-446-2617 to discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividend checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a stockbroker, bank or other holder of record and received more than one 2010 Aetna Annual Report, Financial Report to Shareholders, please contact the holder of record to eliminate duplicate mailings.

“Householding” occurs when a single copy of our annual report and proxy statement is sent to any household at which two or more shareholders reside if they appear to be members of the same family. Although we do not “household” for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way.

Q:	WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?

A: If for any unforeseen reason one or more of Aetna’s nominees is not available to be a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the election of Directors and the other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	CAN I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: Yes. You can submit proposals for consideration at future annual meetings, including Director nominations.

•	SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for the 2012 Annual Meeting, the written proposal must be RECEIVED by Aetna’s Corporate Secretary no later than the close of business on December 14, 2011. SUCH PROPOSALS MUST BE SENT TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RC61, HARTFORD, CT 06156. Such proposals also will need to comply with the United States Securities and Exchange Commission (the “SEC”) rules and regulations, namely Rule 14a-8, regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during the 2012 Annual Meeting instead of being submitted for inclusion in Aetna’s proxy statement, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of the 2012 Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the 2012 Annual Meeting from the floor. It does not apply to proposals a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

•	NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Nominating Committee. In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. In order to nominate a Director candidate at the 2012 Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of the 2012 Annual Meeting and must contain the information required by Aetna’s By-Laws. (Please see “Director Qualifications” on page 19 for a description of qualifications that the Board believes are required for Board nominees.)

•	COPY OF BY-LAW PROVISIONS: You may contact the Corporate Secretary at Aetna’s Headquarters, 151 Farmington Avenue, RC61, Hartford, CT 06156, for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates. You also can visit Aetna’s website at www.aetna.com/governance to review and download a copy of Aetna’s By-Laws.

Q:	CAN SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A: Yes. You can ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Shareholders also will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q:	WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?

A: Votes are counted by employees of Broadridge Financial Solutions, Inc. and certified by the judge of election for the Annual Meeting who is an employee of IOE Services Inc. The judge will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the existence of a quorum, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A: Yes. The vote of each shareholder is held in confidence from Aetna’s Directors, officers and employees except (a) as necessary to meet applicable legal requirements (including stock exchange listing requirements) and to assert or defend claims for or against Aetna and/or one or more of its consolidated subsidiaries, (b) as necessary to assist in resolving any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote, (c) if there is a contested proxy solicitation, (d) if a shareholder makes a written comment on a proxy card or other means of voting or otherwise communicates the shareholder’s vote to management, or (e) as necessary to obtain a quorum.

GOVERNANCE OF THE COMPANY

At Aetna, we believe sound corporate governance principles are good for our business, the industry, the competitive marketplace and for all of those who place their trust in us. We have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the governance rules for companies listed on the NYSE. These principles are reflected in the structure and composition of our Board and in the charters of our Board Committees, and are reinforced through Aetna’s Code of Conduct, which applies to every Aetna employee and every member of the Board.

Aetna’s Corporate Governance Guidelines

Aetna’s Corporate Governance Guidelines (the “Guidelines”) provide the framework for the governance of Aetna. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Guidelines address the role of the Board (including advising on key strategic, financial and business objectives); the composition and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct or indirect material relationship with the Company except as authorized by the Board or our Nominating Committee, and a prohibition against Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are available at www.aetna.com/governance.

The Board reviews the Company’s corporate governance practices annually. These reviews include a comparison of our current practices to those suggested by various groups or authorities active in corporate governance and to those of other public companies.

Aetna’s Board of Directors

Aetna’s business and affairs are managed under the direction of the Board. Under Aetna’s By-Laws, the size of the Board may range from 3 to 21 members, with any change to the size of the Board to be designated from time to time by the Board. The Board currently consists of 13 individuals. The Board appoints Aetna’s officers, who serve at the discretion of the Board.

Under the Articles of Incorporation, at each annual meeting of shareholders, all of the Directors are elected to hold office for a term of one year and until their successors are elected and qualified.

Director Elections — Majority Voting Standard

Aetna’s Articles of Incorporation provide for majority voting in uncontested elections of Directors. Under the Articles of Incorporation, a Director nominee will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. An “abstain” vote will not have any effect on the outcome of the election. In contested elections, those in which there are more candidates for election than the number of Directors to be elected and one or more candidates have been properly proposed by shareholders, the voting standard will be a plurality of votes cast. Under Pennsylvania law and the Articles of Incorporation, if an incumbent Director nominee does not receive a majority of the votes cast in an uncontested election, the incumbent Director will continue to serve on the Board until his or her successor is elected and qualified. To address this situation, the Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee is then required to recommend to the Board the action to be taken with respect to the resignation, and the Board is required to act on the resignation, in each case within a reasonable period of time. Aetna will disclose promptly to the public each such resignation and decision by the Board. New nominees not already serving on the Board who fail to receive a majority of votes cast in an uncontested election will not be elected to the Board in the first instance.

Director Retirement Age

The Nominating Committee regularly assesses the appropriate size and composition of the Board and, among other matters, whether any vacancies on the Board are expected due to retirement or otherwise. The current Director retirement age is 76. In accordance with the Guidelines, Earl G. Graves is not standing for re-election at the Annual Meeting. Mr. Graves’ vacancy will not be filled at the Annual Meeting, and, as a result, the size of the Board will be reduced from 13 to 12 Directors.

Executive Sessions

Aetna’s independent Directors met five times in executive session during 2010 without management present. Aetna’s nonmanagement Directors meet in regularly scheduled executive sessions at every regular Aetna Board meeting, without management present. During 2010, the nonmanagement Directors, each of whom other than Dr. Coye is independent, met eight times to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chief Executive Officer (“CEO”), management succession and other matters relating to the Company and the functioning of the Board. Dr. Coye was an independent Director until September 2010, when she joined UCLA Health System.

Board Leadership Structure and the Presiding Director

The Board, assisted by the Nominating Committee, regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent Director. The Board believes that the decision to combine or separate the positions of Chairman and Chief Executive Officer is highly dependent on the strengths and personalities of the personnel involved and must take into account current business conditions and the environment in which the Company operates. The Board also strongly believes Mr. Bertolini, who continues to serve as Chief Executive Officer and President, will serve as a successful leader of the Board and an effective bridge between the Directors and Company management. While the Board has decided to keep the roles of Chairman and Chief Executive Officer combined at this time, the Board also has taken steps to ensure that it effectively carries out its responsibility for independent oversight of management. These steps include the appointment of a Presiding Director (with comprehensive and clearly delineated duties); the scheduling at every regular Board meeting of an executive session of the nonmanagement Directors (without Mr. Bertolini or other management attendees present); and assuring that substantially all of the nonmanagement Directors are independent. In addition, each Board Committee meets regularly in executive session without management attendees.

Gerald Greenwald, an independent Director, has been the Presiding Director since April 2007. The Presiding Director is appointed annually. Generally, the Presiding Director is responsible for coordinating the activities of the independent Directors. Among other things, the Presiding Director sets the agenda for and leads the nonmanagement and independent Director sessions that the Board regularly holds, and briefs the Chairman on any issues arising from those sessions. The Presiding Director also acts as the principal liaison to the Chairman for the views of, and any concerns or issues raised by, the independent Directors, though all Directors continue to interact one-on-one with the Chairman as needed and as appropriate. The Chairman consults with the Presiding Director, who provides input on and approves agendas for Board meetings and Board meeting schedules. The Presiding Director also consults with the other Directors and advises the Chairman about the quality, quantity and timeliness of information provided to the Board and the Board’s decision making processes. The Board has agreed that Edward J. Ludwig, an independent Director, will become the Presiding Director on September 23, 2011.

Communications with the Board

To contact Aetna’s management Director, Mark T. Bertolini, Chairman, Chief Executive Officer and President, you may write to him at Aetna Inc., 151 Farmington Avenue, Hartford, CT 06156. Communications sent to Aetna’s management Director will be delivered directly to him. Anyone wishing to make their concerns known to Aetna’s nonmanagement Directors, the Presiding Director or to send a communication to the entire Board may contact Mr. Greenwald by writing to the Presiding Director at P.O. Box 370205, West Hartford, CT 06137-0205. All such communications will be kept confidential and forwarded directly to the Presiding Director or the Board, as applicable. Items that are unrelated to a Director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

Director Independence

The Board has established guidelines (“Director Independence Standards”) to assist it in determining Director independence. In accordance with the Director Independence Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director and/or a shareholder of the Company. Consistent with the NYSE listing standards, the Director Independence Standards specify the criteria by which the independence of our Directors will be determined, including guidelines for Directors and their immediate family members with respect to past employment or affiliation with the Company or its external auditor. A copy of the Director Independence Standards is attached to this Proxy Statement as Annex A and also is available at www.aetna.com/governance.

Pursuant to the Director Independence Standards, the Board undertook its annual review of Director independence in February 2011. The purpose of this review was to determine whether any nonmanagement Director’s relationships or transactions are inconsistent with a determination that the Director is independent. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family (or any entity of which a Director or an immediate family member is a partner, major shareholder or officer) and the Company. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family with members of the Company’s senior management or their affiliates.

As a result of this review, the Board affirmatively determined in its business judgment that each of Frank M. Clark, Betsy Z. Cohen, Roger N. Farah, Barbara Hackman Franklin, Jeffrey E. Garten, Gerald Greenwald, Ellen M. Hancock, Richard J. Harrington, Edward J. Ludwig and Joseph P. Newhouse, each of whom also is standing for election at the Annual Meeting, and Earl G. Graves, who is not standing for re-election at the Annual Meeting, is independent as defined in the NYSE listing standards and under Aetna’s Director Independence Standards and that any relationship with the Company (either directly or as a partner, major shareholder or officer of any organization that has a relationship with the Company) is not material under the independence thresholds contained in the NYSE listing standards and under Aetna’s Director Independence Standards. The Board has determined that Molly J. Coye, M.D., is not independent under the NYSE listing standards and under Aetna’s Director Independence Standards due to the Company’s business relationship with her employer. Dr. Coye is not involved in that relationship.

In determining that each of the nonmanagement Directors other than Dr. Coye is independent, the Board considered that the Company in the ordinary course of business sells products and services to, and/or purchases products and services from, companies and other entities at which some of our Directors or their immediate family members are or have been officers and/or significant equity holders or have certain other relationships. Specifically, the Board considered the existence of and approved the transactions listed in the tables on page 13, all of which were made in the ordinary course of business, on terms and conditions substantially similar to those with unrelated third parties, and which the Board believes were in, or not inconsistent with, the best interests of the Company. The aggregate amounts paid to or received from these companies or other entities in each of the last three years did not approach the threshold in the Director Independence Standards (i.e., the greater of $1 million or 2% of the other company’s consolidated gross revenues), except in the case of Dr. Coye for 2010. The tables below set forth such aggregate amounts for 2010.

Type of
Transaction,
		Type of	Relationship to	Relationship or	2010
Director	Organization	Organization	Organization	Agreement(a)	Amount(b)

2010 Sales and Other Amounts Received by the Company

Frank M. Clark	Exelon Corporation	Energy Services Company	Executive Officer	Health Care Benefits (Medical/Dental)	≈0.02% >$1 million

Edward E. Cohen, husband of Betsy Z. Cohen	Board of Brandywine Construction & Management, Inc.	Property Management Company	Executive Officer (Chairman)	Health Care Benefits (Medical)	<2% <$500,000

Roger N. Farah	Polo Ralph Lauren Corporation	Lifestyle Products	Executive Officer	Health Care Benefits (Medical/Dental)	<1% >$500,000

Jeffrey E. Garten	Yale University	Educational Institution	Employee	Health Care Benefits (Medical/Life)	≈0.11% >$1 million

Earl G. Graves	Earl G. Graves, Ltd.	Multimedia Company	Executive Officer	Health Care Benefits (Medical/Dental)	>2% <$1 million

Gerald Greenwald	Electro-Motive Diesel, Inc.	Builder Of Diesel- Electric Locomotives	Non-Executive Chairman	Health Care Benefits (Medical/Dental)	<1% <$500,000

Edward J. Ludwig	Becton, Dickinson and Company	Global Medical Technology Company	Executive Officer	Health Care Benefits (Medical/Dental); Manufacturer Discounts	≈0.07% >$1 million

(a)	All premiums and fees were determined on the same terms and conditions as premiums and fees for our other customers.

(b)	Percentages are determined by dividing (1) calendar year 2010 payments due and owing to the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

Type of,
Transaction,
		Type of	Relationship to	Relationship or	2010
Director	Organization	Organization	Organization	Agreement(A)	Amount(B)

2010 Purchases by the Company

Frank M. Clark	Exelon Corporation, and/or its subsidiary companies	Energy Services Company	Executive Officer	Utility Services; Rent for Parking Easement	≈0.008% >$1 million

Molly J. Coye, M.D.	UCLA Health System	Provider of Hospital/Physician Services	Chief Innovation Officer	Contract with Provider for Hospital/Physician Services for Members(C)	≈2.65% >$1 million

Jeffrey E. Garten	Yale University	Educational Institution	Employee	Employee Tuition; Health Conference Sponsorship	<1% <$500,000

Earl G. Graves	Earl G. Graves, Ltd., and/or its subsidiary companies	Multimedia Company	Executive Officer	Advertising Placed by Third Party Agency; Event Sponsorship	<2% <$500,000

Joseph P. Newhouse	Harvard University	Educational Institution	Employee	Medical Content for InteliHealth/Active Health; Event Sponsorship	<1% <$1 million

(A)	None of the transactions or relationships included consulting services provided to the Company.

(B)	Percentages are determined by dividing (1) calendar year 2010 purchases by the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

(C)	Dr. Coye is Chief Innovation Officer at UCLA Health System, which includes health institutions and providers. These providers are part of the Company’s broad national network of hospitals and physicians and other care providers. Dr. Coye has no interest in or involvement with UCLA Health System’s relationship with the Company.

In addition to the transactions in the table listed on page 13, the Company may also hold equity and/or debt securities as investments in the ordinary course in corporations or organizations with which Messrs. Clark and/or Farah are affiliated. The amount of each such holding is below the 5% threshold amount in the Director Independence Standards. The Board determined that none of these investment relationships was material or impaired the independence of any Director.

All members of the Audit Committee, the Committee on Compensation and Organization (the “Compensation Committee”) and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Betsy Z. Cohen (Chairman), Frank M. Clark, Roger N. Farah, Barbara Hackman Franklin and Jeffrey E. Garten. None of the members of the Compensation Committee has ever been an officer or employee of the Company. There are no interlocking relationships between any of our executive officers or Compensation Committee members.

Meeting Attendance

The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings from time to time, as appropriate. During 2010, the Board met fourteen times. The average attendance of Directors at all meetings during the year was 92.6%, and no Director attended less than 75% of the aggregate number of Board and Committee meetings that he or she was eligible to attend. It is the policy of the Board that all Directors should be present at Aetna’s Annual Meeting of Shareholders. Twelve of the thirteen Directors then in office and standing for election attended Aetna’s 2010 Annual Meeting of Shareholders.

Aetna’s Code of Conduct

Aetna’s Code of Conduct applies to every Aetna employee and to every member of the Board, and can be accessed at www.aetna.com/governance. The Code of Conduct is designed to ensure that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employee conduct, conflicts of interest and the protection of confidential information, and requires compliance with all applicable laws and regulations. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its website at www.aetna.com/governance within four business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted.

Related Party Transaction Policy

Under Aetna’s Code of Conduct, the Board or an independent Committee reviews any potential conflicts between the Company and any Director. In addition, the Board has adopted a written Related Party Transaction Policy (the “Policy”) which applies to Directors, executive officers, significant shareholders and their immediate family members (each a “Related Person”). Under the Policy, all transactions involving the Company in which a Related Person has a direct or indirect material interest must be reviewed and approved (1) by the Board or the Nominating Committee if involving a Director, (2) by the Board or the Audit Committee if involving an executive officer, or (3) by the Board if involving a significant shareholder. The Board or appropriate Committee considers relevant facts and circumstances, which may include, without limitation, the commercial reasonableness of the terms, the benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. A transaction may be approved if it is determined, in the Board’s or appropriate Committee’s reasonable business judgment, that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and considering the interests of other relevant constituents, when deemed appropriate. Determinations of materiality are made by the Board or appropriate Committee, as applicable.

Board’s Role in the Oversight of Risk

The Company relies on its comprehensive enterprise risk management (“ERM”) process to aggregate, monitor, measure and manage risk. The ERM process is dynamic and ongoing. It is designed to identify the most important risks facing the Company as well as to prioritize those risks in the context of the Company’s overall strategy. The Company’s ERM team is led by the Company’s Chief Enterprise Risk Officer, who is also the Company’s Chief Financial Officer. In collaboration with the Audit Committee and the Board, the ERM team annually conducts a risk assessment of the Company’s businesses. All of our key business leaders are involved in the risk assessment process. The risk assessment is presented to, and reviewed by, the Audit Committee and, after reflecting the Audit Committee’s views, the list of enterprise risks is then reviewed and approved by the Board. As part of their reviews, the Audit Committee and the Board consider the internal governance structure for managing risks, and the Board assigns responsibility for ongoing oversight of each identified risk to a specific Committee of the Board or to the Board. Discussions of assigned risks are then incorporated into the agenda for each Committee (or the Board) throughout the year. Risk management is ongoing, and the importance assigned to identified risks can change and new risks can emerge during the year as the Company develops and implements its strategy. Consequently, our Chief Enterprise Risk Officer, in consultation with the Chairman and Chief Executive Officer, monitors risk management and mitigation activities across the organization throughout the year and reports regularly to the Audit Committee and the Board concerning the Company’s risk management profile and activities. As a result, we believe having the same individual serve as both Chairman and Chief Executive Officer assists the Board in performing its risk oversight function because the CEO is directly involved in the Company’s ERM process. The Audit Committee also meets regularly in private sessions with the Company’s Chief Enterprise Risk Officer.

Board and Committee Membership; Committee Descriptions

Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that are better addressed by smaller, more focused subsets of Directors.

The following table presents, as of April 11, 2011, the key standing Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2010. Board Committee Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/governance.

Board Committee
Nominating
			Compensation			Investment		and
			and			and	Medical	Corporate
Nominee/Director	Audit		Organization	Executive		Finance	Affairs	Governance

Mark T. Bertolini				X	*	X
Frank M. Clark			X				X
Betsy Z. Cohen			X *	X		X
Molly J. Coye, M.D.						X	X
Roger N. Farah			X			X
Barbara Hackman Franklin			X	X				X
Jeffrey E. Garten			X				X
Earl G. Graves	X			X				X
Gerald Greenwald				X		X *		X
Ellen M. Hancock	X							X *
Richard J. Harrington	X	*				X
Edward J. Ludwig	X			X				X
Joseph P. Newhouse	X			X			X *

Number of Meetings in 2010	9		12	0		5	6	7

*	Committee Chairman.

Planned Committee Changes for 2011

The Board has determined that:

•	Effective May 19, 2011, Molly J. Coye, M.D., will become the Chairman of the Medical Affairs Committee;

•	Effective July 28, 2011, Edward J. Ludwig will become the Chairman of the Investment and Finance Committee; and

•	Effective May 20, 2011, the Executive Committee will consist of the Presiding Director, the Chairman of each Committee then in office and Mr. Bertolini.

Committee Functions and Responsibilities

The functions and responsibilities of the key standing Committees of Aetna’s Board are described below.

•	Audit Committee. The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Audit Committee member, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee periodically discusses management’s policies with respect to risk assessment and risk management, and periodically discusses with the Independent Accountants, management and Internal Audit department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Audit Committee. The Company’s Chief Compliance Officer is authorized to communicate promptly and personally to the Audit Committee on all matters he or she deems appropriate, including without limitation any matter involving criminal conduct or potential criminal conduct. The Audit Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Audit Committee has available from the Company such funding as the Audit Committee determines for compensation to the Independent Accountants and any other accounting firm or other advisers engaged by the Audit Committee, and for the Audit Committee’s ordinary administrative expenses. The Audit Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Audit Committee, please refer to the Report of the Audit Committee beginning on page 78.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Aetna Inc. Audit Committee, c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

•	Committee on Compensation and Organization. The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Compensation Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation; evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and establishing the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance and consulting with the nonmanagement Directors of the Board. The Compensation Committee also evaluates and determines the compensation of the Company’s executive officers and oversees the compensation and benefit plans, policies and programs of the Company. The Compensation Committee consults with the Chief Executive Officer regarding the compensation of all executive officers other than the Chief Executive Officer, but the Compensation Committee does not delegate its authority with regard to these executive compensation decisions. The Compensation Committee also administers Aetna’s stock-based incentive plans and Aetna’s 2001 Annual Incentive Plan. The Compensation Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Compensation Committee conducts an annual evaluation of its performance.

The Compensation Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Compensation Committee has the sole authority to select, retain and terminate any consultant used to assist the Compensation Committee and has the sole authority to approve each consultant’s fees and other retention terms. In accordance with this authority, the Compensation Committee engages Frederic W. Cook & Co., Inc. (“Cook”) as an independent outside compensation consultant to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive compensation. The Company may not engage Cook for any services other than in support of the Compensation Committee without the prior approval of the Chairman of the Compensation Committee. Cook also advises the Nominating Committee regarding Director compensation. The Company does not engage Cook for any services other than in support of these Committees. A representative of Cook attended eight of the Compensation Committee’s meetings in 2010.

•	Executive Committee. This Committee is authorized to act on behalf of the Board between regularly scheduled Board meetings, usually when timing is critical. The Executive Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

•	Investment and Finance Committee. This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Investment and Finance Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Investment and Finance Committee conducts an annual evaluation of its performance.

•	Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing the Company’s members with access to cost-effective, quality health care. The Medical Affairs Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Medical Affairs Committee conducts an annual evaluation of its performance.

•	Nominating and Corporate Governance Committee. The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Nominating Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Nominating Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Nominating Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and interpreting, as well as reviewing any proposed waiver of, Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Nominating Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Nominating Committee has the sole authority to select, retain and terminate any search firm used to identify Director candidates and has the sole authority to approve the search firm’s fees and other retention terms.

The Board makes all Director compensation determinations after considering the recommendations of the Nominating Committee. In setting Director compensation, both the Nominating Committee and the Board review director compensation data obtained from Cook. Cook advises the Nominating Committee regarding Director compensation, but neither the Nominating Committee nor the Board delegates any Director compensation decision making authority.

Consideration of Director Nominees

•	Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described on page 19 under “Director Qualifications” and “Identifying and Evaluating Nominees for Director.” Any shareholder nominations of candidates proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:

Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RC61
Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “CAN I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?” beginning on page 8.

•	Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Nominating Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the candidate’s ability to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board are individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

•	Diversity. The Nominating Committee believes that, in addition to the traditional concepts of diversity (e.g., gender, race and ethnicity), it also is important to achieve a diversity of knowledge, experience and capabilities on the Board that supports the Company’s strategic direction. The Nominating Committee and the Board believe that having a Board of Directors with a broad background of skills, perspectives and experiences is crucial to enhancing the quality of Board decision making and governance. As a result, identifying Director candidates with diverse experiences, qualifications and skills that complement those already present on the Board has been and will continue to be central to the Nominating Committee’s Director nomination process. Although the Board does not have a formal diversity policy, our Directors come from many different fields, including, academia, technology, manufacturing, retail, service, not-for-profit and regulatory. Our Director Nominees for 2011 include four women and one African American.

The specific experiences, qualifications, attributes and skills that the Nominating Committee and the Board believe each Nominee possesses are set forth below each Nominee’s biography beginning on page 20.

•	Identifying and Evaluating Nominees for Director. The Nominating Committee uses a variety of methods for identifying and evaluating nominees for Director. In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Director nominees. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with its consideration of nominees. The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential Director candidates. These candidates are evaluated against the current Director criteria at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Nominating Committee at a meeting of the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Nominating Committee.

The Board and the Nominating Committee each assessed the characteristics and performance of the individual Directors standing for election to the Board at the Annual Meeting against the foregoing criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all Directors during the last year. Upon completion of this evaluation process, the Nominating Committee reported to the Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 12 Director nominees named in this Proxy Statement based on that recommendation.

I.  Election of Directors

This year, Aetna will nominate 12 individuals for election as Directors at the Annual Meeting (the “Nominees”) to replace the current Board of 13 members. The terms of office for the Directors elected at this meeting will run until the next Annual Meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 12 Nominees for nomination by the Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation of each Nominee as of March 18, 2011, the publicly traded company directorships and certain other directorships held by each Nominee for the past five years, a brief description of the business experience of each Nominee for at least the last five years, and the specific experience, qualifications, attributes and skills that each Nominee possesses. The specific experience, qualifications, attributes and skills listed below for each Nominee are in addition to the individual qualifications required for all nominees as outlined under “Director Qualifications” on page 19.

Each of the 12 individuals listed below (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described beginning on page 8 under “WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?”) who receives more “for” votes than “against” votes cast at the Annual Meeting will be elected Directors. In addition, as described in more detail on page 10 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee and the Board are then required to act on the resignation, in each case within a reasonable period of time.

The Board recommends a vote FOR each of the 12 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 12 Nominees.

Nominees for Directorships

Director since 2010	Mark T. Bertolini, age 54, is Chairman, Chief Executive Officer and President of Aetna. He was appointed Chief Executive Officer and to the Board effective November 29, 2010, and was elected Chairman effective April 8, 2011, upon Ronald A. Williams’ retirement from the Company and the Board. Before being named President in July 2007, Mr. Bertolini was Executive Vice President and head of Aetna Business Operations. He also served as head of Aetna Regional Businesses, which included Aetna’s Individual, Retiree, Small Group and Middle Market segments as well as numerous product, network and service areas. Mr. Bertolini joined Aetna as head of Aetna Specialty Products in February 2003. He came to Aetna from Cigna HealthCare, where he served in several Senior Vice President positions. Before joining Cigna, he was Executive Vice President of NYLCare Health Plans and Chief Executive Officer of SelectCare, Inc. Mr. Bertolini has been honored for his leadership by numerous organizations, including the National Italian American Foundation, National Kidney Registry, Wayne State University School of Business, and Quinnipiac University Business School. Mr. Bertolini serves on the advisory council of Hole in the Wall Gang Camp (organization serving children with life-threatening illnesses). He also serves on the board of the University of Connecticut Health Center.

Experience, Qualifications, Attributes and Skills

We believe Mr. Bertolini brings to his position as Chairman, Chief Executive Officer and President extensive health care industry expertise, with over 25 years in the health care business. He has strong leadership skills and business experience, as he has demonstrated in numerous executive level positions at Aetna and several prior employers. He is a well-recognized leader in the health care industry and possesses deep insights into health care issues as well as broad knowledge and understanding of public policy issues affecting the Company.

Director since 2006	Frank M. Clark, age 65, is Chairman and Chief Executive Officer of Commonwealth Edison Company (“ComEd”) (an electric energy distribution subsidiary of Exelon Corporation), a position he has held since November 2005. Mr. Clark served as President of ComEd from October 2001 to 2005 and served as Executive Vice President and Chief of Staff to the Exelon Corporation Chairman from 2004 to 2005. Since joining ComEd in 1966, Mr. Clark has risen steadily through the ranks, holding key leadership positions in operational and policy-related responsibilities, including regulatory and governmental affairs, customer service operations, marketing and sales, information technology, human resources and labor relations, and distribution support services. Mr. Clark is non-executive chairman of Harris Financial Corporation (financial services) and a director of Waste Management, Inc. (waste disposal services).

Experience, Qualifications, Attributes and Skills

We believe Mr. Clark brings to the Board a broad background of senior leadership experience, gained from his over 45 years of service with ComEd and Exelon Corporation. He possesses significant management ability and business acumen. His current position as Chairman and CEO of ComEd gives Mr. Clark critical insights into the operational issues facing a large, public company. We believe that Mr. Clark is an experienced manager in a business that is intensely customer service oriented, whose knowledge of customer relations, marketing and human resources offers the Board important perspectives on similar issues affecting the Company. Mr. Clark also possesses significant public company board experience.

Director of Aetna or its predecessors since 1994	Betsy Z. Cohen, age 69, is Chief Executive Officer of The Bancorp, Inc. (financial holding company) and its subsidiary, The Bancorp Bank (Internet banking and financial services), a position she has held since September 2000. Mrs. Cohen served as Chairman of The Bancorp Bank from November 2003 to February 2004. From August 1997 to her retirement in December 2010, Mrs. Cohen served as Chairman and a trustee of RAIT Financial Trust (real estate investment trust). Until December 11, 2006, she also held the position of Chief Executive Officer at RAIT Financial Trust. From 1999 to 2000, Mrs. Cohen served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984.

Experience, Qualifications, Attributes and Skills

We believe Mrs. Cohen brings to the Board a broad and diverse background in the financial services industry, having founded and successfully led financial institutions both in the U.S. and abroad. We believe that she possesses extensive leadership and business management expertise focused on the financial industry, an important knowledge base for the Board. Her past experience as Chairman and CEO of several institutions, including JeffBanks, Inc., one of Philadelphia’s largest financial institutions, positions her well to serve as the chair of our Committee on Compensation and Organization. Mrs. Cohen has extensive legal, financial and real estate investment expertise and has been recognized both nationally and internationally for her business acumen and leadership skills, which contribute important expertise to the Board.

Director since 2005	Molly J. Coye, M.D., 64, is Chief Innovation Officer of the UCLA Health System (comprehensive health care organization), a position she has held since September 2010. Before assuming her current position, Dr. Coye served as President and Chief Executive Officer of CalRHIO (non-profit California health information exchange organization) and Chief Executive Officer of the Health Technology Center (non-profit education and research organization), which she founded in December 2000. She also served as a Senior Advisor to the Public Health Institute until January 2010. Previously, Dr. Coye served in both the public and private sectors as Senior Vice President of the West Coast Office of The Lewin Group (consulting) from 1997 to December 2000; Executive Vice President, Strategic Development, of HealthDesk Corporation from 1996 to 1997; Senior Vice President, Clinical Operations, Good Samaritan Health Hospital from 1993 to 1996; Director of the California Department of Health Services from 1991 to 1993; Head of the Division of Public Health, Department of Health Policy and Management, Johns Hopkins School of Hygiene and Public Health from 1990 to 1991; Commissioner of Health of the New Jersey State Department of Health from 1986 to 1989; Special Advisor for Health and the Environment, State of New Jersey Office of the Governor from 1985 to 1986; and National Institute for Occupational Safety and Health Medical Investigative Officer from 1980 to 1985. She is chair of PATH (non-profit organization developing technologies for international health) and serves as an advisor to the Health Evolution Partners Innovation Network, a health-related investment fund. Dr. Coye also serves on the Board of Directors of Aetna Foundation, Inc.

Experience, Qualifications, Attributes and Skills

We believe Dr. Coye brings to the Board significant clinical, health policy and health-related technology expertise. She has developed this expertise through over 30 years of service in the public and private health care sectors, where she has managed major research studies, led health technology initiatives and held several senior advisory roles. Her in-depth knowledge of innovative health information technology and global health issues provides the Board with valuable insights into an area of growing importance to the Company.

Director since 2007	Roger N. Farah, age 58, has been President, Chief Operating Officer and a Director of Polo Ralph Lauren Corporation (lifestyle products) since April 2000. Prior to that, he served as Chairman of the Board of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 to April 2000, and as its Chief Executive Officer from December 1994 to August 1999. Mr. Farah served as President and Chief Operating Officer of R.H. Macy & Co., Inc. (retailing) from July 1994 to October 1994. From June 1991 to July 1994, he was Chairman and Chief Executive Officer of Federated Merchandising Services (retailing), the central buying and product development arm of Federated Department Stores, Inc. (retailing). From 1988 to 1991, Mr. Farah served as Chairman and Chief Executive Officer of Rich’s/Goldsmith’s Department Stores (retailing) and President from 1987 to 1988. He held a number of positions of increasing responsibility at Saks Fifth Avenue, Inc. (retailing) from 1975 to 1987. Mr. Farah is a director of The Progressive Corporation (auto insurance). He also served as a director of Toys “R” Us, Inc. from September 2001 to May 2006.

Experience, Qualifications, Attributes and Skills

We believe Mr. Farah brings to the Board extensive business and leadership experience. He has strong marketing, brand management and consumer insights developed in his over 35 years of experience in the retail industry. His current position as chief operating officer of Polo Ralph Lauren Corporation gives Mr. Farah an important perspective on the complex financial and operational issues facing the Company. He also possesses significant public company board experience as demonstrated by his past and current service on a number of public company boards.

Director of Aetna or its predecessors from 1979 to 1992 and since 1993	Barbara Hackman Franklin, age 71, is President and Chief Executive Officer of Barbara Franklin Enterprises (private international consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Prior to that appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. She has received the John J. McCloy Award for contributions to audit excellence, the Director of the Year Award from the National Association of Corporate Directors, an Outstanding Director Award from the Outstanding Director Exchange, and was named by Directorship Magazine as one of the 100 most influential people in governance. Ms. Franklin was Senior Fellow of The Wharton School of Business from 1979 to 1988, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission from 1973 to 1979, and a Staff Assistant to the President of the United States from 1971 to 1973. Earlier, she was an executive at Citibank and the Singer Company. Ms. Franklin is a director of The Dow Chemical Company (chemicals, plastics and agricultural products) and is also a trustee of three funds in the American Funds family of mutual funds and a director of J.P. Morgan Value Opportunities Fund. She is Chairman of the National Association of Corporate Directors, Chairman Emerita of the Economic Club of New York, a director of the US-China Business Council and the Atlantic Council. Ms. Franklin is a regular commentator on the PBS Nightly Business Report. Ms. Franklin served as a director of MedImmune, Inc. from November 1995 to June 2007 and GenVec, Inc. from October 2002 to April 2007.

Experience, Qualifications, Attributes and Skills

We believe Ms. Franklin brings to the Board a wealth of business and leadership experience from her private and public sector accomplishments over more than 40 years. She is a recognized expert on corporate governance, auditing and financial reporting matters whose expertise has helped the Board navigate the changing governance landscape. Her extensive senior-level government service (Cabinet, regulatory commission, White House) provides the Board with unique perspectives into the political, regulatory, and international environment affecting the Company. Ms. Franklin has extensive international business expertise, demonstrated by her service as Secretary of Commerce, her private sector business experience and her past service on the President’s Advisory Committee for Trade Policy and Negotiations. Ms. Franklin also possesses significant public company board experience as demonstrated by her past service on fourteen public company boards, including Dow Chemical. She has served as a presiding director and the chair of audit, ethics and governance committees.

Director of Aetna Or its predecessors since 2000	Jeffrey E. Garten, age 64, has been the Juan Trippe Professor in the Practice of International Trade, Finance and Business at Yale University since July 1, 2005, having served previously as the Dean of the Yale School of Management since 1995. He also is Chairman of Garten Rothkopf (global consulting firm), a position he assumed in October 2005. Mr. Garten held senior posts on the White House staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of CarMax, Inc. (automotive retailer) and is also a director of seven Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten is a director of The Conference Board, the International Rescue Committee and Aetna Foundation, Inc. He also serves on the Board of Managers of Standards & Poor’s LLC, a division of The McGraw-Hill Companies. Mr. Garten served as a director of Alcan Inc. from February 2007 to November 2007.

Experience, Qualifications, Attributes and Skills

We believe Mr. Garten brings to the Board extensive experience in global investment banking and many years of government service during which he held senior policy positions that focused on trade and investment. His background includes work with corporations in the United States and abroad, Congress, regulatory agencies and foreign governments. He possesses significant business and leadership experience as the former Dean of the Yale School of Management and as a current principal of Garten Rothkopf, an international consulting firm. Mr. Garten is a recognized expert on finance and international trade, and has written extensively on leadership, the relationship between business and government and the challenges of operating in a global marketplace. His experience leading a national working group on accounting standards and as a former advisor to the Public Company Accounting Oversight Board provides him with a thorough understanding of accounting issues. Mr. Garten also possesses significant public company board experience.

Director of Aetna Or its predecessors since 1993	Gerald Greenwald, age 75, is a founding principal of the Greenbriar Equity Group (invests in the global transportation industry). Mr. Greenwald retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation and United Airlines (UAL), its principal subsidiary, having served in those positions since July 1994. Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer) from 1979 to 1990, serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. He is a trustee of the Aspen Institute and chair of the Infrastructure, Safety and Environment Advisory Council of The RAND Corporation. Mr. Greenwald was named a 2011 Outstanding Director by the Outstanding Director Exchange. Mr. Greenwald served as a director of Internet Brands, Inc. from September 1999 to May 2008 and Sentigen Holding Corporation from June 2001 to December 2006.

Experience, Qualifications, Attributes and Skills

We believe Mr. Greenwald brings to the Board extensive financial and management experience obtained through over 30 years of executive level business experience, primarily in the transportation industries. His experience leading several major public companies gives him important knowledge and insight into the complex issues facing the Company, in particular on the operational, financial and corporate governance fronts. These experiences provide Mr. Greenwald with a thorough understanding of and appreciation for the role of the Board and position him well to serve as our Presiding Director and Chair of our Investment and Finance Committee. Mr. Greenwald also possesses significant public company board experience as demonstrated by his past service on the boards noted above, as well as those of Reynolds Metals Company, Time Warner Inc. and Honeywell International Inc., among others.

Director of Aetna Or its predecessors since 1995	Ellen M. Hancock, age 68, served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor, Acquicor Technology Inc., from August 2005 to June 2007. Prior to its merger with Jazz Semiconductor, Inc., a wafer foundry, in February 2007, Jazz Technologies (then known as Acquicor) was a blank check company formed for the purpose of acquiring businesses in the technology, multimedia and networking sector. Mrs. Hancock previously served as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). She joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, a position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products). Mrs. Hancock served as a director of Watchguard Technologies, Inc. from April 2003 to May 2006, Electronic Data Systems Corporation from February 2004 to August 2008, and Acquicor Technology, Inc. from February 2006 to June 2007.

Experience, Qualifications, Attributes and Skills

We believe Mrs. Hancock brings to the Board highly relevant experience in the field of information technology and consumer products, where she has held senior leadership positions and also led a start-up company. Her technology background provides the Board with an important perspective on the health information technology challenges and opportunities of the Company. Mrs. Hancock also has significant public company board experience. Her experience positions her well as Chair of the Nominating Committee.

Director since 2008	Richard J. Harrington, age 64, served as President and Chief Executive Officer of The Thomson Corporation (business technology and integrated information solutions) prior to its acquisition by Reuters Group PLC in April 2008. From April 2008 to October 2009, he served as Chairman of the Thomson Reuters Foundation. He currently serves as Chairman of The Cue Ball Group (a venture capital firm) and Knovel Corporation (web-based application integrating technical information). Mr. Harrington held a number of senior leadership positions within Thomson between 1982 and April 2008, including CEO of Thomson Newspapers, and CEO of Thomson Professional Publishing. Mr. Harrington began his professional career with Arthur Young & Co. (public accounting firm) in 1972, where he became a licensed certified public accountant. In 2002, he was presented an Honorary Doctorate of Laws from University of Rhode Island. In 2007, he received the “Legend in Leadership” award from the Yale University Chief Executive Leadership Institute; the “CEO of the Year” award from the Executive Council; and the “Man of the Year” award from the National Executive Council for his many philanthropic activities. Mr. Harrington is a director of Xerox Corporation (document management, technology and service enterprise). He is also a director of Milliken & Co.

Experience, Qualifications, Attributes and Skills

We believe Mr. Harrington brings to the Board the skills and insights of a seasoned business leader with over 25 years’ experience in the business technology and information solutions area. He has strategic vision and leadership expertise, and led The Thomson Corporation at the time of its acquisition by Reuters Group PLC. Mr. Harrington’s experience in change management and strategic differentiation gives the Board a unique perspective on these important issues. Mr. Harrington, who has worked as a certified public accountant, also chairs the audit committee of Xerox Corporation. These experiences position him well to serve as Chair of our Audit Committee.

Director since 2003	Edward J. Ludwig, age 59, serves as Chairman of the Board and Chief Executive Officer of Becton, Dickinson and Company (“BD”) (global medical technology company). He was elected Chairman of the Board in February 2002, Chief Executive Officer in January 2000 and served as President from May 1999 to December 31, 2008. Mr. Ludwig joined BD as a Senior Financial Analyst in 1979. Prior to joining BD, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers) and as a financial and strategic analyst at Kidde, Inc. He is a member of the Board of Trustees of the College of the Holy Cross and a member and past Chair of the Health Advisory Board for the Johns Hopkins Bloomberg School of Public Health. He also chairs the Advisory Board of the Hackensack (NJ) University Medical Center and is a Board member of Project Hope.

Experience, Qualifications, Attributes and Skills

We believe Mr. Ludwig brings to the Board significant executive-level leadership experience and business expertise. His more than 30 years of experience in the field of medical technology give Mr. Ludwig a unique perspective on the Company’s strategy. As an active CEO, Mr. Ludwig brings a thorough appreciation of the strategic and operational issues facing a large public company in the health care industry. Mr. Ludwig served as chief financial officer of a Fortune 500 company and has worked as a certified public accountant. He offers the Board a deep understanding of financial, accounting and audit-related issues.

Director since 2001	Joseph P. Newhouse, age 69, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is Director of the Division of Health Policy Research and Education, Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse is the Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, and a director of the National Committee for Quality Assurance. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment and Pricing the Priceless: A Health Care Conundrum. He also serves on the Board of Directors of Aetna Foundation, Inc.

Experience, Qualifications, Attributes and Skills

We believe Dr. Newhouse’s experience of over 40 years in the health policy arena significantly enhances the Board’s understanding of health policy issues, which is particularly important in the current public policy environment. He has written extensively on U.S. health policy matters, and he is a highly-regarded expert in economics and business. Dr. Newhouse’s expertise in health policy and health care financing has enhanced the Board’s understanding of these issues.

Other Director Information

As previously disclosed, Ronald A. Williams retired from the Company and the Board on April 8, 2011.

In accordance with Aetna’s Corporate Governance Guidelines regarding retirement age, Earl G. Graves is not standing for re-election at the Annual Meeting. Mr. Graves has been a Director of Aetna or its predecessors since 1994 and will continue as a Director until his term ends immediately prior to the Annual Meeting. Mr. Graves’ vacancy will not be filled at the Annual Meeting, and, as a result, the size of the Board will be reduced from 13 to 12 Directors. Mr. Graves, age 76, is Chairman of Earl G. Graves, Ltd. (a multimedia company with properties in television, radio, events, digital media and the Internet), having served as Chairman since 1972. He also served as Chief Executive Officer from 1972 to 2006. He is the Managing Partner of Graves Ventures, Inc. and also the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves has been a Managing Director of Black Enterprise/Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a trustee of Howard University, a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America and a Fellow of the American Academy of Arts & Sciences. He also serves on the Board of Directors of Aetna Foundation, Inc. and the Black Enterprise B.R.I.D.G.E. Foundation. Mr. Graves served as a director of AMR Corp. and American Airlines from April 1995 to March 2008, Federated Department Stores from May 1994 to July 2005 and Rohm and Haas Company from 1984 to May 2005. Mr. Graves served as a member of the Supervisory Board of DaimlerChrysler AG from 2001 to 2007, having served as a director of its predecessor, Chrysler Corporation, and as Chairman of Pepsi African American Advisory Board from 1999 to 2008. Mr. Graves has brought to the Board a distinguished career in the communications business, highlighted by his entrepreneurial business and professional experiences. We believe that Mr. Graves is an established leader in encouraging business growth, with strong marketing, consumer and brand insights developed over 35 years. Mr. Graves possesses significant public company board experience as demonstrated by his past service on numerous boards, including American Airlines and Chrysler Corporation, among others.

Director Compensation Philosophy and Elements

Each year, the Nominating Committee reviews compensation for nonmanagement Directors and makes recommendations regarding the prospective level and composition of Director compensation to the Board for its approval.

The Nominating Committee’s goal is to develop a compensation program that:

•	Attracts and retains qualified Directors;

•	Recognizes Directors’ critical contributions; and

•	Aligns, through the offering of stock-based compensation, the interests of Aetna’s Directors with the long-term interests of our shareholders.

As part of their review, the Nominating Committee and the Board consider, among other factors, the Director compensation practices at a comparative group of public companies (the “comparative group”), based on market comparison studies prepared by Cook, an outside consultant. Cook also serves as the compensation consultant to the Compensation Committee as described on page 17.

The primary elements of Aetna’s Director compensation program are annual cash retainer fees and annual restricted stock unit (“RSU”) awards. Directors also receive certain benefits. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. In 2010, the Presiding Director received no additional compensation for his service as Presiding Director.

Director Stock Ownership Guidelines

The Board has established Director Stock Ownership Guidelines under which each nonmanagement Director is required to own, within five years of joining the Board, shares of Common Stock or stock units having a dollar value equal to $400,000. As of March 18, 2011, all of Aetna’s nonmanagement Directors are in compliance with these guidelines.

Aetna’s Code of Conduct prohibits Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based on the value of the Common Stock.

2010 Nonmanagement Director Compensation

For 2010, Director compensation for Aetna’s nonmanagement Directors approximated the median level paid to nonmanagement directors in the prior year in the comparative group.

The 2010 comparative group is a blend of:

•	Public health care companies consisting of Assurant, Inc., CIGNA Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., UnitedHealth Group Incorporated and WellPoint, Inc. (the “Public Health Care Company Group”);

•	The companies listed in the 2010 Frederic W. Cook & Co., Inc. Non-Employee Director Compensation Report of the 100 largest New York Stock Exchange companies; and

•	The companies listed in the National Association of Corporate Directors (“NACD”) 2009/2010 Director Compensation Report for companies with revenues greater than $10 billion.

Competitive data indicate that on a per director basis, Aetna’s nonmanagement Director compensation level is between the 25th percentile and the median of the Public Health Care Company Group. According to the NACD data, Aetna’s nonmanagement Director compensation level is between the median and the 75th percentile of general industry peers of similar size in terms of the value of all compensation, including equity compensation.

Details regarding retainer fees for Board and Committee service are set forth in footnote 1 to the 2010 Director Compensation Table beginning below on page 33.

The 2010 Director Compensation Table sets forth for 2010 the total compensation of each of the nonmanagement Directors. Actual compensation for any Director, and amounts shown in the 2010 Director Compensation Table, may vary by Director due to the Committees on which a Director serves and other factors described in footnote 3 to the 2010 Director Compensation Table.

2010 Director Compensation Table

	Fees Earned
	or Paid	Stock	All Other
	in Cash	Awards	Compensation	Total
Name	(1)	(2)	(3)	(4)

Frank M. Clark	$59,000	$160,024	$21,846	$240,870
Betsy Z. Cohen	68,000	160,024	16,146	244,170
Molly J. Coye, M.D.	58,000	160,024	22,548	240,572
Roger N. Farah	59,000	160,024	14,634	233,658
Barbara Hackman Franklin	67,750	160,024	17,868	245,642
Jeffrey E. Garten	59,000	160,024	20,048	239,072
Earl G. Graves	66,500	160,024	17,568	244,092
Gerald Greenwald	67,000	160,024	25,068	252,092
Ellen M. Hancock	64,167	160,024	36,146	260,337
Richard J. Harrington	65,250	160,024	7,190	232,464
Edward J. Ludwig	70,875	160,024	14,634	245,533
Joseph P. Newhouse	69,500	160,024	16,521	246,045

(1)	The amounts shown in this column may include cash compensation that was deferred by Directors during 2010 under the Aetna Inc. Non-Employee Director Compensation Plan. See “Additional

Director Compensation Information” beginning on page 35 for a discussion of Director compensation deferrals. Amounts in this column consist of one or more of the following:

Fees Earned
or Paid
Activity	in Cash

Annual Retainer Fee	$50,000
Chairman of the Audit Committee	15,000
Membership on the Audit Committee	7,500
Chairman of the Compensation Committee	10,000
Membership on the Compensation Committee	5,000
Chairman of the Nominating Committee	10,000
Membership on the Nominating Committee	5,000
Chairman of the Investment and Finance Committee	8,000
Chairman of the Medical Affairs Committee	8,000
Committee Membership (except as set forth above) (other than the Chairs)	4,000

(2)	Amounts shown in this column represent the full grant date fair value for RSUs granted in 2010. On May 21, 2010, Aetna granted each nonmanagement Director then in office 5,568 RSUs. The full grant date fair value is calculated by multiplying the number of units granted times the closing price of Aetna’s Common Stock on the date of grant. See “Additional Director Compensation Information” beginning on page 35 for a discussion of various stock unit awards and their respective deferrals.

As of December 31, 2010, each Director held 2,784 unvested stock awards, consisting solely of RSUs. Refer to the Beneficial Ownership Table on page 38 for more information on Director holdings of Aetna’s Common Stock.

(3)	All Other Compensation consists of the items in the following table. See “Additional Director Compensation Information” beginning on page 35 for a discussion of certain components of All Other Compensation.

	Group Life
	Insurance and Business		Matching
	Travel Accident Insurance	Charitable Award	Charitable
	Premiums	Program(a)	Contributions(b)	Total

Frank M. Clark	$2,288	$13,858	$5,700	$21,846
Betsy Z. Cohen	2,288	13,858	0	16,146
Molly J. Coye, M.D.	1,190	13,858	7,500	22,548
Roger N. Farah	776	13,858	0	14,634
Barbara Hackman Franklin	3,710	13,858	300	17,868
Jeffrey E. Garten	1,190	13,858	5,000	20,048
Earl G. Graves	3,710	13,858	0	17,568
Gerald Greenwald	3,710	13,858	7,500	25,068
Ellen M. Hancock	2,288	13,858	20,000	36,146
Richard J. Harrington	1,190	0	6,000	7,190
Edward J. Ludwig	776	13,858	0	14,634
Joseph P. Newhouse	2,288	13,858	375	16,521

(a)	Refer to “Director Charitable Award Program” on page 36 for information about the Charitable Award Program, which was discontinued for any new Director joining the Board after January 25, 2008. Amounts shown are pre-tax, and do not reflect the anticipated tax benefit to the Company from the charitable contributions under the Charitable Award Program. Directors derive no personal financial or tax benefit from the program.

(b)	These amounts represent matching contributions made by Aetna Foundation, Inc. pursuant to Aetna’s charitable giving programs, which encourage contributions by eligible persons toward charitable organizations. Under these programs, Aetna Foundation, Inc. provides a match (60% in

2010) of contributions up to $10,000 per person per program year during the Company’s annual Giving Campaign, and provides a prorated match (30% in 2010) of contributions up to $5,000 per person per program year at any other time during the calendar year. Amounts shown are pre-tax. These programs are available on the same basis to all Directors and full-time and part-time employees. Directors derive no personal financial or tax benefit from these programs. Mrs. Hancock’s 2010 matching charitable contribution is attributable to the donations she made in 2009 and 2010.

(4)	The Company has not granted stock appreciation rights (“SARs”) to nonmanagement Directors and has not granted stock options to nonmanagement Directors since 2004. Therefore, no amount associated with SARs or stock options is included in this column. As of December 31, 2010, the only outstanding stock options held by Directors were as follows: Betsy Z. Cohen, 55,200; Earl G. Graves, 55,200; Ellen M. Hancock, 26,735; Edward J. Ludwig, 14,000; and Joseph P. Newhouse, 35,068.

Additional Director Compensation Information

Director Deferrals

The amounts shown in the “Fees Earned or Paid in Cash” and “Stock Awards” columns of the 2010 Director Compensation Table include amounts that were deferred by Directors during 2010 under the Aetna Inc. Non-Employee Director Compensation Plan (the “Director Plan”). Under the Director Plan, nonmanagement Directors may defer payment of some or all of their annual retainer fees, vested RSUs and dividend equivalents paid on stock units to an unfunded stock unit account or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board or elect to diversify their stock unit holdings as described below.

During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. During the period of deferral, amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (3.9% per year for the period January to June 2011).

Under the Director Plan, beginning at age 68, Directors are allowed to make an annual election to diversify up to 100% of their voluntary deferrals into the stock unit account out of stock units and into an interest account. During 2010, no Directors made such a diversification election. Directors who make a diversification election remain subject to the Board’s Director Stock Ownership Guidelines.

Stock Unit and Restricted Stock Unit Awards

Pursuant to the Director Plan, nonmanagement Directors, upon their initial election to the Board, receive a one-time grant of deferred stock units (“Initial Units”) convertible upon retirement from Board service into 6,000 shares of the Common Stock. Generally, to become fully vested in the Initial Units, a Director must complete three years of service following the grant. If service is terminated sooner by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director from the date of grant.

A Director’s right with respect to unvested units also will vest upon a change in control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of one year of service from the grant date of any Initial Units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents on the deferred stock units, they have no voting rights with respect to the units granted. The deferred stock units granted are not transferable.

On May 21, 2010, Aetna granted each nonmanagement Director then in office 5,568 RSUs under the Director Plan. The full grant date fair value of the RSUs granted to each nonmanagement Director was $160,024. The RSUs vest in quarterly increments over a one-year period beginning May 21, 2010, and are payable at the end of the one-year period in shares of the Common Stock or can be deferred under the

Director Plan to a stock unit account or an interest account as described above. The RSUs granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or acceptance of a position in government service. All RSUs granted to nonmanagement Directors also will vest upon a change in control of Aetna (as defined in the Director Plan).

Director Charitable Award Program

Prior to January 26, 2008, Aetna maintained a Director Charitable Award Program (the “Program”) for nonmanagement Directors serving on the Board. After a review of the Program and competitive practices, the Board decided to close the Program, and any Director who first joins the Board after January 25, 2008 will not be eligible to participate. However, to recognize pre-existing commitments, the Program remains in place for Directors serving prior to that date. Under the Program, Aetna will make a charitable contribution of $1 million in ten equal annual installments allocated among up to five charitable organizations recommended by a participating Director once he or she reaches age 72. For Mr. Farah, who joined the Board in 2007, contributions would occur once he reaches age 75. The Program may be funded indirectly by life insurance on the lives of the participating Directors. Mr. Harrington is not eligible to participate in the Program because he joined the Board after the Program closed to new Directors.

Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately makes are expected to be deductible from Aetna’s taxable income for purposes of U.S. federal and other income taxes. Directors derive no personal financial or tax benefit from the Program, since all insurance proceeds and charitable deductions accrue solely to Aetna.

The Program values included in footnote 3 to the 2010 Director Compensation Table on page 34 represent an estimate of the present value of the total annual economic net cost of the Program, pre-tax, for current and former Directors, allocated equally among the Directors still participating in the Program. The present value calculation considers estimates of (a) premiums paid on whole life insurance policies purchased with respect to certain of the Directors to fund part of the Program; (b) the expected future charitable contributions to be paid by Aetna on behalf of current and former Directors; (c) expenses associated with administering the Program; and (d) the expected future proceeds from such whole life insurance policies which are, in turn, based on expected mortality, as well as assumptions related to future investment returns of the policies. The discount rate applied in such present value calculation is 3.5%. The Program value increased from the 2009 value primarily due to higher premium payments on the underlying insurance policies.

Other Benefits

Aetna provides $150,000 of group life insurance and $100,000 of business travel accident insurance (which includes accidental death and dismemberment coverage) for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents also is available to Directors at a cost similar to that charged to Aetna employees and may be continued into retirement by eligible Directors.

Aetna also reimburses nonmanagement Directors for the out-of-pocket expenses they incur that pertain to Board membership, including travel expenses incurred in connection with attending Board, Committee and shareholder meetings, and for other Aetna business-related expenses (including the business-related travel expenses of spouses if they are specifically invited to attend an event).

From time to time, Aetna also may transport Directors to and from Board meetings or Directors and their guests to and from other Aetna business functions on Company aircraft.

2011 Nonmanagement Director Compensation

Following a review with Cook, the Board set the value of cash and equity compensation for nonmanagement Directors for 2011 to be the same as their 2010 cash and equity compensation.

Certain Transactions and Relationships

Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that during our fiscal year ended December 31, 2010, our Directors and executive officers timely met all applicable SEC filing requirements, except that the initial Form 3 filed on behalf of Ms. McCarthy was amended after the filing date to correct the number of securities beneficially owned and one late Form 4 was filed on behalf of Ms. McCarthy with respect to a single sale of 200 shares of Common Stock. This transaction was entered into on Ms. McCarthy’s behalf by her broker and was reported by Ms. McCarthy as soon as it was brought to her attention.

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers

The following table presents, as of December 31, 2010, the names of the only persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent

BlackRock, Inc.	32,890,442(1)	8.56%
40 East 52nd Street
New York, NY 10022

Capital World Investors	29,736.600(2)	7.74%
333 South Hope Street
Los Angeles, CA 90071

State Street Corporation	24,542,539(3)	6.39%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

(1)	Of the reported shares of Common Stock, BlackRock, Inc. reports that it has sole voting and sole dispositive power with respect to 32,890,442 shares.

(2)	Of the reported shares of Common Stock, Capital World Investors reports that it has sole voting power with respect to 22,336,600 shares and sole dispositive power with respect to 29,736,600 shares.

(3)	Of the reported shares of Common Stock, State Street Corporation reports that it has shared voting and shared dispositive power with respect to 24,542,539 shares. Of the reported shares of Common Stock, 9,439,701 shares are held by State Street Corporation in its capacity as the trustee of the 401(k) Plan.

Beneficial Ownership Table

The following table presents, as of March 18, 2011, the beneficial ownership of, and other interests in, shares of our Common Stock of each current Director, each Nominee, each executive officer named in the 2010 Summary Compensation Table on page 56, and Aetna’s Directors and executive officers as a group. The information set forth in the table below and in the related footnotes has been furnished by the respective persons.

	Amount and Nature of Beneficial Ownership

			Percent of	Common
Name of Beneficial	Common		Common	Stock
Owner and Position	Stock		Stock	Equivalents(15)		Total

Frank M. Clark	1,000	(1)	*	23,419	(16)	24,419
(current Director and Nominee)
Betsy Z. Cohen	71,484	(2)	*	76,105	(16)	147,589
(current Director and Nominee)
Molly J. Coye, M.D.	9,617		*	19,184	(16)	28,801
(current Director and Nominee)
Roger N. Farah	3,000		*	27,381	(16)	30,381
(current Director and Nominee)
Barbara Hackman Franklin	21,652		*	45,284	(16)	66,936
(current Director and Nominee)
Jeffrey E. Garten	14,123	(1)	*	30,324	(16)	44,447
(current Director and Nominee)
Earl G. Graves	57,200	(3)	*	74,798	(16)	131,998
(current Director)
Gerald Greenwald	14,823	(4)	*	62,211	(16)	77,034
(current Director and Nominee)
Ellen M. Hancock	41,145	(5)	*	108,771	(16)	149,916
(current Director and Nominee)
Richard J. Harrington	414		*	22,684	(16)	23,098
(current Director and Nominee)
Edward J. Ludwig	23,391	(6)	*	36,598	(16)	59,989
(current Director and Nominee)
Joseph P. Newhouse	37,068	(7)	*	54,178	(16)	91,246
(current Director and Nominee)
Mark T. Bertolini	1,626,312	(8)	*	553,751	(17)	2,180,063
(Chairman, Chief Executive Officer and President, current Director and Nominee)
William J. Casazza	462,081	(9)	*	155,175	(18)	617,256
(named executive)
Margaret M. McCarthy	181,293	(10)	*	248,213	(19)	429,506
(named executive)
Lonny Reisman, M.D.	191,993	(11)	*	108,167	(20)	300,160
(named executive)
Joseph M. Zubretsky	662,133	(12)	*	414,551	(21)	1,076,684
(named executive)
Ronald A. Williams	5,553,317	(13)	1.44%	1,196,460	(22)	6,749,777
(Retired Chairman, former Chief Executive Officer and
former Director) Directors and executive	8,972,046	(14)	2.31%	3,257,254	(23)	12,229,300
Officers as a group (18 persons)

*  Less than 1%

Unless noted in the footnotes beginning on page 39, each person currently has sole voting and investment powers over the shares set forth in the Beneficial Ownership Table. None of the shares reported are pledged as security.

Notes to Beneficial Ownership Table

(1)	Amount shown represents shares held jointly with the Director’s spouse, as to which the Director shares voting and investment powers.

(2)	Includes 14,000 shares that Mrs. Cohen has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options.

(3)	Includes 55,200 shares that Mr. Graves has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options.

(4)	Amount shown represents 14,823 shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.

(5)	Includes 26,735 shares that Mrs. Hancock has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options. Also includes 14,010 shares held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers, and 400 shares held jointly by Mrs. Hancock’s spouse and step-daughter as to which Mrs. Hancock has no voting or investment power.

(6)	Includes 14,000 shares that Mr. Ludwig has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and 9,391 shares held jointly with his spouse, as to which Mr. Ludwig shares voting and investment powers.

(7)	Includes 35,068 shares that Dr. Newhouse has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and 2,000 shares held jointly with his spouse, as to which Dr. Newhouse shares voting and investment powers.

(8)	Includes 1,500,827 shares that Mr. Bertolini has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and SARs; and 125,485 shares held by Mr. Bertolini.

(9)	Includes 400,534 shares that Mr. Casazza has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and SARs; 56,961 shares held by Mr. Casazza; 836 shares held in a custodial account for his children for which Mr. Casazza is the custodian and has sole voting and investment power; and 3,750 shares held under the 401(k) Plan by Mr. Casazza.

(10)	Includes 170,473 shares that Ms. McCarthy has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and SARs; 9,665 shares held by Ms. McCarthy; and 1,155 shares held under the 401(k) Plan by Ms. McCarthy.

(11)	Includes 142,408 shares that Dr. Reisman has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and SARs; and 49,585 shares held in a 2009 Grantor Retained Annuity Trust of which Dr. Reisman is the sole trustee.

(12)	Includes 571,682 shares that Mr. Zubretsky has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of SARs; and 90,451 shares held by Mr. Zubretsky.

(13)	Includes 5,212,470 shares that Mr. Williams has the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and SARs. Also includes 184,847 shares held by Mr. Williams; 114,466 shares held in a family trust of which Mr. Williams and his spouse are the sole trustees and beneficiaries; 3,948 shares held in a 2002 Grantor Retained Annuity Trust of which Mr. Williams is the sole trustee; and 37,586 shares held in a 2008 Grantor Retained Annuity Trust of which Mr. Williams is the sole trustee.

(14)	Directors and executive officers as a group have sole voting and investment power over 653,531 shares, share voting and investment power with respect to 154,990 shares (including 4,905 shares held under the 401(k) Plan) and have no voting or investment power over 15,223 shares. Also includes 8,143,397 shares that Directors and executive officers have the right to acquire currently or within 60 days of March 18, 2011, upon the exercise of stock options and SARs.

(15)	Common stock equivalents include unvested stock units, RSUs, Performance Stock Units (“PSUs”) and Market Stock Units (“MSUs”) that do not earn dividend equivalents and have no voting rights.

Common stock equivalents also include vested stock units that earn dividend equivalents but do not have voting rights.

(16)	Includes stock units issued under the Director Plan and plans of Aetna’s predecessors, as applicable. Certain of the stock units are not vested — see “Stock Unit and Restricted Stock Unit Awards” beginning on page 35. Stock units track the value of the Common Stock and vested stock units earn dividend equivalents that may be reinvested, but do not have voting rights. Also includes RSUs granted to each nonmanagement Director under the Director Plan which are unvested, or vested but not yet payable, and are payable in shares of the Common Stock.

(17)	Includes 114,191 RSUs that vest on February 13, 2012. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 113,014 PSUs and 21,704 PSUs that will vest on February 8, 2012 and November 29, 2012, respectively. Also includes 58,955 PSUs and 132,149 MSUs that may vest on December 7, 2012, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. Also includes 113,738 MSUs that will vest on February 8, 2012 based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(18)	Includes 13,206 RSUs that vest on March 10, 2012. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 43,152 PSUs that vest on February 8, 2012. Also includes 17,088 PSUs and 38,302 MSUs that may vest on December 7, 2012, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. Also includes 43,427 MSUs that will vest on February 8, 2012 based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(19)	Includes 28,594 vested deferred stock units that earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights. Also includes 7,106 RSUs and 32,787 RSUs that vest on April 25, 2011 and December 2, 2013, respectively. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 53,426 PSUs that vest on February 8, 2012. Also includes 22,376 PSUs and 50,157 MSUs that may vest on December 7, 2012, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of the grant. Also includes 53,767 MSUs that will vest on February 8, 2012 based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(20)	Includes 32,878 PSUs that vest on February 8, 2012. Also includes 13,019 PSUs and 29,182 MSUs that may vest on December 7, 2012, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. Also includes 33,088 MSUs that will vest on February 8, 2012 based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(21)	Includes 78,896 RSUs and 65,574 RSUs that vest on February 13, 2012 and December 2, 2013, respectively. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 78,084 PSUs that vest on February 8, 2012. Also includes 34,988 PSUs and 78,427 MSUs that may vest on December 7, 2012, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. Also includes 78,582 MSUs that will vest on February 8, 2012 based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(22)	Includes 606,517 vested deferred stock units that earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights. Also includes 294,522 PSUs that vest on February 8, 2012. Also includes 295,421 MSUs that will vest on February 8, 2012, based on the average closing price of the Common Stock for the final 30 trading days of the vesting period.

(23)	Includes 514,121 stock units issued to Directors; 66,816 unvested RSUs, or vested RSUs that are not yet payable, issued to Directors; 635,111 vested deferred stock units issued to Mr. Williams and Ms. McCarthy; and 2,041,206 unvested RSUs, MSUs and PSUs issued to executive officers as a group.

Compensation Discussion and Analysis

I.	2010 — A Year of Leadership Transition and Strong Operating Performance

A.	Leadership Transition

After more than 10 years of service with the Company, Ronald A. Williams announced his decision to retire effective April, 2011. In November 2010, the Board of Directors appointed Mark T. Bertolini the Company’s CEO and President, and on April 8, 2011, Mr. Bertolini succeeded Mr. Williams as Chairman. This leadership change was the result of a disciplined and comprehensive succession process led by the Board of Directors and the Compensation Committee. This process allowed for the appointment of an internal successor, facilitating a smooth transition of this key leadership role.

B.	Company 2010 Performance and Related Impact on Compensation Decisions

The Company reported strong financial results for 2010, exceeding the financial targets it established at the start of the year. On February 4, 2011, the Company reported:

•	Strong Operating Earnings per Share. Aetna reported 2010 operating earnings per share of $3.68 (34% increase over 2009), reflecting strong operating fundamentals across all aspects of our business.

•	Improved Pre-Tax Operating Margin. Aetna reported a 2010 pre-tax operating margin of 8% (160 basis point improvement over 2009), achieving its short term 2010 goal of attaining a high single digit pre-tax operating margin.

•	Increase to Dividend. Aetna announced a transition to a quarterly dividend payment cycle and declared the first quarterly dividend of $.15 per share, reflecting our confidence in our strategy and a continued commitment to enhancing total return for our shareholders. Previously, the Company paid a $.04 per share annual dividend.

Operating Earnings Per Share	Pre-Tax Operating Margin

The Company also reported several strategic accomplishments, including: entry into a long-term pharmacy benefit management agreement with CVS/Caremark Corporation; the announcement of the acquisition of Medicity Inc., a leading provider of health information exchange software and services; and the expansion of our Medicaid business.

The Company’s operating results were reflected in the executive pay decisions as follows:

•	Annual Bonus Payments Above Target. Our annual bonus plan (the “ABP”), which is weighted 80% on annual financial metrics, was funded at 166.8% of target.

•	2010-2011 Equity Incentive Program/Performance Goals Achieved. The one-year performance goals for the 2010-2011 Performance Stock Unit (“PSU”) and Market Stock Unit (“MSU”) programs were achieved as more fully described beginning on page 50. These awards are not payable to executives until February 2012.

In light of longer-term operating results over the 2009-2010 period, the following additional pay decisions were made:

•	No Payout Under 2009-2010 PSU Program. The PSUs granted for the 2009-2010 performance period were cancelled without payment because the Compensation Committee determined that the two-year operating earnings per share performance goal for that award was not met.

•	No Base Salary Increase. Other than promotional increases in connection with job changes, our Named Executive Officers did not receive base salary increases for 2010.

Despite the Company’s strong operating results during 2010, our stock performance has continued to be negatively impacted by the uncertainties of health care reform. As a result, almost all stock options and SARs awarded from 2005 through 2010 had no intrinsic value on December 31, 2010, because the grant prices exceeded Aetna’s stock price on that date. Through March 18, 2011, our stock price has increased 15% since the start of the year, however, 55% of stock options and SARs awarded from 2005 through 2010 continue to have no intrinsic value as of that date.

2010 was a year that brought historic change to the health care industry. Aetna has been a leader throughout the health care reform process, and we continue to work closely with the industry and with federal and state governments toward thoughtful health policy change to address affordability and improve access to quality health care. Solid financial results are not only important to our shareholders, they enable us to continue to reinvest in the health care system, furthering our goal of empowering people to live healthier lives.

C.	2010 and 2011 Compensation Plan Design Changes

In connection with the leadership change, the Compensation Committee, with the assistance of Cook, its independent compensation consultant, reviewed the Company’s executive compensation programs during 2010. As a result of this review, the Compensation Committee approved the following program changes:

•	A new compensation peer group. Following Aetna’s Annual Meeting of Shareholders in 2010, the Compensation Committee modified the select cross-industry peer group used for compensation comparisons (the “Cross-Industry Comparison Group”) to include only companies that have revenues between .5 and 2 times Aetna’s revenue. This change is intended to better align compensation decisions with the compensation of similarly sized companies with whom we compete for talent.

•	Substantial revision to CEO target compensation level and pay mix. In setting the 2011 target compensation for Mr. Bertolini, the Compensation Committee reduced the total target compensation opportunity for the CEO position to approximately the 50th percentile of the revised compensation peer groups. This compares to the targeting of pay at approximately the 75th percentile for the preceding CEO. The Compensation Committee also adjusted the mix of pay for Mr. Bertolini so that a greater percentage of Mr. Bertolini’s compensation is tied to attaining annual financial goals, as more fully described beginning on page 44.

•	Elimination of SARs. The Compensation Committee decided to replace SARs with MSUs as part of our long-term incentive program for executives, including the Named Executive Officers, beginning in 2010. The MSUs, which are more fully described beginning on page 50, have a two-year vesting period, and the number of MSUs that vest is determined based on stock price performance over that time frame. MSUs granted to Named Executive Officers also require the Company to achieve a one-year operating earnings per share and/or revenue goal. This change is designed to increase the linkage between executive pay and Company financial and stock price performance.

•	Elimination of change-in-control tax gross-up. In connection with the revisions to Mr. Bertolini’s and Mr. Williams’ employment agreements during 2010, the Company eliminated the excise tax gross-up for severance payments received from the Company in connection with a change in control. The Company does not expect to enter into any new arrangements that include excise tax gross up payments in the future.

In addition, the following other program changes were made to Company benefit programs to align these programs more closely with our health care industry competitors:

•	Pension plan freeze. Effective January 1, 2011, the Company froze future accruals under the Company’s noncontributory, defined benefit pension plan (the “Pension Plan”). The freeze means that Company employees, including the Named Executive Officers, will not earn any new pension credits after January 1, 2011. Benefits employees earned before the freeze will be paid to employees under the terms of the Pension Plan when employees terminate employment. The Company had previously frozen accruals under the Company’s supplemental defined benefit pension plan (the “Supplemental Pension Plan”) in 2007.

•	401(k) plan improvements. As a result of the Pension Plan freeze, the 401(k) Plan is now the primary retirement program for employees. Effective October 4, 2010, Aetna enhanced the 401(k) Plan by: (a) increasing the company match to 100% on the first 6% of eligible contributions; (b) making participating employees eligible for the matching contribution immediately upon joining the 401(k) Plan; and (c) automatically enrolling newly hired employees into the 401(k) Plan immediately following their date of hire. The Company has a non-tax qualified supplemental 401(k) plan (the “Supplemental 401(k) Plan”) for highly compensated employees that permits employee contributions above Code limits applicable to the 401(k) Plan. Aetna does not match employee contributions under the Supplemental 401(k) Plan.

II.	Objectives of Our Executive Compensation Program

An understanding of our executive compensation program begins with the program objectives. Although we made changes to our program for 2010, our objectives remain the same. These include:

•	Aligning the interests of our executives and shareholders. We seek to align the interests of our executives with those of our shareholders through equity-based compensation and share ownership guidelines.

•	Linking rewards to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of our executives’ compensation to their achievement of financial and other goals that are linked to the Company’s business strategy and each executive’s contributions towards the achievement of those goals.

•	Offering competitive compensation. We seek to offer an executive compensation program that is competitive and that helps us attract, motivate and retain top performing executives in the highly competitive global market for health care talent.

We continue to believe that a significant portion of executive compensation should be variable and based on defined performance goals and/or stock price change (i.e., “at risk”), which our program delivers in the form of equity and other performance-based awards.

The chart below shows the 2010 mix of target compensation opportunity for Mr. Williams and for the other Named Executive Officers (including Mr. Bertolini) as a group. In addition, Mr. Bertolini’s 2011 target compensation mix is also shown.

COMPENSATION MIX AT TARGET

We believe our emphasis on equity-based compensation aligns the interests of our executives with those of our shareholders.

III.	Summary of Chief Executive Officer Compensation Decisions

Mr. Bertolini’s Compensation

			2010		2011 TARGET
	2010		(ROLE AS CEO AND		(ROLE AS CHAIRMAN,
	(ROLE AS PRESIDENT)		PRESIDENT)		CEO AND PRESIDENT)

Salary	$936,000	(1)	$1,000,000	(2)	No change
Target Bonus	120% of base salary		No change		300% of base salary
Actual Bonus	$1,894,846 166.8% of target		No change		TBD
Long-term Incentive Opportunity	$5,500,035	(3)	$327,296	(4)	$7,245,500	(5)
2009-2010 PSU Payout(6)	$0		$0		NA

(1)	Annual salary rate in effect on 1/1/2010.

(2)	Annual salary rate effective on November 29, 2010, the date of Mr. Bertolini’s promotion to CEO.

(3)	Reflects the grant date fair value of PSUs ($1,650,004) and MSUs ($3,850,031).

(4)	Reflects the grant date fair value of additional PSUs granted effective November 29, 2010, in connection with Mr. Bertolini’s promotion to CEO.

(5)	Reflects the estimated grant date fair value of PSUs ($2,173,650) and MSUs ($5,071,850) on the date the awards were approved by the Compensation Committee.

(6)	The previously reported grant date fair value for Mr. Bertolini’s 2009-2010 PSU grant was $1,650,004.

Below is a summary of the Compensation Committee’s compensation decisions for Mr. Bertolini:

•	2010 Base Salary. Concurrent with his appointment as CEO, Mr. Bertolini’s salary was set at $1,000,000 to more closely align Mr. Bertolini’s salary with the CEOs of the comparison groups of companies used to review Mr. Bertolini’s compensation. This annual base salary is slightly below the median base salary of the CEOs of the five health care companies that we consider our closest competitors (the “Health Care Comparison Group” and together with the Cross-Industry Comparison Group, the “Comparison Groups”).

•	2010 Annual Bonus. Mr. Bertolini’s annual bonus for 2010 was determined primarily based on Company performance against the ABP goals described in detail beginning on page 47. The Compensation Committee also conducted a subjective review of Mr. Bertolini’s individual performance. The individual performance factors considered by the Compensation Committee and the Board consisted of strategic accomplishments (including new businesses and products) and business operations accomplishments (including the successful implementation of a new operating model; international expansion; and entry into a long-term pharmacy benefit management agreement with CVS/Caremark Corporation). The Compensation Committee also considered that Mr. Bertolini has continued to serve as a positive and constructive voice in the national dialogue on health care reform and has continued to build effective relations with coalitions, associations and other stakeholders. The Compensation Committee further considered that Mr. Bertolini continued to steward The Aetna Way, our core values and business ethics program, and continued to evolve the Company’s talent management and succession processes.

•	2010-2011 Long-Term Incentive Opportunity. The Compensation Committee set Mr. Bertolini’s 2010-2011 long-term opportunity at $5,827,331. This amount includes a grant made at the start of the year and an additional grant made in connection with Mr. Bertolini’s promotion to CEO in November 2010.

•	No 2009-2010 PSU Payout. The Compensation Committee determined that the two-year performance goal for the 2009-2010 PSU program was not met. As a result, the 2009-2010 PSU award was cancelled without payment. The previously reported grant date fair value of this award was $1,650,004.

•	2011 Compensation Opportunity. In connection with Mr. Bertolini’s appointment as CEO, the Compensation Committee restructured Mr. Bertolini’s 2011 compensation opportunity as follows:

•	Mr. Bertolini’s 2011 total direct compensation opportunity ($11,245,500) was established at approximately the 50th percentile of the Comparison Groups (just below the 50th percentile of the Cross-Industry Comparison Group and just above 50th percentile of the Health Care Comparison Group). This pay target was a substantial reduction from the pay target of Mr. Williams (75th percentile/$17,050,000).

•	Mr. Bertolini’s 2011 annual bonus opportunity was set at 300% of his base salary. Of this amount, 60% is expected to be paid in an equity-based vehicle which is expected to vest over three years following a review of the Company’s 2011 performance. The increase to Mr. Bertolini’s annual bonus opportunity and accompanying reduction in long-term grant value (as compared with the preceding CEO) were made to more directly align Mr. Bertolini’s total direct pay opportunity with the Company’s annual performance while continuing the focus on creation of long-term shareholder value.

•	To offset the increase in annual bonus opportunity, Mr. Bertolini’s 2011-2012 long-term equity incentive opportunity was reduced to 64% of his total direct compensation opportunity. The 2011-2012 long-term equity incentive awards will pay at target levels only if the established performance goals are met.

IV.	2010 Compensation Policies

What are the elements of the Company’s executive compensation program?

The 2010 compensation program for Named Executive Officers consisted of the following components:

Component	Description	Purpose

Base Salary	Fixed cash compensation based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market pay practices.	Provide a fixed, baseline level of compensation that is not contingent upon Company performance.

Performance-Based Annual Bonus	Cash payment tied to meeting annual performance goals set for the fiscal year that are tied to the Company’s annual business plan and individual performance.	Motivate executives to achieve superior annual financial and operational performance.
Long-Term Equity Incentives:
• MSUs	Performance-based stock units earned based on the achievement of a one-year performance threshold and which pay out based on stock price change over a two-year period. MSUs will vest in a single installment at the end of a two-year vesting period.	Align compensation to increases in Aetna’s stock price and the creation of shareholder value.

• PSUs	Performance-based stock units which pay out, if at all, based on the Company’s performance against a one-year financial goal. PSUs will vest, if at all, in a single installment at the end of a two-year vesting period.	Align achievement of specific internal financial performance objectives with the creation of shareholder value, increase executive stock ownership and provide retention incentives.

• RSUs	Time-vested stock units.	Align compensation with changes in Aetna’s stock price and the creation of shareholder value, and strengthen retention, including during leadership transitions.

The Company also provides health, welfare and retirement benefits to its executives and other employees generally.

How are the total cash and equity compensation amounts determined?

Our compensation program, in general, is designed to set total cash and equity compensation opportunity (considered as base salary, performance-based annual bonus and long-term incentive equity awards) for senior executives at an amount that is competitively reasonable and appropriate for our business needs and circumstances. In making compensation decisions, the Compensation Committee reviews the cash and equity compensation opportunities available to similarly positioned executives at companies in a comparison group or groups selected for each position. The Compensation Committee also considers the mix of compensation and structures target compensation opportunities to reflect the percent of pay “at risk” in the form of equity or other performance-based awards.

The program is designed, in general, to deliver above median total compensation for above median performance and below median total compensation for below median performance. For executives with compensation opportunities that are more highly variable or focused on longer-term incentives, including the Named Executive Officers, total cash and equity compensation opportunity may be above the median, but “at risk” amounts are paid only if performance goals are achieved or exceeded. In setting total compensation opportunity, the Compensation Committee does not, on a formulaic basis, set target compensation opportunity at the precise median of the Comparison Groups. Instead, the Compensation Committee uses the Comparison Group information as a reference point and uses the data as a guide to make what is ultimately a subjective decision that balances (i) a competitive level of compensation for a position; (ii) executive experience and scope of responsibility; (iii) individual performance; (iv) percent of pay “at risk”; and (v) retention. There is not a pre-defined formula that determines which of these factors is more or less important, and the emphasis placed on a specific factor may vary among executive officers and will reflect market conditions and business needs at the time the pay decision is made. For 2010, the Named Executive Officers’ total compensation opportunity ranged from the median to above the 75th percentile because these officers tend to have more of their pay opportunity “at risk” based on Company performance.

For the Named Executive Officers, the Compensation Committee reviews the compensation of the officers of both Comparison Groups. The Compensation Committee also reviews third-party compensation surveys. The companies that make up each Comparison Group and the reasons they were selected are listed beginning on page 54. The third party compensation surveys are purchased from outside compensation vendors selected by our human resources department, and the data provided by the vendors is reviewed by Cook. The data presented to the Compensation Committee includes a regression analysis (market compensation data adjusted to account for company size based on revenue) where available. The compensation of Named Executive Officers is compared across the Named Executive Officer group and with the compensation of other senior executives of the Company for internal pay relativity purposes. The Compensation Committee, however, has not established a specific pay relativity percentage.

How are base salaries for executive officers determined?

In making annual base salary determinations, the Compensation Committee considers the terms of any employment agreement with the executive, the recommendations of the CEO (as to other executives), salary paid to persons in comparable positions in the executive’s Comparison Groups, the executive’s experience and scope of responsibility, and a subjective assessment of the executive’s individual past and potential future contribution to Company results. Base salary, as a percent of total compensation, also differs based on the executive’s position and function. Although the Compensation Committee has not established a specific ratio of base salary to total compensation, in general, executives with the highest level and broadest scope of responsibility have the lowest percentage of their compensation fixed as salary and have the highest percentage of their compensation subject to performance-based standards (performance-based annual bonus and long-term incentives).

As described beginning on page 44, concurrent with his appointment as CEO and President, Mr. Bertolini’s salary was increased from $936,000 to $1,000,000 to more closely align his base salary to the CEOs of the Health Care Comparison Group and to Mr. Williams. In connection with his promotion to Senior Executive Vice President and Chief Financial Officer, the Compensation Committee increased Joseph M. Zubretsky’s base salary from $728,000 to $800,000. In addition, in connection with certain responsibility changes for Margaret M. McCarthy, her base salary was increased from $520,000 to $600,000. These increases in base salary were made to reflect the increased responsibilities undertaken by the Named Executive Officer and to align their compensation with the Comparison Groups. The Compensation Committee did not increase the base salary of any other Named Executive Officer in 2010.

How are annual performance-based bonuses determined?

In 2010, annual bonuses were paid in cash. All executive officers and managers are eligible to participate in the ABP. The Compensation Committee, after consulting with the Board, establishes specific financial and operational goals at the beginning of each performance year, and annual bonus funding is linked directly to the achievement of these annual goals. Following the completion of the performance year, the Compensation Committee assesses performance against the pre-established performance goals to determine bonus funding for the year. The ABP goals, described in more detail below, are directly derived from our strategic and business operating plan approved by the Board. These goals, which measure annual results, require performance to be balanced between delivering financial results and achieving internal and external constituent goals. The Company believes it is important to consider these non-financial constituent goals, which have a 20% ABP weighting, because they help keep a focus on our longer-term success and the quality of our brand and reputation, rather than strict annual financial results.

Under the ABP, if all of the goals are met at the target level in the aggregate, then up to 100% of the target bonus pool is funded. If the goals are exceeded in the aggregate, by a sufficient margin, then up to a maximum of 200% of the target bonus pool is funded. At the threshold performance level, 25% of the target bonus pool is funded. For executive officers subject to Section 162(m) of the Code, their annual bonus cannot exceed $3 million.

For 2010, bonus pool funding under the ABP was determined as set forth below:

		Goal/Target	Actual	Performance	Weighted
Weight	Measure	Performance	Performance	Level	Points
80%	Financial Performance

45%	Adjusted Operating Earnings Per Share(1)	$3.00	Above Maximum	Maximum	90

25%	Underwriting Margin(2)	$7,575 million	Above Maximum	Maximum	50

10%	G&A–% of Revenue(3)	14.75%	14.84%	Below Target	9.2

20%	Constituent Index Performance

8%	Member(4)	100%	112.5%	Above Target	8.6

4%	External(5)	100%	96%	Below Target	3.5

8%	Internal(6)	100%	95.5%	Below Target	5.5

Total					166.8

(1)	Adjusted Operating Earnings Per Share (“EPS”) is a non-GAAP measure. For purposes of the ABP, the EPS calculation is adjusted to exclude the impact of pension expense/income. EPS also excludes net realized capital gains and losses and other items, if any, from net income.

(2)	Underwriting margin is a non-GAAP measure. Underwriting margin is calculated by subtracting health care costs and current and future benefits from total premiums and fees and other revenue, excluding other items, if any.

(3)	This goal measures general and administrative expenses (“G&A”) as a percentage of revenue. G&A as a percentage of revenue is a non-GAAP measure. It excludes net realized capital gains from total revenue, and the other items and selling expenses from total operating expenses, as described in our Fourth Quarter and Full Year 2010 Earnings Press Release dated February 4, 2011. In addition, the calculation of G&A as a percentage of revenue also excludes certain performance-based compensation.

(4)	This goal measures member health quality and satisfaction determined through external national and regional benchmarks (HEDIS and Quality Compass results) and a Company sponsored survey of consumer perceptions across the industry.

(5)	This goal measures external constituent satisfaction determined through a Company sponsored survey of plan sponsors, providers and brokers. The target was aggressive in light of changes to the Company’s operating model and 2010 goal to attain a high single digit operating margin.

(6)	This goal measures employee engagement determined through responses to the Company’s all-employee survey as well as performance against diversity initiatives for employees and supplier groups.

The Company reported strong operating earnings and underwriting margin for 2010, exceeding the goals established at the start of the year. As a result of this performance, after applying the weightings noted above, the Compensation Committee set the 2010 ABP bonus pool funding at 166.8% of target. Within this pool funding, the Compensation Committee set actual bonus amounts after conducting a subjective review of each Named Executive Officer’s individual performance for the year and considering the recommendations of Mr. Bertolini (as to executives other than himself or Mr. Williams). In determining the annual bonuses for Mr. Bertolini and Mr. Williams, the Compensation Committee consulted with the nonmanagement members of the Board. The factors considered in determining individual bonus amounts for the Named Executive Officers are set forth below.

	2010 Annual
	Bonus Target
	as a Percent of	2010 Payment as a
Named Executive Officer	Base Salary	Percent of Target	Discretionary Factors
Mr. Bertolini	120%	166.8%	• Described on page 45.

Mr. Casazza	80%	168.1%	• Effective deployment of legal services • Litigation results • Compliance initiatives • Enterprise and Pro Bono leadership

Ms. McCarthy	90%	156.8%	• Results of business units managed • Delivery of technology portfolio • Change leadership • Talent management in IT organization

Dr. Reisman	80%	222.0%	• Success of total quality management program • Industry leadership in addressing health care disparities • NCQA rating results • Talent development for Company clinicians

Mr. Zubretsky	100%	169.3%
• Leadership on enterprise strategy

• Leadership in developing financial strategy in response to health care reform

• Development of innovative business solutions through enhanced M&A activity

• Financial and capital management

Mr. Williams	150%	166.8%
• Leadership of the Board of Directors and succession planning/transition

• Development and communication of long-term strategic plan

• Profitable growth through implementation of new operating model

• Strategic accomplishments including entry into long-term pharmacy benefit management contract

• Strengthened critical partnerships and positioning Aetna as a thought leader on health care reform

How are long-term incentive equity awards (MSUs and PSUs) determined?

In 2010, the Company’s executive long-term incentive equity award program was delivered in the form of MSUs and PSUs. The objective of the MSU and PSU awards is to advance the longer-term interests of the Company and our shareholders by directly aligning executive compensation with increases in our stock price and to incent executives to meet the specified MSU and PSU performance goals. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase earnings and shareholder value over time.

As described above, the amount of individual long-term equity awards (MSUs and PSUs) is determined so that, in general, when combined with base salary and annual bonus, an executive’s total target compensation opportunity is set to approximate the compensation paid to similarly positioned executives at companies in the executive’s Comparison Groups. In 2010, the theoretical value of the long-term incentive equity awards was delivered 70% in MSUs and 30% in PSUs. This split aligns the majority (70%) of the long-term incentive value directly with shareholder interests of increasing the value of our stock, and reduces the value of the award if the stock price declines. The remaining 30% of the long-term incentive value is also tied to the value of our stock and the attainment of specific financial operating goals. The MSU and PSU grants made in 2010 to the Named Executive Officers vest over a two-year period only if the one-year performance goal set at the time of grant is met. The MSU and PSU awards are settled in Common Stock, net of applicable withholding taxes, in order to reduce shareholder dilution resulting from the awards. The Company currently does not pay dividend equivalents on MSUs, PSUs or on any unvested RSUs.

What is the PSU performance goal and why was it selected?

•	2009-2010 PSU Program. The 2009-2010 PSU program required the Company to attain 8% compound annual operating earnings per share growth over the period 2009-2010 to pay out at 100%. This goal was selected because at the time it was set, it represented the Company’s aggressive goal for two-year operating earnings per share growth. The Compensation Committee determined that the Company did not meet the goal. As a result, the 2009-2010 PSU awards were cancelled without payment.

•	2010-2011 PSU Program. The 2010-2011 PSU program was designed to vest at 100% if the Company attained a one year adjusted operating earnings per share goal of $3.00 per share. The goal was selected because, at the time it was set, it represented the Company’s operating earnings per share goal for 2010. The PSU performance measurement period was defined as one year (calendar year 2010), with final vesting to occur at the end of two years if goals were achieved, to reinforce the importance of returning to targeted margin levels while simultaneously controlling costs. The award also includes a service-based vesting element to increase retention. As noted above, the Company significantly exceeded its 2010 operating earnings per share goal and, as a result, on January 20, 2011, the Compensation Committee determined that the 2010-2011 PSUs will vest at the maximum level (200%). For the PSUs to vest at this level, an executive must continue to provide services to the Company through February 8, 2012.

What is the MSU performance goal and why was it selected?

In 2010, the Compensation Committee replaced SARs with MSUs as part of our long-term incentive program for executive officers. The MSUs are designed to vest primarily based on the change in Aetna’s stock price between the grant date and the average closing price of the Common Stock for the final 30 trading days of the two-year vesting period, which ends February 8, 2012. The number of MSUs that will vest is formulaically determined based on the percentage change in the price of the Common Stock, with 150% of the units awarded being the maximum number of units eligible to vest if the Common Stock price increases 50% from the closing price on the date of grant. In addition, in order for the units to vest, the Company had to achieve a one-year operating earnings and/or revenue goal of at least $1,162 million and $29,700 million, respectively, for 2010. On January 20, 2011, the Compensation Committee determined that the 2010 MSU performance goal had been achieved. As a result, the number of vested MSUs will be determined based on the average closing price of the Common Stock for the final 30 trading days ending on and including February 8, 2012.

Does the Compensation Committee consider prior equity grants when making compensation decisions?

In making individual long-term incentive equity award decisions, the Compensation Committee does not take into account prior equity grants or amounts realized on the exercise or vesting of prior equity grants in determining the number of units to be granted. The Company’s philosophy is to pay an annualized market value for the executive’s position, sized according to the performance level of the individual in the position. The Compensation Committee does review prior equity grants of executives in evaluating the overall design, timing and size of the long-term incentive program. In addition, in assessing the recruitment/retention risk for executives, the Compensation Committee considers the value of unvested equity awards.

Does the Company grant special equity awards?

On occasion, the Compensation Committee makes special equity grants in the form of RSUs to executives and other senior officers to assure retention of the talent necessary to manage the Company successfully in the future. In connection with the Company’s leadership transition, the Compensation Committee approved special RSU grants to Mr. Zubretsky ($2,000,000) and Ms. McCarthy ($1,000,000). These RSUs will vest in a single installment three years from the grant date provided the executive remains employed by the Company at that time. To increase the retention value of these awards, they do not include a provision that permits partial vesting upon retirement.

What is the Company’s policy on the grant date of equity awards?

As was the case with equity awards granted in prior years, the effective date of the annual long-term incentive equity grant is the stock market trading day after our annual earnings are announced, and the grant price of any award is the closing price of our Common Stock on that day. Our annual earnings are announced prior to the opening of trading on the NYSE. The Compensation Committee has selected this timing so that the award value reflects the current market value of our Common Stock, incorporating our most recent full-year earnings information and outlook.

The Compensation Committee also makes grants during the year, primarily in connection with hiring and promotions. Under our policy, these off-cycle grants are generally effective quarterly on the 10th day of the first month of each quarter, with the exception of retention or promotion grants, which are generally effective on the date of the grant. The grant price of an option or a SAR is never less than the closing price of our Common Stock on the date of grant.

What are the health, welfare and pension benefits offered?

To attract and retain employees at all levels, we offer a subsidized health and welfare benefits program that includes medical, dental, life, accident, disability, vacation and severance benefits. Our subsidy for employee health benefits is graduated so that executives pay a higher contribution than more moderately paid employees.

In addition, we offer a tax-qualified 401(k) Plan and the Pension Plan. The 401(k) Plan is available to substantially all of our U.S. based employees, including the Named Executive Officers. We also offer the Supplemental 401(k) Plan to provide benefits above Code contribution limits. There is no Aetna matching contribution under the Supplemental 401(k) Plan. As discussed on page 43, the Pension Plan was frozen as of January 1, 2011. The Company’s Supplemental Pension Plan was previously frozen in January 2007. Interest continues to accrue on outstanding pension cash balance accruals. In some instances, special pension arrangements have been made in order to attract and/or retain key executives. Mr. Williams is the only Named Executive Officer with a contractual arrangement for an enhanced pension benefit. Mr. Williams’ pension enhancement was negotiated as a recruitment incentive when Mr. Williams was hired in 2001, and his pension enhancement ended in 2010.

Does the Company have an Employee Stock Purchase Plan?

Our tax-qualified employee stock purchase plan is available to substantially all employees, including the Named Executive Officers. This program allows our employees to buy our Common Stock at a 5% discount to the market price on the purchase date (up to a maximum of $25,000 per year). We offer this program because we believe it is important for all employees to focus on increasing the value of our Common Stock and to have an opportunity to share in our success. Mr. Williams participated in this program in 2010.

Does the Company provide other compensation to its executives?

The Company provides only limited other compensation to the Named Executive Officers (see the All Other Compensation table in footnote 10 on page 58). The largest item shown in the All Other Compensation table is personal use of corporate aircraft. In the interest of security, with certain exceptions, the Company requires that the CEO use corporate aircraft for personal travel whenever use of the aircraft is not required for a business purpose. Other senior executives are also permitted to use corporate aircraft for personal travel at the discretion of the CEO. The Compensation Committee believes this practice is reasonable and appropriate given security concerns and the demands put on our Named Executive Officers’ time. The Company does not provide any tax gross-ups related to other compensation.

What is the Company’s policy on Internal Revenue Code Section 162(m)?

Currently, Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Compensation Committee believes that pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Annual bonuses, MSUs and PSUs are designed so that the compensation paid will be tax deductible by the Company. In addition, in situations where we pay a base salary amount above $1 million, the Compensation Committee has mandated that the amount in excess of $1 million be deferred by the executive to preserve the tax deductibility of the payment. The Compensation Committee believes that there are circumstances under which it is appropriate for the Compensation Committee not to require deductibility to maintain flexibility or to continue to pay competitive compensation.

Do executives have to meet stock ownership requirements?

The CEO and other senior executives are subject to minimum stock ownership requirements. The ownership requirements are based on the executive’s pay opportunity and position within the Company. The ownership levels (which include shares owned and vested stock units but not stock options, SARs or unvested MSUs or PSUs) are as follows:

Stock Ownership as a Multiple of Base Salary

Position	Multiple of Salary

Chief Executive Officer	5x
Other Named Executive Officers	3x
Other Executives	1/2x to 2x

In January, 2010 the Compensation Committee modified the executive stock ownership program. Executives who do not meet their individual ownership requirement at the time an award vests or is exercised will be required to retain at least thirty-five percent (35%) of the after-tax equity payout in shares of Common Stock. These shares are required to be held until the executive terminates employment with the Company. This policy applies to equity awards granted in 2010 and later and is intended to further align the interests of our executives with our shareholders. The Company’s Code of Conduct prohibits all employees (including executives) and Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of our Common Stock.

Why do the amounts of severance paid following termination of employment differ among the Named Executive Officers?

The narrative and tables beginning on page 66 outline the potential payments that would be made to the Named Executive Officers following their termination of employment under various scenarios. The difference in treatment among the Named Executive Officers is due to the dynamics of negotiation at the time the executive was hired (or promoted), the executive’s position in the Company, market practices and Company policies in effect at the time of entry into the agreement.

V.	Governance Policies

Does the Compensation Committee use an independent compensation consultant?

The Compensation Committee has engaged Cook to provide independent compensation consulting services to the Compensation Committee. The role of the compensation consultant is to ensure that the Compensation Committee has objective information needed to make informed decisions in the best interests of shareholders based on compensation trends and practices in public companies. During the past year, the Compensation Committee requested Cook to: (i) assist in the development of agendas and materials for Compensation Committee meetings; (ii) provide market data and alternatives to consider for making compensation decisions for the CEO and other executive officers; (iii) assist in the redesign of the Company’s long-term compensation program; and (iv) keep the Compensation Committee and the Board abreast of changes in the executive compensation environment. In 2010, a representative of Cook attended 8 of 12 Compensation Committee meetings, including, when invited, executive sessions. Cook also advises the Nominating Committee regarding Director compensation. In accordance with Compensation Committee policy, the Company does not engage Cook for any services other than in support of these two Committees. The Compensation Committee has the sole authority to determine the compensation for and to terminate the services of Cook. For services provided to the Compensation Committee and the Nominating Committee in 2010, we paid Cook $155,515.

What is the role of the CEO and the Board of Directors in determining compensation?

The CEO personally reviews and reports to the Compensation Committee on the performance of all senior executives and provides specific compensation recommendations to the Committee. The Compensation Committee considers this information in making compensation decisions for these executives, but the Committee does not delegate its decision making authority to the CEO or other individuals. The CEO also provides to the Compensation Committee a self-evaluation. The CEO does not, however, present a recommendation for his own compensation. Prior to making any decisions regarding CEO compensation, the Compensation Committee consults with the nonmanagement Directors and receives input from Cook. After discussing proposed compensation decisions for the CEO with the nonmanagement Directors, the Compensation Committee determines the CEO’s compensation. The CEO is not present when his performance or compensation is evaluated and determined, unless invited by the Compensation Committee.

Does the Compensation Committee review tally sheets?

In setting executive officer compensation, the Compensation Committee, with assistance from Cook, reviews tally sheets prepared for each executive officer. The tally sheets provide information that is in addition to the information shown in the 2010 Summary Compensation Table. The tally sheets show not only current year compensation, but also historical equity gains and the in-the-money value of outstanding equity awards (vested and unvested). The tally sheets also show amounts that would be paid under various termination of employment scenarios. While compensation decisions are based on competitive market pay data and individual performance, the Compensation Committee uses the tally sheets as a reference point and as a basis for comparing program participation across the executive group. In particular, the Compensation Committee uses the tally sheets to understand the effect compensation decisions have on various possible termination of employment scenarios. During 2010, the information in the tally sheets was consistent with the Compensation Committee’s expectations and, therefore, the tally sheets did not have an effect on individual compensation decisions.

Does the Company have a clawback/recoupment policy?

Effective January 1, 2009, the Company adopted a policy regarding the recoupment of performance-based incentive compensation. Under the policy, if the Board of Directors determines that a senior executive of the Company has engaged in fraud or intentional misconduct that has caused a material restatement of the Company’s financial statements, the Board will review the performance-based compensation earned by that senior executive on the basis of the Company’s performance during the periods materially affected by the restatement. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board may seek to recoup the portion of the performance-based compensation that would not have been awarded to that senior executive. This policy applies to the Company’s executive officers as well as the Chief Accounting Officer and Head of Internal Audit. In addition, equity awards issued to employees include a provision that allows the Company to recoup gains if the employee violates covenants that prohibit terminated employees from soliciting our customers and employees, disclosing confidential information and, for some employees, providing services to certain competitors of the Company.

Does the Compensation Committee review risk associated with the Company’s compensation policies and practices?

As part of its compensation review process, the Compensation Committee requested the Company’s Chief Enterprise Risk Officer to oversee a review of the Company’s compensation policies for executives and other employees to determine whether these programs create risks that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company. As part of this risk review process, the Chief Enterprise Risk Officer, assisted by human resources personnel, inventoried all Company compensation programs and established a financial framework, consistent with other enterprise risk management protocols, to identify compensation policies or practices that could have a material adverse effect on the Company. This review included the structure and material features of each program, the behaviors the programs are intended to reward, as well as program features or Company policies that operate to mitigate risk. After conducting the review and assessing potential risks, the Company determined, and the Compensation Committee concurred, that the design of each incentive program contains sufficient design features, controls, limits and/or financial requirements so that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Although a significant portion of the Company’s executive compensation is performance-based, we do not believe that our programs encourage excessive or unnecessary risk-taking. Overall, our compensation mix, including the use of equity and other long-term incentives, is generally consistent with competitive market practice. While risk is a necessary part of growing a business, our executive compensation program attempts to mitigate risk and align the Company’s compensation policies with the long-term interests of the Company by selecting performance goals that are directly aligned with the Company’s strategic plan, balancing annual and longer-term incentives, using multiple performance measures (including financial and non-financial measures) and applying program caps. Other risk mitigation features include the Company’s executive stock ownership requirement and the Company’s “clawback” policy which are described on pages 52 and 54, respectively.

VI.	Comparison Group Company Lists

The companies in each of the compensation Comparison Groups are listed below. The companies in the Health Care Comparison Group were selected because they represent our closest competitors. The companies in the Cross-Industry Comparison Group are selected from the FORTUNE 300 and are companies that we compete against for talent and capital, without regard to industry. For 2011, the Company modified the Cross-Industry Comparison Group as described below. The pay information for each group is developed using market pay survey data provided by Cook and data purchased from third-party compensation vendors.

2010 Health Care Comparison Group:

CIGNA Corporation	Coventry Health Care, Inc.	Humana Inc.
UnitedHealth Group Incorporated	WellPoint, Inc.

2010 Cross-Industry Comparison Group(1):

3M Company
Allstate Insurance Company
Baxter International Inc.*
Bristol-Myers Squibb Company
The Chubb Corporation
CIGNA Corporation
Colgate-Palmolive Company
Comcast Corporation
Coventry Health Care, Inc.
General Dynamics Corporation
Genworth Financial, Inc.
The Hartford Financial Services
  Group, Inc.
HCA Holdings, Inc.
Honeywell International Inc.	Humana Inc.
ING Americas, Inc.
International Paper Company
Johnson & Johnson
Kaiser Permanente
Kimberly-Clark Corporation*
Kraft Foods Inc.*
Lockheed Martin Corporation
Medco Health Solutions, Inc.
Medtronic, Inc.*
Merck & Co., Inc.
Metropolitan Life Insurance Company
Nationwide Insurance Companies
Northrop Grumman Corporation	Qwest Communications
  International Inc.*
PepsiCo, Inc.
Pfizer Inc.
The Procter & Gamble Company
Raytheon Company
State Farm Mutual Automobile
  Insurance Company
Time Warner Inc.*
The Travelers Companies, Inc.*
United Technologies Corporation
UnitedHealth Group Incorporated
The Walt Disney Company
WellPoint, Inc.
Xerox Corporation

*	New for 2010

(1)	If pay data for a comparable position is not available from a company on this list, the company is not included in the Cross-Industry Comparison Group for that position.

Third Party Compensation Surveys:

•	Frederic W. Cook & Co., Inc. Long-Term Incentive Survey;

•	Pearl Meyer Executive and Senior Management Total Compensation Survey;

•	Mercer’s Integrated Health Network Survey; and

•	Hewitt Total Compensation Measurement Survey.

2011 Peer Groups:

Following Aetna’s Annual Meeting of Shareholders in 2010, the Compensation Committee reviewed the compensation comparison groups, and decided to modify the Cross-Industry Compensation Comparison Group to include only companies that have revenues between .5 and 2 times Aetna’s revenue. This change is intended to better align compensation decisions with the compensation of similarly sized companies with whom we compete for talent.

2011 Revised Cross-Industry Comparison Group:

3M Company
Allstate Insurance Company
Bristol-Myers Squibb Company
CIGNA Corporation
Comcast Corporation
General Dynamics Corporation
HCA Holdings, Inc.
Honeywell International Inc.
Humana Inc.
International Paper Company	Johnson & Johnson
Kaiser Permanente
Kimberly-Clark Corporation
Kraft Foods Inc.
Lockheed Martin Corporation
Medco Health Solutions, Inc.
Merck & Co., Inc.
Metropolitan Life Insurance Company
Nationwide Insurance Companies
Northrop Grumman Corporation	PepsiCo, Inc.
Pfizer Inc.
Raytheon Company
State Farm Mutual Automobile
  Insurance Company
Time Warner Inc.
The Travelers Companies, Inc.
United Technologies Corporation
The Walt Disney Company
WellPoint, Inc.
Xerox Corporation

Executive Compensation

The 2010 Summary Compensation Table summarizes the total compensation paid or earned for the fiscal year ended December 31, 2010 and applicable comparative data for 2009 and 2008 by our Chairman, Chief Executive Officer and President, our Retired Chairman and former Chief Executive Officer, our Chief Financial Officer and our three other most highly paid executive officers (collectively, the “NEOs” or “Named Executive Officers”). When setting compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

The ABP award amounts for 2010 are disclosed in the 2010 Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and are not categorized as a “Bonus” payment under SEC rules. The amounts listed under “Non-Equity Incentive Plan Compensation” were approved by the Compensation Committee in January 2011. Please refer to the 2010 Grants of Plan-Based Awards Table and related footnotes beginning on page 58 for information about the number of RSUs, PSUs and MSUs, as applicable, awarded to each of the Named Executive Officers in the fiscal year ended December 31, 2010.

The Company has entered into employment arrangements with certain of the Named Executive Officers. Refer to “Agreements with Named Executive Officers” beginning on page 74 for a discussion of those employment arrangements.

2010 Summary Compensation Table

The following table shows the compensation provided by Aetna to each of the Named Executive Officers in 2010 and applicable comparative data for 2009 and 2008.

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred
				Stock		Option	Plan	Compensation	All Other
Name and				Awards		Awards	Compensation	Earnings	Compensation
Principal Position	Year	Salary		(3)		(6)	(8)	(9)	(10)	Total

Mark T. Bertolini	2010	$937,318		$5,827,331		$0	$1,894,848	$31,890	$117,465	$8,808,852
Chairman, Chief Executive	2009	932,414		7,150,030	(4)(5)	3,806,838	612,144	54,682	71,692	12,627,800
Officer and President	2008	919,368		1,290,011	(4)	3,010,805	1,390,500	0	40,176	6,650,860

William J. Casazza	2010	498,129		2,100,023		0	672,461	128,234	9,217	3,408,064
Senior Vice President and	2009	498,129		1,530,128	(4)(5)	1,453,528	218,020	245,183	14,039	3,959,027
General Counsel	2008	491,283		540,006	(4)	1,260,343	404,208	0	17,681	2,713,521

Margaret M. McCarthy(1)	2010	588,506		3,600,037		0	837,312	18,550	65,905	5,110,310
Executive Vice President, Operations and Technology

Lonny Reisman, M.D.	2010	547,893		1,600,048		0	976,800	0	150,064	3,274,805
Senior Vice President and	2009	547,893		450,022	(4)	207,658	239,800	0	23,143	1,468,516
Chief Medical Officer	2008	497,475		180,036	(4)	1,532,806	692,083	0	8,144	2,910,544

Joseph M. Zubretsky	2010	730,728		5,800,034		0	1,252,820	10,165	77,343	7,871,090
Senior Executive Vice	2009	725,211		4,940,027	(4)(5)	2,630,183 (7)	396,760	8,816	38,198	8,739,195
President and Chief Financial Officer	2008	715,064		900,026	(4)	2,100,567	865,200 (7)	5,477	44,763	4,631,097

Ronald A. Williams(1)	2010	1,095,785	(2)	14,300,022		0	2,752,200	2,283,123	299,838	20,730,968
Retired Chairman and	2009	1,095,785	(2)	4,300,011	(4)	9,887,890	900,000	1,665,817	208,659	18,058,162
former Chief Executive Officer	2008	1,091,764	(2)	4,300,019	(4)	10,002,642	1,950,000	1,162,866	101,487	18,608,778

(1)	Ms. McCarthy was not a NEO in Aetna’s 2009 or 2010 Proxy Statement. As a result, her 2008 and 2009 compensation as an employee of the Company is not included in the 2010 Summary Compensation Table. Mr. Williams ceased serving as Chief Executive Officer on November 29, 2010, and retired as Chairman on April 8, 2011.

(2)	During 2010, 2009 and 2008, Mr. Williams mandatorily deferred $99,617, $99,617 and $99,237 of his salary, respectively, into an interest bearing account in order to preserve the tax deductibility of such amounts under

Section 162(m) of the Code. The amounts deferred during 2010 are included in the 2010 Nonqualified Deferred Compensation Table on page 64.

(3)	The amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in the relevant year computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. Refer to page 85 of Aetna’s 2010 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the stock awards included in this column. Amounts shown in this column for 2010 include the grant date fair value of RSUs, PSUs and MSUs granted to each Named Executive Officer in 2010 based upon the grant date value of RSUs and the probable outcome of the performance conditions associated with these PSUs and MSUs as of the date of grant. Ms. McCarthy and Mr. Zubretsky were the only NEOs to receive grants of RSUs in 2010. The grant date fair value of the PSUs granted in 2010 assuming the highest level of performance conditions associated with these PSUs occurs is as follows: Mr. Bertolini, $3,954,601; Mr. Casazza, $1,260,038; Ms. McCarthy, $1,560,039; Dr. Reisman, $960,038; Mr. Zubretsky, $2,280,053; and Mr. Williams $8,600,042. The grant date fair value of the MSUs granted in 2010 assuming the highest level of performance conditions associated with these MSUs occurs is as follows: Mr. Bertolini, $5,775,047; Mr. Casazza, $2,205,006; Ms. McCarthy, $2,730,019; Dr. Reisman, $1,680,043; Mr. Zubretsky, $3,990,001; and Mr. Williams, $15,000,001. Since the Compensation Committee has determined that the Company achieved the one-year operating earnings per share and/or revenue goal for 2010, at the end of the two-year vesting period on February 8, 2012, each MSU will be converted into between zero and 1.5 shares of Common Stock. The conversion ratio will be calculated by dividing the average closing price of the Common Stock for the final 30 trading days of the two-year vesting period by $29.20, the closing price of the Common Stock on the February 8, 2010 grant date. The resulting quotient will be capped at 1.5 and will be multiplied by the number of MSUs granted to yield the number of MSUs that vest. Each vested MSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, following February 8, 2012.

(4)	Represents the grant date fair value of PSUs granted to each Named Executive Officer in 2008 and 2009 based upon the probable outcome of the performance conditions associated with these PSUs as of the date of grant. Because the threshold performance level associated with these PSUs was not achieved, all of the PSUs granted in each of 2008 and 2009 expired without payment.

(5)	In addition to the PSUs granted in 2009, amounts shown also include the grant date fair value of RSUs granted to these Named Executive Officers in 2009.

(6)	Amounts shown in this column represent the grant date fair value of SARs granted to each Named Executive Officer in 2008 and 2009. No SARs were granted to any Named Executive Officer in 2010. The SAR values are calculated using a modified Black-Scholes Model for pricing options. Refer to page 85 of Aetna’s 2010 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the SARs included in this column.

(7)	Mr. Zubretsky elected to exchange $40,000 of his ABP award for 2008 for SARs with an exercise price equal to the closing price of the Common Stock on February 13, 2009, the date of grant, which was $32.11. This amount is included in the 2008 Non-Equity Incentive Plan Compensation figure but not the 2009 Option Awards figure.

(8)	Amounts shown in this column represent bonus awards for the relevant calendar year under the ABP. For 2010, bonus pool funding under the ABP depended upon Aetna’s performance against certain measures discussed under “How are annual performance-based bonuses determined?” beginning on page 47.

(9)	Amounts in this column only reflect pension values and do not include earnings on deferred compensation amounts because such earnings are non-preferential. Refer to “2010 Nonqualified Deferred Compensation Table” and “Deferred Compensation Narrative” beginning on page 64 for a discussion of deferred compensation. The following table presents the change in present value of accumulated benefits under the Pension Plan and Supplemental Pension Plan from December 31, 2009 through December 31, 2010. See “Pension Plan Narrative” beginning on page 63 for a discussion of pension benefits and the economic assumptions behind the figures in this table.

			Supplemental
Named Executive Officer	Pension Plan		Pension Plan

Mark T. Bertolini	21,380		10,510
William J. Casazza	66,685		61,549
Margaret M. McCarthy	15,086		3,464
Lonny Reisman, M.D.	0	(a)	0 (a)
Joseph M. Zubretsky	10,165		0
Ronald A. Williams	$36,390		$2,246,733

(a)	Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc.

(10)	All Other Compensation consists of the following for 2010:

	Mark T.	William J.	Margaret M.	Lonny	Joseph M.	Ronald A.
	Bertolini	Casazza	McCarthy	Reisman, M.D.	Zubretsky	Williams

Personal Use of Corporate Aircraft(a)	$54,380	$0	$59,476	$80,038	$34,106	$257,659
Personal Use of Corporate Vehicles(b)	5,666	0	211	21,203	32,144	15,961
Professional Association Dues	0	2,199	0	22,605	375	0
Financial Planning	0	800	0	20,000	4,500	20,000
Legal Fees(c)	51,201	0	0	0	0	0
Company Matching Contributions Under 401(k) Plan	6,218	6,218	6,218	6,218	6,218	6,218

Total	$117,465	$9,217	$65,905	$150,064	$77,343	$299,838

(a)	The calculation of incremental cost for personal use of Company aircraft includes only those variable costs incurred as a result of personal use, such as fuel and allocated maintenance costs, and excludes non-variable costs which the Company would have incurred regardless of whether there was any personal use of the aircraft.

(b)	Represents the aggregate incremental cost to the Company of personal use of a Company driver and vehicle.

(c)	Represents reimbursement of Mr. Bertolini’s legal fees associated with negotiating an amendment to his employment agreement.

2010 Grants of Plan-Based Awards Table

The following table sets forth information concerning plan-based equity and non-equity awards granted by Aetna during 2010 to the Named Executive Officers.

										All Other
										Stock
										Awards:
				Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Grant Date
				Non-Equity Incentive Plan			Equity Incentive Plan			Shares of	Fair
				Awards(5)			Awards			Stock or	Value of Stock
		Approval		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	and Option
Name	Grant Date	Date		($)	($)	($)	(#)	(#)	(#)	(#)	Awards(6)

Mark T. Bertolini	2/08/2010	1/21/2010	(1)	$—	$—	$—	0	56,507	113,014	—	$1,650,004
	2/08/2010	1/21/2010	(2)	—	—	—	0	113,738	170,607	—	3,850,031
	11/29/2010	10/12/2010	(3)	—	—	—	0	10,852	21,704	—	327,296
				0	1,136,000	3,000,000
William J. Casazza	2/08/2010	1/21/2010	(1)	—	—	—	0	21,576	43,152	—	630,019
	2/08/2010	1/21/2010	(2)	—	—	—	0	43,427	65,141	—	1,470,004
				0	400,036	3,000,000
Margaret M. McCarthy	2/08/2010	1/21/2010	(1)	—	—	—	0	26,713	53,426	—	780,020
	2/08/2010	1/21/2010	(2)	—	—	—	0	53,767	80,651	—	1,820,013
	12/2/2010	12/02/2010	(4)	—	—	—	—	—	—	32,787	1,000,004
				0	534,000	3,000,000
Lonny Reisman, M.D.	2/08/2010	1/21/2010	(1)	—	—	—	0	16,439	32,878	—	480,019
	2/08/2010	1/21/2010	(2)	—	—	—	0	33,088	49,632	—	1,120,029
				0	440,000	3,000,000
Joseph M. Zubretsky	2/08/2010	1/21/2010	(1)	—	—	—	0	39,042	78,084	—	1,140,026
	2/08/2010	1/21/2010	(2)	—	—	—	0	78,582	117,873	—	2,660,001
	12/2/2010	12/2/2010	(4)	—	—	—	—	—	—	65,574	2,000,007
				0	740,000	3,000,000
Ronald A. Williams	2/08/2010	1/21/2010	(1)	—	—	—	0	147,261	294,522	—	4,300,021
	2/08/2010	1/21/2010	(2)	—	—	—	0	295,421	443,132	—	10,000,001
				0	1,650,000	3,000,000

(1)	The Compensation Committee approved the grant of these PSUs at its meeting on January 21, 2010, with an effective grant date of February 8, 2010. As discussed in “What is the Company’s policy on the grant date of equity awards?” on page 51, of the Compensation Discussion and Analysis, the Company’s annual equity awards are made at the closing price of the Common Stock on the next stock market trading day after the release of Aetna’s full year earnings. The release of Aetna’s full year earnings occurs prior to the opening of trading on the NYSE. In 2010, Aetna announced its full year 2009 earnings on February 5, 2010, and the grants of equity awards were made effective at the close of business on February 8, 2010. Represents 2010-2011 PSUs granted under the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”) in the respective amounts listed. The Compensation Committee has determined that the 2010-2011 PSUs met the one-year performance goal set at the time of grant at the maximum level and will continue to vest until February 8, 2012. The PSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term equity incentive awards in “Compensation Discussion and Analysis” on page 50 for a discussion of the vesting of these awards based on the Compensation Committee’s determination as to the Company’s attainment of the applicable performance metrics. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, as result of the determination by the Compensation Committee described in this footnote.

(2)	Represents 2010-2011 MSUs granted effective February 8, 2010, under the 2000 Stock Plan in the respective amounts listed. The Compensation Committee has determined that the 2010-2011 MSUs met the one-year performance goal set at the time of the grant, which allows for the continued vesting of these MSU awards. The 2010-2011 MSUs will vest on February 8, 2012. The MSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term incentive equity awards in “Compensation Discussion and Analysis” on page 50 for a discussion of the vesting of these awards based on the Compensation Committee’s determination as to the Company’s attainment of the applicable performance metrics. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Each vested MSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, as a result of the determination by the Compensation Committee described in this footnote.

(3)	The Compensation Committee approved the grant of these PSUs at its meeting on October 12, 2010, with an effective grant date of November 29, 2010. These PSUs were granted under the Aetna Inc. 2010 Stock Incentive Plan (the “2010 Stock Plan”). The Compensation Committee has determined that these PSUs met the Company performance goal at the maximum level and will continue to vest until November 29, 2012. The performance goal for these PSUs is the same as the performance goal for the PSUs granted on February 8, 2010. These PSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term incentive equity awards in “Compensation Discussion and Analysis” on page 50 for a discussion of the vesting of these awards based on the Compensation Committee’s determination as to the Company’s attainment of the applicable performance metrics. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, as a result of the determination by the Compensation Committee described in this footnote.

(4)	The Compensation Committee approved the grant of these RSUs at its meeting on December 2, 2010, with an effective grant date of December 2, 2010. These RSUs were granted under the 2010 Stock Plan. These RSUs will vest 100% on December 2, 2013 and will be paid in shares of Common Stock, net of taxes. Each vested RSU represents one share of Common Stock.

(5)	Represents the range of possible bonus amounts available for 2010 under the ABP. See “Compensation Discussion and Analysis” beginning on page 47 for a discussion of bonus metrics and payouts.

(6)	Refer to page 85 of Aetna’s 2010 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions.

Outstanding Equity Awards at 2010 Fiscal Year-End Table

The following table sets forth information concerning outstanding stock options, SARs, PSUs, MSUs and RSUs as of December 31, 2010 held by the Named Executive Officers. Based on full year 2010 earnings which were available in February 2011, the Compensation Committee determined that the 2010-2011 PSUs met the one-year Company performance goal set at the time of the grant at the maximum level and will continue to vest until February 8, 2012; and the Committee determined that the 2010-2011 MSUs met the performance goal set at the time of grant, which allows for the continued vesting of these MSU awards. The 2010-2011 MSUs will vest on February 8, 2012. Unvested 2010-2011 PSUs are illustrated below at maximum performance and unvested 2010-2011 MSUs are illustrated below at target performance.

	Option Awards					Stock Awards
	Number of	Number of						Market Value
	Securities	Securities				Number of		of Shares or
	Underlying	Underlying				Shares or		Units of Stock
	Unexercised	Unexercised		Option	Option	Units of Stock		That Have
	Options	Options		Exercise	Expiration	That Have		Not Vested
Name	Exercisable	Unexercisable		Price	Date	Not Vested		(13)

Mark T. Bertolini	100,000	0		10.4125	2/24/2013	362,647	(7)	$11,064,360
	100,000	0		10.47	2/27/2013
	112,000	0		19.375	2/13/2014
	130,272	0		33.375	2/11/2015
	97,474	0		50.205	2/10/2016
	106,570	0		39.93	6/30/2016
	148,138	0		42.57	2/09/2017
	308,642	0		48.65	7/27/2017
	131,931	65,966	(1)	50.70	2/08/2018
	99,917	199,834	(1)	32.11	2/13/2019
William J. Casazza	12,666	0		10.47	2/27/2013	112,990	(8)	3,447,325
	20,000	0		19.375	2/13/2014
	22,800	0		33.375	2/11/2015
	23,834	0		42.35	9/29/2015
	75,678	0		50.205	2/10/2016
	86,414	0		42.57	2/09/2017
	55,227	27,614	(2)	50.70	2/08/2018
	38,151	76,300	(2)	32.11	2/13/2019
Margaret M. McCarthy	6,204	0		33.375	2/11/2015	147,086	(9)	4,487,594
	12,460	0		41.54	6/23/2015
	23,310	0		50.205	2/10/2016
	49,380	0		42.57	2/09/2017
	11,687	0		53.96	11/12/2017
	49,091	24,545	(3)	50.70	2/08/2018
	43,601	87,200	(3)	32.11	2/13/2019
Lonny Reisman, M.D.	72,000	0		39.045	5/27/2015	65,966	(10)	2,012,623
	21,314	0		39.93	6/30/2016
	21,480	0		42.57	2/09/2017
	18,409	9,205	(4)	50.70	2/08/2018
	85,588	42,794	(4)	21.81	11/12/2018
	5,451	10,900	(4)	32.11	2/13/2019
Joseph M. Zubretsky	84,890	0		44.22	2/28/2017	301,136	(11)	9,187,659
	203,736	0		44.22	2/28/2017
	92,045	46,023	(5)	50.70	2/08/2018
	69,034	138,067	(5)	32.11	2/13/2019
	6,921 (5)	0		32.11	2/13/2014
Ronald A. Williams	1,080,000	0		10.47	2/27/2013	589,943	(12)	17,999,161
	900,000	0		19.375	2/13/2014
	744,412	0		33.375	2/11/2015
	605,422	0		50.205	2/10/2016
	706,124	0		42.57	2/09/2017
	438,309	219,154	(6)	50.70	2/08/2018
	259,525	519,049	(6)	32.11	2/13/2019

(1)	Consists of 65,966 SARs that vest in one installment on February 8, 2011; and 199,834 SARs that vest in two equal installments on February 13, 2011 and February 13, 2012.

(2)	Consists of 27,614 SARs that vest in one installment on February 8, 2011; and 76,300 SARs that vest in two equal installments on February 13, 2011 and February 13, 2012.

(3)	Consists of 24,545 SARs that vest in one installment on February 8, 2011; and 87,200 SARs that vest in two equal installments on February 13, 2011 and February 13, 2012.

(4)	Consists of 9,205 SARs that vest in one installment on February 8, 2011; 42,794 SARs that vest in one installment on November 12, 2011; and 10,900 SARs that vest in two equal installments on February 13, 2011 and February 13, 2012.

(5)	Consists of 46,023 SARs that vest in one installment on February 8, 2011; and 138,067 SARs that vest in two substantially equal installments on February 13, 2011 and February 13, 2012. Also includes 6,921 SARs granted in lieu of a portion of Mr. Zubretsky’s ABP award for 2008, at Mr. Zubretsky’s election, which are currently exercisable.

(6)	Consists of 219,154 SARs that vest in one installment on February 8, 2011; and 519,049 SARs that vest in two substantially equal installments on February 13, 2011 and February 13, 2012.

(7)	Consists of 114,191 RSUs that vest in one installment on February 13, 2012; 56,507 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; 10,852 PSUs granted on November 29, 2010 that will vest on November 29, 2012 at maximum performance; and 113,738 MSUs granted on February 8, 2010, that will vest on February 8, 2012. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Excludes 51,386 PSUs granted in 2009 that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(8)	Consists of 26,411 RSUs that vest in two substantially equal installments on March 10, 2011 and March 10, 2012; 21,576 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; and 43,427 MSUs granted on February 8, 2010, that will vest on February 8, 2012. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Excludes 19,621 PSUs granted in 2009 that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(9)	Consists of 7,106 RSUs that vest in one installment on April 25, 2011; 32,787 RSUs that vest in one installment on December 2, 2013; 26,713 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; and 53,767 MSUs granted on February 8, 2010, that will vest on February 8, 2012. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Excludes 22,423 PSUs granted in 2009 that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(10)	Consists of 16,439 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; and 33,088 MSUs granted on February 8, 2010, that will vest on February 8, 2012. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Excludes 14,015 PSUs granted in 2009 that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(11)	Consists of 78,896 RSUs that vest in one installment on February 13, 2012; 65,574 RSUs that vest in one installment on December 2, 2013; 39,042 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; and 78,582 MSUs granted on February 8, 2010, that will vest on February 8, 2012. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Excludes 35,503 PSUs granted in 2009 that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(12)	Consists of 147,261 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; and 295,421 MSUs granted on February 8, 2010, that will vest on February 8, 2012. Refer to note 3 on page 57 for a description of how the number of vested MSUs will be determined. Excludes 133,915 PSUs granted in 2009 that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(13)	Market value calculated using December 31, 2010 closing price of the Common Stock of $30.51. For purposes of calculating the market value of unvested MSUs, the average closing price of the Common Stock for the final 30 trading days of the two-year vesting period also was assumed to be $30.51.

2010 Option Exercises and Stock Vested Table

The following table sets forth information concerning the gross number of stock options and/or SARs exercised and RSUs vested during 2010 for the Named Executive Officers. None of our NEOs acquired shares based on the vesting of PSUs or MSUs during 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired		Value Realized
Name	on Exercise	on Exercise(1)	on Vesting		on Vesting(9)

Mark T. Bertolini	0	$0	64,143	(3)	$1,810,833
William J. Casazza	20,000	212,500	17,317	(4)	537,066
Margaret M. McCarthy	0	0	10,010	(5)	299,705
Lonny Reisman, M.D.	0	0	1,022	(6)	29,607
Joseph M. Zubretsky	0	0	75,254	(7)	2,195,705
Ronald A. Williams	2,400,000	50,383,680 (2)	33,592	(8)	973,160

(1)	Calculated by multiplying (a) the difference between (i) the market price of our Common Stock at the time of the exercise and (ii) the exercise price of the stock options or SARs, and (b) the number of stock options or SARs exercised.

(2)	All of the stock options Mr. Williams exercised in 2010 were granted when he joined the Company in 2001 and had an expiration date of March 15, 2011.

(3)	Consists of 7,047 shares of Common Stock acquired upon the partial vesting of RSUs granted in 2007 and 57,096 shares acquired upon the partial vesting of RSUs granted in 2009.

(4)	Consists of 4,111 shares of Common Stock acquired upon the partial vesting of RSUs granted in 2007 and 13,206 shares acquired upon the partial vesting of RSUs granted in 2009.

(5)	Consists of 2,905 shares of Common Stock acquired upon the partial vesting of RSUs granted in 2007. Ms. McCarthy elected to defer the value of 7,105 shares that were acquired upon the partial vesting of RSUs granted in 2008, net of applicable withholding taxes, into her deferred stock account. Refer to footnote 1 to the 2010 Nonqualified Deferred Compensation Table beginning on page 64 for a list of all deferral contributions by the Named Executive Officers during 2010.

(6)	Consists of 1,022 shares of Common Stock acquired upon the partial vesting of RSUs granted in 2007.

(7)	Consists of 35,806 shares of Common Stock acquired upon the partial vesting of RSUs granted in 2007 and 39,448 shares acquired upon the partial vesting of RSUs granted in 2009.

(8)	Consists of 33,592 shares of Common Stock acquired upon the partial vesting of RSUs granted in 2007.

(9)	Calculated by multiplying the number of shares of Common Stock acquired on vesting by the closing price of the Common Stock on the vesting date.

2010 Pension Benefits Table

The following table sets forth information concerning the present value of the Named Executive Officers’ respective accumulated benefits under the Pension Plan and Supplemental Pension Plan. The present value of the accrued benefit shown below was determined for each participant based on the participant’s actual pay and service through December 31, 2010, the pension plan measurement date used by the Company in 2010 for accounting purposes, and assumes continued employment to age 65 for Ms. McCarthy and Messrs. Bertolini, Zubretsky and Williams. Mr. Casazza is eligible to retire with an unreduced final average pay benefit at age 62. Pursuant to SEC rules, the valuations shown below do not take into account any assumed future pay increases. Dr. Reisman is not eligible to participate in the Pension Plan or

Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc. Effective January 1, 2011, the Pension Plan was frozen.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit(2)	Last Fiscal Year

Mark T. Bertolini	Pension Plan	11.08	$112,058	$0
	Supplemental Pension Plan(1)		182,808	0
William J. Casazza	Pension Plan	18.25	476,733	0
	Supplemental Pension Plan(1)		786,418	0
Margaret M. McCarthy	Pension plan	6.75	72,765	0
	Supplemental Pension Plan(1)		63,516	0
Lonny Reisman, M.D.	Pension Plan	0 (4)	0	0
	Supplemental Pension Plan		0	0
Joseph M. Zubretsky	Pension Plan	2.83	24,458	0
	Supplemental Pension Plan(1)		0	0
Ronald A. Williams	Pension Plan	9.83	188,619	0
	Supplemental Pension Plan(1)		9,489,180 (3)	0

(1)	As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest continues to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements. Refer to “What are the health, welfare and pension benefits offered?” beginning on page 51.

(2)	Refer to page 85 of Aetna’s 2010 Annual Report, Financial Report to Shareholders for a discussion of the valuation methods used to calculate the amounts in this column. In calculating the present value of the accumulated benefit under the Pension Plan and the Supplemental Pension Plan, the following economic assumptions were used:

	Pension	Supplemental
	Plan	Pension Plan

Discount Rate	5.52%	5.01%
Future Cash Balance Interest Rate	3.87%	3.87%
5-Year Average Cost of Living Adjustment	2.30%	2.30%

(3)	Includes $7,554,256 which represents the present value of the additional pension benefit provided to Mr. Williams pursuant to his employment agreement. Under his employment agreement, Mr. Williams received an additional fully vested pension accrual in an amount equal to his base salary for each of calendar years 2005 through 2010. This additional pension accrual will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. The remaining $1,934,924 represents the present value of Mr. Williams’ benefit under the Supplemental Pension Plan.

(4)	Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc.

Pension Plan Narrative

Prior to January 1, 2011, the Company provided the Pension Plan, a noncontributory, defined benefit pension plan, for most of its employees. In 1999, the Pension Plan was amended to convert the Pension Plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year through December 31, 2010, a participant’s cash balance account was credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2010, the interest rate was 4.19%. For purposes of the Pension Plan, eligible pay was generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option and SAR exercises and other equity grants. The maximum eligible pay under the Pension Plan was set annually by the Internal Revenue Service and was $245,000 in 2010. Effective January 1, 2011, the Pension Plan was frozen. No further pension credits will be earned after this date. However, participants’ cash balance accounts will continue to be credited with the interest credit. Effective January 1, 2007, the pension credit was significantly reduced for all eligible employees to a maximum of 4%. Under the Pension Plan, benefits are paid over the lifetime of the employee (or the joint lives of the employee and his or her beneficiary) except that the employee may elect to take up to 50% of his or her benefits in a lump sum payment following termination of employment.

Employees with pension benefits as of December 31, 1998, including Mr. Casazza, are considered transition participants under the Pension Plan. Transition participants continued to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 180 months of service that yield the highest annual compensation. On termination of employment, the value of the December 31, 2006 cash balance account with interest is compared to the lump sum value of the benefit under the final average pay formula accrued through December 31, 2006, and the greater of these two amounts becomes the December 31, 2006 cash balance account value. Cash balance accruals after December 31, 2006, if any, are added to this amount to determine a participant’s total benefit. Mr. Casazza is the only Named Executive Officer considered a transition participant under the Pension Plan.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna established the Supplemental Pension Plan, an unfunded, non-tax qualified supplemental pension plan that provides benefits (included in the amounts listed in the 2010 Pension Benefits Table beginning on page 62), that exceed the Code limit. The Supplemental Pension Plan also has been used to pay other pension benefits that were not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan. Supplemental Pension Plan benefits are paid out in five equal annual installments commencing six months following termination of employment. As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest will continue to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements.

2010 Nonqualified Deferred Compensation Table

The following table sets forth information concerning compensation deferrals during 2010 by the Named Executive Officers.

	Executive	Aggregate		Aggregate
	Contributions	Earnings	Aggregate	Balance
	in Last	in Last FY	Withdrawals/	at Last FYE
Name	FY(1)	(2)	Distributions	(3)

Mark T. Bertolini	$0	$57,456	$315,014	$1,442,439
William J. Casazza	49,813	35,991	0	960,881
Margaret M. McCarthy	235,782	(49,364)	0	1,094,496
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	775,435	89,059	0	2,406,114
Ronald A. Williams	99,617	(1,483,248)	0	24,383,648

(1)	The following table provides additional information about contributions by Named Executive Officers to their nonqualified deferred compensation accounts during 2010. Except for Ms. McCarthy and Mr. Zubretsky, the contributions during 2010 came from the base salary, annual bonus and/or RSUs that are reported for the Named Executive Officer in the “Salary,” “Non-Equity Incentive Plan Compensation” and/or “Stock Awards” columns of the 2010 Summary Compensation Table on page 56. All amounts contributed by a Named Executive Officer and by the Company in prior years have been reported in the Summary Compensation Tables in Aetna’s previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.

			2010 Cash
	2010 Stock	2010 Cash	Contributions into
	Contributions into	Contributions into	Supplemental	Total 2010
	Stock Unit Account	Interest Account	401(k) Plan	Contributions

Mark T. Bertolini	$0	$0	$0	$0
William J. Casazza	0	0	49,813	49,813
Margaret M. McCarthy	235,782 (a)	0	0	235,782
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	0	775,435 (b)	0	775,435
Ronald A. Williams	0	99,617	0	99,617

(a)	On October 17, 2007, the Compensation Committee granted Ms. McCarthy a cash award of $450,000. The award vests in a stock unit account in increments of 10% per year, on each of October 17, 2008, 2009, 2010, 2011 and 2012; and the remaining 50% will vest on October 17, 2014. In addition, on April 25, 2008, the Compensation Committee granted Ms. McCarthy a retention RSU award of $936,029, which she elected to defer. This grant vests in increments of 33% per year for three years, beginning on April 28, 2009. If Ms. McCarthy’s employment is involuntarily terminated by the Company other than for cause, the unvested RSU award will be forfeited and the cash award will be prorated as of her termination date. The vested amount of each of these grants will be paid to Ms. McCarthy six months following her termination of employment with the Company.

(b)	In recognition of Mr. Zubretsky’s forfeiture of his supplemental executive retirement plan from his previous employer, the Company established a $2,800,000 deferred compensation interest account for him upon the commencement of his employment with the Company. That account is credited with interest at the same rate as the fixed interest rate fund option of the Company’s 401(k) Plan. That account, together with accrued interest thereon, vested over four years, and fully vested on February 11, 2011, the fourth anniversary of Mr. Zubretsky’s date of hire. The vested amount will be paid to Mr. Zubretsky six months following his termination of employment with the Company.

(2)	The following table details the aggregate earnings on nonqualified deferred compensation accrued to each Named Executive Officer during 2010.

	Appreciation		Dividend
	(Depreciation)		Equivalents on	Interest on
	on Stock	Earnings on	Stock Unit	Supplemental
	Unit Account	Interest Account	Account	401(k) Plan	Total

Mark T. Bertolini	$0	$52,241	$0	$5,215	$57,456
William J. Casazza	0	1,109	0	34,882	35,991
Margaret M. McCarthy	(59,197)	0	1,142	8,691	(49,364)
Lonny Reisman, M.D.	0	0	0	0	0
Joseph M. Zubretsky	0	89,059	0	0	89,059
Ronald A. Williams	(1,737,739)	178,699	24,228	51,564	(1,483,248)

(3)	The aggregate nonqualified deferred compensation account balances of each Named Executive Officer at December 31, 2010 consist of the following:

			Supplemental 401(k)
	Stock Unit Account	Interest Account	Plan Account	Total

Mark T. Bertolini	$0	$1,306,829	$135,610	$1,442,439
William J. Casazza	0	28,324	932,557	960,881
Margaret M. McCarthy	868,725	0	225,771	1,094,496
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	0	2,406,114	0	2,406,114
Ronald A. Williams	18,426,033	4,616,679	1,340,936	24,383,648

Deferred Compensation Narrative

The “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2010 Summary Compensation Table include cash compensation that was deferred by the Named Executive Officers during 2010. The Company permits executives to defer up to 20% of eligible pay (which includes base salary and annual bonus) into the 401(k) Plan (subject to deferral limits established by the Code — in 2010,

$16,500 and $22,000 for individuals age 50 and older). The 401(k) Plan, which is available to all eligible employees of the Company, is a funded arrangement that provides eighteen investment options, as well as a self-managed brokerage option. For most of 2010, Aetna matched 50% of the amount deferred by employees, including the Named Executive Officers, under the 401(k) Plan up to 3% of eligible pay. Effective October 4, 2010, Aetna increased the match to 100% of the amount deferred by employees, including the Named Executive Officers, under the 401(k) Plan up to 6% of eligible pay. Under the 401(k) Plan, benefits are paid to the executive after termination of employment on the date selected by the executive.

Aetna established the Supplemental 401(k) Plan to provide the deferral that would have been credited to the 401(k) Plan but for limits imposed by the Employee Retirement Income Security Act of 1974 and the Code. The Supplemental 401(k) Plan allows eligible employees to defer up to an additional 10% of base salary. Aetna does not match employees’ contributions to the Supplemental 401(k) Plan. The Supplemental 401(k) Plan is an unfunded plan that credits interest at a fixed rate pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan. In 2010, this fixed interest rate was 4.10% from January to June and 3.90% from July to December. In 2011, this fixed interest rate is 3.90% from January to June. Under the Supplemental 401(k) Plan, benefits are paid to the executive on the later of six months or January 1 following termination of employment. Further, the Company permits executives to defer up to 100% of their annual bonus. The deferral arrangement for annual bonuses is also unfunded and permits investment in either an interest account or a stock unit account. The interest account credits the same interest as the Supplemental 401(k) Plan. The stock unit account tracks the value of the Common Stock and earns dividend equivalents, but is paid in cash. This arrangement pays out on a date selected by the executive at the time of deferral. The Compensation Committee may also require or permit other compensation to be deferred. For example, the Compensation Committee has required Mr. Williams to defer base salary over $1 million to an interest account to comply with current provisions of Section 162(m) of the Code.

Potential Post-Employment Payments

Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment, including the following: (a) deferred compensation amounts; (b) amounts accrued and vested through the 401(k) Plan and Supplemental 401(k) Plan; and (c) amounts accrued and vested through the Pension Plan and Supplemental Pension Plan. In addition, except as provided in the tables below, each Named Executive Officer is eligible to receive vested equity awards upon a termination of employment for any reason (other than for cause). Equity awards continue to vest except for PSUs and MSUs for all employees during any period of severance or salary continuation. The actual amounts paid to any Named Executive Officer can only be determined at the time of the executive’s separation from the Company. Section 409A of the Code may require the Company to delay the payment of certain payments for six months following termination of employment. Refer to “2010 Nonqualified Deferred Compensation Table” and “Deferred Compensation Narrative” beginning on page 64 for a discussion of the deferred compensation plan, 401(k) Plan and Supplemental 401(k) Plan. Refer to “2010 Pension Benefits Table” and “Pension Plan Narrative” beginning on page 62 for a discussion of the Pension Plan and Supplemental Pension Plan. Refer to “Outstanding Equity Awards at 2010 Fiscal Year-End Table” on page 60 for a discussion of the outstanding equity awards at December 31, 2010.

Our agreement with Mr. Zubretsky provides that the Company will make him whole for certain excise taxes that may apply under Sections 280G and 4999 of the Code for payments made in connection with a change in control. SEC regulations require an estimate of these amounts, for purposes of the following tables, assuming that the change in control and termination of employment occurred on December 31, 2010, and using the market price of our Common Stock on that day. Using these assumed facts, these provisions produce no hypothetical payment to Mr. Zubretsky. Any payments that may actually be owed to Mr. Zubretsky under these provisions will be highly dependent upon the actual facts applicable to the change in control transaction and termination of employment, and can be accurately estimated only when such facts are known.

Each of the tables for the Named Executive Officers below assumes a termination of employment (or change in control and termination of employment without Cause and/or for Good Reason, as defined below, as applicable) as of December 31, 2010, and assumes a Common Stock price of $30.51 per share (the closing price of our Common Stock on December 31, 2010) and, for illustrative purposes, an immediate sale of equity awards upon termination of employment at $30.51 per share. Change in control severance benefits (base salary and bonus payments) to each Named Executive Officer are paid pursuant to a “double-trigger,” which means that to receive such benefits employment must terminate both: (1) as a result of a qualifying termination of employment, and (2) after a change in control as detailed in the agreements described below and under “Agreements with Named Executive Officers” beginning on page 74.

The amounts set forth in the tables that follow under “PSUs” were calculated assuming that the Company performs at maximum performance for the 2010-2011 performance period and, for “Termination after Change-in-Control,” at target for the 2009-2010 performance period. Based on the Company’s full year 2010 results, the Compensation Committee determined that the 2010-2011 PSUs performed at the maximum level, and they will continue to vest until February 8, 2012. The 2009-2010 PSUs were cancelled without payment because the Compensation Committee determined that the performance goal for that award was not met.

As of December 31, 2010, Messrs. Williams, Bertolini and Casazza and Dr. Reisman were considered retirement eligible for purposes of equity vesting. As a result, SARs previously granted to these Named Executive Officers are subject to additional vesting pursuant to the terms of their equity award agreements and/or their employment agreements. This additional vesting is included in the equity awards in the tables that follow for each of these Named Executive Officers.

Mark T. Bertolini

The following table reflects additional payments that would be made to Mr. Bertolini upon termination of his employment on December 31, 2010, under various scenarios. Mr. Bertolini’s employment agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within fifteen business days following written notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, commission of an act constituting fraud, embezzlement or any other act constituting a felony; or (d) commission of any act constituting a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Mr. Bertolini’s employment agreement defines “Good Reason” as the occurrence of one or more of the following: (a) a reduction by the Company of base salary or total Target Cash Bonus Opportunity (except in the event of a ratable reduction prior to a change in control affecting all senior officers of the Company); (b) within twenty-four months following a change of control, a reduction in the level of the long-term incentive plan opportunity from that afforded him immediately prior to the change in control; (c) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under the employment agreement; (d) reporting to any person other than the Company’s Board of Directors; (e) any action or inaction by the Company that constitutes a material breach of the employment agreement; (f) removal of Mr. Bertolini as President, Chief Executive Officer or Director; or (g) the appointment of any person to the position of executive Chairman after Mr. Bertolini becomes Chairman. Mr. Bertolini’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise. Mr. Bertolini’s employment agreement contains a change in control cutback policy which, under certain circumstances, would reduce the amount due to Mr. Bertolini following a change in control to an amount that maximizes the net after tax amount retained by him to the extent permitted under Section 409A of the Code.

			Termination by
	Retirement or		Aetna without
	Voluntary		Cause or by		Termination		Termination
	Termination by		Mr. Bertolini for		after Change-		by Aetna		Death or
Payment Type	Mr. Bertolini		Good Reason		in-Control		for Cause		Disability

Base Salary	$0		$2,000,000	(1)	$2,000,000	(1)	$0		$0
Bonus	0		3,600,000	(1)	3,600,000	(1)	0		0
Long-term Incentive
SARs	0	(2)	0	(2)	0	(9)	0	(10)	0	(11)
RSUs	0	(3)	3,483,967	(6)	3,483,967	(9)	0	(10)	3,483,967	(6)
MSUs	1,503,735	(4)	3,608,952	(7)	3,608,952	(9)	0	(10)	3,608,952	(7)
PSUs	2,055,123	(5)	4,110,246	(8)	5,678,033	(9)	0	(10)	4,110,246	(8)

Total	$3,558,858		$16,803,165		$18,370,952		$0		$11,203,165

(1)	Represents 24 months of cash compensation (calculated as annual base salary and target cash bonus opportunity) plus a pro rata portion of Mr. Bertolini’s target cash bonus opportunity for the year in which termination of employment occurs. Amounts would be paid bi-weekly during the severance period.

(2)	Represents full accelerated vesting of a SAR grant awarded February 8, 2008 and partial accelerated vesting of a SAR grant awarded February 13, 2009. These SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(3)	No accelerated vesting pursuant to a RSU grant awarded February 13, 2009.

(4)	Represents pro-rated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(5)	Represents pro-rated vesting of PSU grants awarded February 8, 2010 and November 29, 2010. Actual payment would occur following February 8, 2012 and November 29, 2012. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of a RSU grant awarded February 13, 2009.

(7)	Represents full accelerated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(8)	Represents full accelerated vesting of PSU grants awarded February 8, 2010 and November 29, 2010. Actual payment would occur following February 8, 2012 and November 29, 2012, respectively. The Compensation Committee has determined that these PSUs performed at the maximum level.

(9)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Bertolini’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $30.51.

(10)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Bertolini’s employment agreement).

(11)	Represents full accelerated vesting of all outstanding unvested SARs. All awarded SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

William J. Casazza

The following table reflects additional payments that would be made to Mr. Casazza upon termination of his employment on December 31, 2010, under various scenarios. Mr. Casazza’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

	Retirement or
	Voluntary		Termination by		Termination		Termination
	Termination by		Aetna without		after Change-		by Aetna		Death or
Payment Type	Mr. Casazza		Cause		in-Control		for Cause		Disability

Base Salary	$0		$500,045	(1)	$500,045	(1)	$0		$0
Bonus	0		0		0		0		0
Long-term Incentive
SARs	0	(2)	0	(2)	0	(6)	0	(7)	0	(8)
RSUs	302,171	(3)	302,202	(3)	805,800	(6)	0	(7)	805,800	(9)
MSUs	574,162	(4)	574,162	(4)	1,377,956	(6)	0	(7)	574,162	(4)
PSUs	658,284	(5)	658,284	(5)	1,915,204	(6)	0	(7)	658,284	(5)

Total	$1,534,617		$2,034,693		$4,599,005		$0		$2,038,246

(1)	Represents 52 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)	Represents full accelerated vesting of a SAR grant awarded February 8, 2008 and partial accelerated vesting of a SAR grant awarded February 13, 2009. These SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(3)	Represents partial accelerated vesting of a RSU grant awarded March 10, 2009.

(4)	Represents pro-rated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(5)	Represents pro-rated vesting of a PSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Casazza’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $30.51.

(7)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for cause.

(8)	Represents full accelerated vesting of all outstanding unvested SARs. All awarded SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(9)	Represents full accelerated vesting of a RSU grant awarded March 10, 2009.

Margaret M. McCarthy

The following table reflects additional payments that would be made to Ms. McCarthy upon termination of her employment on December 31, 2010, under various scenarios. Ms. McCarthy’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

	Retirement or
	Voluntary	Termination by		Termination		Termination
	Termination by	Aetna without		after Change-		by Aetna		Death or
Payment Type	Ms. McCarthy	Cause		in-Control		for Cause		Disability

Base Salary	$0	$392,308	(1)	$0		$0		$0
Bonus	0	0		0		0		0
Long-term Incentive
SARs	0	0	(2)	0	(6)	0	(7)	0	(8)
RSUs	0	439,100	(3)	1,217,135	(6)	0	(7)	1,217,135	(9)
MSUs	0	710,856	(4)	1,706,048	(6)	0	(7)	710,856	(4)
PSUs	0	815,014	(5)	2,228,664	(6)	0	(7)	815,014	(5)

Total	$0	$2,357,278		$5,151,847		$0		$2,743,005

(1)	Represents 34 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)	Represents full accelerated vesting of a SAR grant awarded February 8, 2008. Unvested SARs granted on February 13, 2009 are subject to forfeiture. These SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(3)	Represents partial accelerated vesting of RSU grants awarded April 25, 2008 and December 2, 2010 in accordance with Ms. McCarthy’s equity award agreements.

(4)	Represents pro-rated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(5)	Represents pro-rated vesting of a PSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Ms. McCarthy’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $30.51.

(7)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for cause.

(8)	Represents full accelerated vesting of all outstanding unvested SARs. All awarded SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(9)	Represents full accelerated vesting of RSU grants awarded April 25, 2008 and December 2, 2010.

Lonny Reisman, M.D.

The following table reflects additional payments that would be made to Dr. Reisman upon termination of his employment on December 31, 2010, under various scenarios. Dr. Reisman’s agreement defines “Good Reason” as the occurrence of one or more of the following: (a) a breach by the Company of any material terms of the agreement; (b) a relocation of the Company’s principal executive officers; (c) a material diminution of Dr. Reisman’s duties and responsibilities; or (d) a material diminution of Dr. Reisman’s base salary and bonus opportunities or employee benefits. Dr. Reisman’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

		Termination by
	Retirement or	Aetna without
	Voluntary	Cause or by Dr.		Termination		Termination
	Termination by	Reisman for Good		after Change-		by Aetna		Death or
Payment Type	Dr. Reisman	Reason		in-Control		for Cause		Disability

Base Salary	$0	$550,000	(1)	$550,000	(1)	$0		$0
Bonus	0	440,000	(1)	440,000	(1)	0		0
Long-term Incentive
SARs	372,308 (2)	372,308	(2)	372,308	(5)	0	(6)	372,308	(7)
MSUs	437,467 (3)	437,467	(3)	1,049,895	(5)	0	(6)	437,467	(3)
PSUs	501,554 (4)	501,554	(4)	1,430,705	(5)	0	(6)	501,554	(4)

Total	$1,311,329	$2,301,329		$3,842,908		$0		$1,311,329

(1)	Represents 52 weeks of base salary continuation and annual bonus at target. Amounts would be paid bi-weekly during the severance period.

(2)	Represents full accelerated vesting of SAR grants awarded February 8, 2008 and November 12, 2008 and partial accelerated vesting of a SAR grant awarded February 13, 2009. The SAR grant awarded November 12, 2008 is the only SAR grant that has intrinsic value as of December 31, 2010 because the exercise price was below the closing price of the Common Stock on that date.

(3)	Represents pro-rated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(4)	Represents pro-rated vesting of a PSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012. The Compensation Committee has determined that these PSUs performed at the maximum level.

(5)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Dr. Reisman’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $30.51.

(6)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for cause.

(7)	Represents full accelerated vesting of all outstanding unvested SARs.

Joseph M. Zubretsky

The following table reflects additional payments that would be made to Mr. Zubretsky upon termination of his employment on December 31, 2010, under various scenarios. Mr. Zubretsky’s agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, a conviction for fraud, embezzlement or any other felony; or (d) a conviction of a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Under Mr. Zubretsky’s agreement, “Change in Control” means the occurrence or the expected occurrence of a change in “the ownership or effective control” of Aetna or “the ownership of a substantial portion of the assets” of Aetna within the meaning of Section 280(g) of the Code. Certain of Mr. Zubretsky’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

	Retirement or
	Voluntary	Termination by		Termination		Termination
	Termination by	Aetna		after Change-		by Aetna		Death or
Payment Type	Mr. Zubretsky	without Cause		in-Control		for Cause		Disability

Base Salary	$0	$800,000	(1)	$800,000	(1)	$0		$0
Bonus	0	800,000	(1)	800,000	(1)	0		0
Payment Related to Tax Regulation	0	0		0		0		0
Long-term Incentive
SARs	0	0	(2)	0	(6)	0	(7)	0	(8)
RSUs	0	3,074,005	(3)	4,407,780	(6)	0	(7)	4,407,780	(9)
MSUs	0	1,038,948	(4)	2,493,438	(6)	0	(7)	1,038,948	(4)
PSUs	0	1,191,171	(5)	3,465,539	(6)	0	(7)	1,191,171	(5)

Total	$0	$6,904,124		$11,966,757		$0		$6,637,899

(1)	Represents 52 weeks of base salary and annual bonus at 100% of base salary. Amounts would be paid bi-weekly during the severance period.

(2)	Represents full accelerated vesting a SAR grant awarded February 8, 2008. Unvested SARs granted on February 13, 2009 are subject to forfeiture. These SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(3)	Represents full accelerated vesting of a RSU grant awarded February 13, 2009 and partial vesting of a RSU grant awarded December 2, 2010 in accordance with Mr. Zubretsky’s equity award agreements.

(4)	Represents pro-rated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(5)	Represents pro-rated vesting of a PSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Zubretsky’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $30.51.

(7)	Vested and unvested SARs and unvested RSUs, MSUs and PSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Zubretsky’s agreement).

(8)	Represents full accelerated vesting of all outstanding unvested SARs. All awarded SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(9)	Represents full accelerated vesting of RSU grants awarded February 13, 2009 and December 2, 2010.

Ronald A. Williams

The following table reflects additional payments that would be made to Mr. Williams upon termination of his employment on December 31, 2010, under various scenarios. Mr. Williams retired from the Company and the Board on April 8, 2011. Mr. Williams’ employment agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following written notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, commission of an act constituting fraud, embezzlement or any other act constituting a felony; or (d) commission of any act constituting a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Mr. Williams’ employment agreement defines “Good Reason” as the occurrence of one or more of the following: (a) removal as a Director of the Company other than in connection with a termination for Cause (other than regulatory requirements limiting the number of executives serving on the Board); (b) a reduction by the Company of base salary or total annual target cash compensation (except in the event of a ratable reduction affecting all senior officers of the Company); or (c) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under the employment agreement. Mr. Williams’ employment agreement and his equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise. The terms of Mr. Williams’ consulting agreement, which commenced upon his retirement, are not reflected in the following table because it could not become effective prior to April 2011. The services Mr. Williams provides to Aetna Foundation, Inc. under his consulting agreement will constitute continued service with the Company under the existing terms of certain of Mr. Williams’ equity award agreements.

		Termination by
	Retirement or	Aetna without
	Voluntary	Cause or by Mr.		Termination		Termination
	Termination by	Williams for Good		after Change-		by Aetna		Death or
Payment Type	Mr. Williams	Reason		in-Control		for Cause		Disability

Base Salary	$0	$2,200,000	(1)	$3,300,000	(2)	$0		$0
Bonus	0	4,950,000	(1)	6,600,000	(2)	0		0
Long-term Incentive
SARs	0 (3)	0	(6)	0	(7)	0	(8)	0	(6)
MSUs	3,905,758 (4)	3,905,758	(4)	9,373,826	(7)	0	(8)	3,905,758	(4)
PSUs	4,492,933 (5)	4,492,933	(5)	13,071,613	(7)	0	(8)	4,492,933	(5)

Total	$8,398,691	$15,548,691		$32,345,439		$0		$8,398,691

(1)	Represents 104 weeks base salary and annual bonus at target plus pro-rata bonus at target for the year in which termination of employment occurs. Amounts would be paid bi-weekly during the severance period.

(2)	Represents 156 weeks base salary and annual bonus at target plus pro-rata bonus at target for the year in which a change in control occurs. Amounts would be paid in a lump sum. These amounts would only be payable if both of the following events occur: (a) a Change in Control (as defined in Mr. Williams’ employment agreement); and (b) a termination of employment by the Company other than for Cause (as defined in Mr. Williams’ employment agreement) or by Mr. Williams for Good Reason (as defined in Mr. Williams’ employment agreement).

(3)	Represents full accelerated vesting of a SAR grant awarded February 8, 2008 and partial accelerated vesting of a SAR grant awarded February 13, 2009. These SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(4)	Represents pro-rated vesting of a MSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012, vesting date, which is assumed to be $30.51.

(5)	Represents pro-rated vesting of a PSU grant awarded February 8, 2010. Actual payment would occur following February 8, 2012. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of all outstanding unvested SARs. All awarded SARs have no intrinsic value as of December 31, 2010 because the exercise price was above the closing price of the Common Stock on that date.

(7)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Williams’ employment agreement). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $30.51.

(8)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Williams’ employment agreement).

Agreements with Named Executive Officers

Aetna entered into an amended and restated employment agreement with Mr. Bertolini in connection with his promotion to Chief Executive Officer and President effective November 29, 2010. Under the agreement, which is for a remaining term ending December 31, 2013, with automatic one-year extensions, Mr. Bertolini is entitled to an annual salary of $1,000,000, and a full year target bonus opportunity of at least 300% of his base salary. If Aetna terminates Mr. Bertolini’s employment other than for “Cause” (as defined in the agreement), death or disability, or Mr. Bertolini terminates his employment for “Good Reason” (as defined in the agreement), he will be entitled to 24 months of cash compensation (calculated as annual base salary and target cash bonus opportunity) plus a pro rata portion of his target cash bonus opportunity for the year of termination. Under certain circumstances the amounts payable to Mr. Bertolini following a change in control will be reduced to an amount that maximizes the net after tax amount retained by him to the extent permitted under Section 409A of the Code. Under the non-competition agreement entered into in July 2007 between Aetna and Mr. Bertolini, Mr. Bertolini agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Bertolini’s agreements with Aetna.

Under his agreement with Aetna, if Aetna involuntarily terminates Mr. Casazza’s employment other than for misconduct, he is entitled to 12 months of salary continuation (or such greater amount as may be provided under the Company’s severance program then in effect). In connection with his 2009 retention RSU award, Mr. Casazza has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Casazza’s agreement with Aetna.

In connection with her 2008 retention RSU awards, Ms. McCarthy has agreed not to compete against the Company for a period of one year following termination of her employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Ms. McCarthy’s agreement with Aetna.

In connection with the purchase of Active Health Management, Inc. in May 2005, the Company assumed Active Health Management Inc.’s employment agreement with Dr. Reisman. Under the agreement, which is for a remaining term ending December 31, 2011, with automatic one-year extensions, Dr. Reisman is entitled to an annual salary of at least $451,052 and a target annual bonus opportunity of at least 60% of base salary. In addition, Dr. Reisman was entitled to a performance based incentive in respect of calendar years 2006 and 2007 and stock options which became fully vested on December 31, 2008. Under the terms of the agreement, if Dr. Reisman’s employment is terminated in a “severance circumstance” (as defined in the agreement), Dr. Reisman is entitled to receive payment of his base salary for a period of 12 months. During this period, the Company will continue to pay the employer portion of premiums for medical benefits. In the event the severance circumstance does not constitute “good reason” (as defined in the agreement), Dr. Reisman will also receive his target annual bonus. Under the agreement, Dr. Reisman has agreed not to compete against the Company for a period of two years following his termination of employment. Upon an early termination of the agreement, the Company will continue to provide coverage under the Company’s group health plan at COBRA rates during this two year period. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Dr. Reisman’s agreement with Aetna.

Aetna entered into an agreement with Mr. Zubretsky at the time of his hire in February of 2007, which was last amended effective December 17, 2008. Under the agreement, Mr. Zubretsky was hired with an annual salary of $700,000. The agreement provided for an initial grant of 288,626 SARs and 107,418 RSUs, that each vested in three substantially equal annual installments, a full year target bonus opportunity of 100% of base salary and a payment of up to $1,175,000 in connection with his career move. Under the agreement, a deferred compensation account was created in the amount of $2,800,000 which replaced certain compensation and benefits forfeited from his prior employer. This account vested over four years and fully vested on February 28, 2011. If Mr. Zubretsky’s employment is involuntarily terminated by the Company other than for “Cause” (as defined in the agreement) his severance payment would be 12 months of base salary plus bonus at 100% of base salary. Aetna has agreed generally to make Mr. Zubretsky whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise, although under certain circumstances Mr. Zubretsky has agreed to reduce the amounts payable to him to an amount that does not trigger any such excise taxes. Under the agreement, Mr. Zubretsky has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Zubretsky’s agreement with Aetna.

Aetna entered into an amended and restated employment agreement with Mr. Williams on December 5, 2003, which was last amended effective October 19, 2010 in connection with Mr. Williams becoming executive Chairman of the Board effective November 29, 2010. Under the agreement, Mr. Williams served as executive Chairman of the Board until April 8, 2011, the date elected by Mr. Williams, at which time Mr. Williams retired from the Company and the Board. Under the agreement, Mr. Williams was entitled to an annual salary of not less than $1,100,000, a target annual bonus opportunity of at least 150% of base salary and a maximum annual bonus opportunity of at least 300% of base salary but not to exceed a $3 million maximum limit established under Aetna’s Annual Incentive Plan. In addition to certain other benefits, for calendar years 2005 through 2010, Mr. Williams received an additional fully vested pension accrual in an amount equal to his base salary for each such year. If Aetna had terminated Mr. Williams’ employment before his retirement other than for “Cause” (as defined in the agreement), death or disability, or Mr. Williams had terminated his employment before his retirement for “good reason” (as defined in the agreement), he would have been entitled to 24 months (36 months if such termination were within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) plus his pro rata bonus at target for the year of termination. In addition, Aetna and Mr. Williams have entered into a consulting agreement under which Mr. Williams will, following his retirement, provide consulting services to the Company until February 2012. Under the terms of the consulting agreement, Mr. Williams will be paid $20,000 per month and will provide consulting services to Aetna and Aetna Foundation, Inc. for not more than 20 percent of the average level of bona fide services performed by him to Aetna in any capacity over the immediately preceding 36-month period. In addition, during the consulting period, the Company has agreed to provide Mr. Williams with an office with appropriate support services (including secretarial support). The consulting services that Mr. Williams provides to Aetna Foundation, Inc. will constitute continued service with the Company under the existing terms of certain of Mr. Williams’ equity award agreements. Under the consulting agreement, Mr. Williams has agreed not to compete against the Company for a period of one year following the termination of the consulting agreement. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Williams’ employment agreement with Aetna.

Job Elimination Benefits Plan

Aetna administers a Job Elimination Benefits Plan under which employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purpose of inducing employment of senior officers or rewarding past service. The tables above under “Potential Post-Employment Payments” reflect benefits under the Job Elimination Benefits Plan. Certain health and other employee benefits continue for part of the severance period.

The Board has approved provisions for certain benefits of Company employees upon a change in control of Aetna (as defined). The provisions provide that the Job Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change in control. Upon a change in control, stock options and other equity-based awards granted prior to January 1, 2010 and PSUs and MSUs granted on or after January 1, 2010 that have not yet vested will become vested and immediately exercisable, and bonuses payable under the Annual Incentive Plan will become payable based on the target award for participants. Upon a change in control, stock options, SARs and RSUs granted on or after January 1, 2010 vest upon a termination of employment by the Company other than for cause within 24  months after the change in control. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change in control.

Equity Compensation Plans

The following table gives information about Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2010. In 2010, executive tier participants’ equity-based incentive value was granted 30% in PSUs and 70% in MSUs. PSUs and MSUs are delivered in shares, net of taxes, after final performance is reviewed and approved and the awards have vested.

Number of securities
		Weighted-	remaining available
	Number of securities	average	for future issuance
	to be issued upon	exercise price of	under equity
	exercise of	outstanding options,	compensation plans
	outstanding options,	warrants and	(excluding securities
Plan Category	warrants and rights	rights(3)	reflected in column(a))(4)
(Millions, except per share amounts)	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	39,011,589	$33.34	10,075,563
Equity compensation plans not approved by security holders(2)	6,467,116	$18.63	0

Total	45,478,705	N/A	10,075,563

(1)	Consists of the 2000 Stock Plan, the 2010 Stock Plan, the Aetna Inc. 2010 Non-Employee Director Compensation Plan (the “2010 Director Plan”) and the Existing ESPP.

(2)	Consists of the Aetna Inc. 2002 Stock Incentive Plan and the Aetna Inc. 2000 Non-Employee Director Compensation Plan. No shares of Common Stock are available for future awards under either Plan.

(3)	Amounts in this column do not take into account outstanding PSUs or RSUs.

(4)	Consists of 4,179,229 shares of Common Stock available for future issuance under the 2000 Stock Plan and the 2010 Stock Plan; 425,605 shares of Common Stock available for future issuance under the 2010 Director Plan; and 5,470,729 shares of Common Stock available for future issuance under the Existing ESPP. Shares available under the 2010 Stock Plan and the 2010 Director Plan may become the subject of future awards in the form of stock options, SARs, restricted stock, RSUs, PSUs, MSUs and other stock-based awards. Only shares of Common Stock are issuable under the Existing ESPP. As of December 31, 2010, employees had committed an aggregate of approximately $3.1 million to purchase Common Stock under the Existing ESPP. This purchase will occur on June 10, 2011, at a purchase price equal to 95% of the fair market value of the Common Stock on the purchase date.

2002 Stock Incentive Plan

The Aetna Inc. 2002 Stock Incentive Plan (the “Prior Stock Plan”) was replaced by the 2010 Stock Plan. The Prior Stock Plan was designed to promote our interests and those of our shareholders and to further align the interests of shareholders and employees by tying awards to total return to shareholders, enabling plan participants to acquire additional equity interests in Aetna and providing compensation opportunities dependent upon our performance. The Prior Stock Plan has not been submitted to shareholders for approval. No shares of Common Stock remain available for future awards under the Prior Stock Plan.

Under the Prior Stock Plan, eligible participants formerly could be granted stock options to purchase shares of Common Stock, SARs, time vesting and/or performance vesting incentive stock or incentive units and other stock-based awards. At December 31, 2010, the maximum number of shares of Common Stock that may be issued under the Prior Stock Plan was approximately 5,754,000 shares, subject to adjustment for corporate transactions, and no shares remained available for future awards. If an award under the Prior Stock Plan is paid solely in cash, no shares are deducted from the number of shares available for issuance.

2000 Non-Employee Director Compensation Plan

The Aetna Inc. 2000 Non-Employee Director Plan (the “Prior Director Plan”) was replaced by the Aetna Inc. 2010 Non-Employee Director Compensation Plan. The Prior Director Plan permitted Aetna’s eligible Directors to receive shares of Common Stock, deferred stock units, RSUs and other stock-based awards in recognition of their contributions. The Prior Director Plan has not been submitted to shareholders for approval and expired on April 30, 2010. No shares of Common Stock remain available for future awards under the Prior Director Plan. At December 31, 2010, the maximum number of shares of Common Stock that may be issued under the Prior Director Plan was approximately 720,000 shares, subject to adjustment for corporate transactions, and no shares remained available for future awards.

Compensation Committee Report

The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 25, 2008. The Compensation Committee Charter can be found at www.aetna.com/governance.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee on Compensation and Organization

Betsy Z. Cohen, Chairman
Frank M. Clark
Roger N. Farah
Barbara Hackman Franklin
Jeffrey E. Garten

Report of the Audit Committee

The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC.

The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on December 3, 2010. The Audit Committee Charter can be found at www.aetna.com/governance.

As set forth in the Audit Committee Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements and management’s annual assessment of Aetna’s internal control over financial reporting. Aetna’s management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. In conjunction with the Company’s annual report, the Independent Accountants express an opinion as to the conformity of the Company’s financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Independent Accountants also provide review reports regarding the Company’s quarterly financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the Company’s audited financial statements for 2010 with management and the Independent Accountants. The Committee has also discussed with the Independent Accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has also received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Committee concerning independence, and has discussed with the Independent Accountants the Independent Accountants’ independence.

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of Aetna, legal counsel, the Independent Accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements by the Independent Accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with U.S. generally accepted accounting principles, that the Company’s internal control over financial reporting is effective or that the Independent Accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

The Audit Committee

Richard J. Harrington, Chairman
Earl G. Graves
Ellen M. Hancock
Edward J. Ludwig
Joseph P. Newhouse

II.  Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to audit the Company’s consolidated financial statements for 2011. The Audit Committee and the Board recommend that shareholders approve KPMG LLP as the Company’s independent registered public accounting firm (the “Independent Accountants”) for 2011. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

Nonaudit Services and Other Relationships Between the Company and the Independent Registered Public Accounting Firm

The Company’s practice is not to have its Independent Accountants provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of permissible consulting services have been provided by the Independent Accountants or other accounting and consulting firms from time to time. All new services provided by the Independent Accountants must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chairman of the Audit Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

In addition, management may not hire as an employee a person who within the last three years was an employee of the Independent Accountants and participated in the audit engagement of the Company’s financial statements if the Audit Committee determines that the hiring of such person would impair the independence of the Independent Accountants. The independence of the Independent Accountants also is considered annually by the Audit Committee and Board.

Fees Incurred for 2010 and 2009 Services Performed by the Independent Registered Public Accounting Firm

The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in 2010 and 2009. All such services were approved in advance by the Audit Committee. As shown in the table below, audit and audit-related fees totaled approximately 99% of the aggregate fees paid to KPMG LLP for both 2010 and 2009, and tax fees made up the remainder. There were no other fees paid to KPMG LLP in 2010 or 2009.

	2010	2009

Audit Fees(1)	$8,698,000	$9,010,000

Audit-Related Fees(2)
Servicing Reports	714,000	722,000
Employee Benefit Plan Audits	150,000	150,000
Audit/Attest Services Not Required by Statute or Regulation	42,000	42,000

	906,000	914,000
Tax Fees(3)	110,000	89,000
All Other Fees	0	0

Total Fees	$9,714,000	$10,013,000

(1)	Audit Fees include all services performed to comply with generally accepted auditing standards and services that generally only the Independent Accountants can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. For the Company, these fees include the integrated audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews, statutory audits of the Company’s subsidiaries required by statute or regulation, attest services required by applicable law, comfort letters in connection with debt issuances, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees are for audit and related attest services that traditionally are performed by the Independent Accountants, and include servicing reports, employee benefit plan audits, and audits or agreed-upon procedures that are not required by applicable law. Servicing reports represent reviews of the Company’s claim administration and certain health data processing functions that are provided to customers.

(3)	Tax Fees include all services performed by professional staff in the Independent Accountants’ tax division for tax return and related compliance services, except for those tax services related to the audit.

The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011. The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2011. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

III. Approval of the Amendment of the Aetna Inc. 2010 Stock Incentive Plan to Increase the Number of Shares Authorized to Be Issued Under the Plan

Subject to shareholder approval at the Annual Meeting, on February 25, 2011, the Board, on the recommendation of the Compensation Committee, unanimously approved an amendment (the “Amendment”) of the Aetna Inc. 2010 Stock Incentive Plan (the “2010 Stock Plan”), to be effective as of May 20, 2011, the date of the Annual Meeting. The Amendment increases the number of shares authorized to be issued under the 2010 Stock Plan from 6,000,000 to 15,750,000. The Board of Directors recommends and requests that the shareholders approve the Amendment by approving the following resolution at the Annual Meeting:

“Resolved: That the first sentence of Section 4(a) of the Aetna Inc. 2010 Stock Incentive Plan is hereby amended and restated to read in its entirety as follows: ‘The maximum number of shares of Common Stock in respect of which awards may be made under the Plan shall be a total of 15,750,000 shares of Common Stock.”’

The principal features of the 2010 Stock Plan are summarized below. Shareholders should read the full text of the 2010 Stock Plan provided in Annex B to this Proxy Statement for a complete description of its legal terms and conditions. The summary below is subject in all respects to the actual terms of the 2010 Stock Plan. Annex B is marked to show the Amendment proposed to be approved by Aetna’s shareholders.

We currently maintain two stock compensation plans under which future equity awards may be granted: the 2010 Stock Plan and the 2010 Non-Employee Director Compensation Plan (the “2010 Director Plan”), which together we refer to as the “Current Plans”. As of March 18, 2011, there were approximately 2.1 million shares available for future awards under the Current Plans. Of that number, approximately 1.7 million shares were available under the 2010 Stock Plan and approximately 0.4 million were available under the 2010 Director Plan. The 2010 Director Plan expires on May 21, 2020.

As of March 18, 2011, there were outstanding under the Current Plans stock options and SARs with respect to 35,633,958 shares of Common Stock, with a weighted average exercise price of $31.64 and a weighted average remaining term of 4.0 years. None of the outstanding stock options or SARs are entitled to dividends or dividend equivalents. In addition, as of March 18, 2011, there were 9,630,067 full-value awards outstanding under the Current Plans.

Upon shareholder approval of the Amendment, the shares remaining available for future awards under the 2010 Stock Plan will increase from approximately 1.7 million to approximately 11.4 million. If the Amendment is not approved by the shareholders, we will continue to grant awards under the 2010 Stock Plan while it remains in effect and to the extent shares are available. The table below provides the approximate number of shares available for future awards under the Current Plans prior to the Amendment and those that would be available following approval of the Amendment, each as of the date of the Annual Meeting.

	Shares Remaining Available
	for Future Equity Awards
	(millions)
	Prior to	Following
	Shareholder	Shareholder
Stock Compensation Plan	Approval	Approval

2010 Stock Plan	1.7	11.4
2010 Director Plan	0.4	0.4

Total	2.1	11.8

Introduction

The Board believes that an effective equity compensation program is a key component of Aetna’s compensation philosophy. Long-term incentive compensation in the form of equity awards is intended to promote Aetna’s long-term success and increase shareholder value by attracting and retaining high caliber executives and employees who are essential to our success, and motivating these individuals to achieve Aetna’s continued financial growth and profitability. To achieve this purpose, the 2010 Stock Plan approved by the Board and our shareholders at the 2010 Annual Meeting provides the flexibility to grant stock options, Stock Appreciation Rights (“SARs”), restricted stock, Restricted Stock Units (“RSUs”), Performance Stock Units (“PSUs”), Market Stock Units (“MSUs”), performance shares and other stock-based awards to eligible employees.

The 2010 Stock Plan also allows the Company to continue to provide equity compensation awards that preserve our corporate tax deduction under Section 162(m) of the Code. Section 162(m) of the Code denies a corporation’s federal income tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) of the Code provides an exception to this limitation if the compensation is performance-based and the material terms of the compensation have been approved by the corporation’s shareholders. To ensure that stock options, SARs and incentive awards granted under the 2010 Stock Plan qualify for this exception, the 2010 Stock Plan specifies the maximum number of stock options, SARs and incentive awards that may be granted during any year to any one individual, as further described below. The Amendment does not change these provisions.

The Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act of 2010 added Section 162(m)(6) to the Code. Section 162(m)(6) denies each covered health insurance provider (including the Company) a federal income tax deduction for compensation it pays to employees and service providers in excess of $500,000 per year for any person, effective in 2013 for compensation earned after 2009. Section 162(m)(6) does not contain an exception for performance-based compensation and places restrictions on the federal income tax deductibility of compensation that are more stringent on us than Section 162(m).

Why the Board of Directors Recommends You Vote “For” This Proposal

•	The Amendment will allow Aetna to continue to grant equity awards, an important incentive tool for creating shareholder value.

The use of Common Stock as a component of the Company’s compensation program is critical to the future success of the Company. Equity awards create an employee ownership culture that aligns the interests of employees with shareholders. Equity compensation also focuses employees’ attention on creating long-term value since the awards are subject to vesting and/or performance conditions. For example:

1. Aetna has established stock ownership requirements for senior executives, which are further described on page 52 of the Compensation Discussion and Analysis section of this Proxy Statement; and

2. A portion of the equity compensation granted to senior executives in recent years has been awarded in the form of PSUs and MSUs, which are earned contingent on the Company attaining specified operating earnings per share, operating earnings and/or revenue performance levels.

•	Equity awards are critical as a recruiting and retention tool.

Aetna’s future performance is dependent on its ability to recruit and retain high caliber employees, and a competitive compensation program that includes equity awards is essential for attracting and retaining such employees. The Company would be at a significant competitive disadvantage if it were not able to use stock-based awards to compensate employees. Without equity compensation, our recruiting efforts could be more challenging, and executives would no longer have stock awards at risk of forfeiture, which could impact our ability to retain them.

•	Aetna has demonstrated sound equity compensation practices.

The Company recognizes that equity compensation programs dilute shareholder equity and need to be used judiciously. Our compensation programs are designed to be consistent with competitive market practice, and we believe that our historical share utilization has been prudent and mindful of shareholder interests.

•	The 2010 Stock Plan includes features designed to protect shareholder interests, including:

1.	Awards under the 2010 Stock Plan are administered by the Compensation Committee, which consists entirely of independent Directors;

2.	The 2010 Stock Plan prohibits granting stock options and SARs with an exercise price below the fair market value of a share of stock on the date of grant;

3.	The 2010 Stock Plan prohibits the repricing of stock options or SARs or the exchange of stock options or SARs for cash or other awards without shareholder approval;

4.	Material amendments to the 2010 Stock Plan, including the Amendment, require shareholder approval; and

5.	The 2010 Stock Plan permits the Company to credit and accrue, but does not permit the Company to pay out, dividends or dividend equivalents on unvested equity awards.

•	If the Amendment is not approved, the Company will be compelled to increase the cash component of employee compensation.

In order to provide competitive compensation opportunities to attract and retain employees without equity compensation, the Company would need to replace the compensation previously delivered in equity awards with cash awards or other vehicles. These alternative forms of compensation may not align employee interests with those of shareholders as efficiently as stock-based awards.

Principal Features of the 2010 Stock Plan

The principal features of the 2010 Stock Plan as proposed to be amended by the Amendment are summarized below. The full text of the 2010 Stock Plan as proposed to be amended by the Amendment is attached as Annex B to this Proxy Statement, and the following summary is qualified in its entirety by reference to Annex B.

Plan Limits

The maximum number of shares of our Common Stock that may be issued pursuant to awards under the 2010 Stock Plan as proposed to be amended by the Amendment, is 15,750,000, which may include authorized but unissued shares.

The 2010 Stock Plan permits the Company to credit and accrue, but does not permit the Company to pay out, dividends or dividend equivalents on unvested equity awards.

Shares that are subject to a stock option, SAR, restricted stock award, RSU award, PSU award, MSU award or other award granted under the 2010 Stock Plan which for any reason expire or are terminated, forfeited, canceled or converted to and paid in cash, are available for delivery in connection with future awards under the 2010 Stock Plan. In addition, shares surrendered for the payment of the exercise price of stock options or other awards or withheld for taxes upon exercise or vesting of an award are again available for issuance under the 2010 Stock Plan. In addition, when a SAR is exercised and settled in shares or a stock option is subject to net-exercise, only the net shares issued from the SAR or option are counted against the 2010 Stock Plan limit.

In order to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, the 2010 Stock Plan provides that no participant may be granted stock options or SARs for more than 2,000,000 shares in any one-year period. In addition, no participant may be granted performance-based restricted stock awards, PSUs, MSUs, unrestricted stock awards or RSUs for more than 2,000,000 shares in any one-year period.

Administration

The 2010 Stock Plan is administered by the Compensation Committee, or such other committee as the Board selects consisting of two or more Directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NYSE rules. The current members of the Compensation Committee are Mr. Clark, Ms. Cohen, Mr. Farah, Ms. Franklin and Mr. Garten, each of whom is an independent Director and not an employee of Aetna.

The Board may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the 2010 Stock Plan or may act as administrator of the 2010 Stock Plan for any and all purposes. In addition, the Board or the Compensation Committee may expressly delegate to a special committee, consisting of one or more Directors or officers, some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers and are not anticipated to be covered employees whose compensation would be subject to the limitations of Section 162(m) of the Code.

The Compensation Committee has full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the 2010 Stock Plan in accordance with its terms. The Compensation Committee determines the employees who will be granted awards under the 2010 Stock Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2010 Stock Plan. The Compensation Committee interprets the 2010 Stock Plan and award agreements and has authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2010 Stock Plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the 2010 Stock Plan are final and conclusive.

The 2010 Stock Plan prohibits reducing the exercise price or grant price of an outstanding stock option or SAR or replacing or exchanging an outstanding stock option or SAR that has an exercise price or grant price above the value of our Common Stock with a new option or SAR that has a lower exercise price or grant price, or with cash or any other type of new award other than as described under “Adjustment for Corporate Transactions” on page 88, without first obtaining shareholder approval.

Eligibility

The 2010 Stock Plan provides that awards may only be granted to employees of the Company. As of March 1, 2010, there were approximately 33,000 employees who would be eligible to receive awards under the 2010 Stock Plan. From 2005 through 2010, between 3,000 and 6,000 of the Company’s eligible employees have received equity awards annually.

Duration and Modification

The 2010 Stock Plan will terminate on May 21, 2020, or such earlier date as the Board of Directors may determine. Notwithstanding the foregoing, the 2010 Stock Plan will remain in effect for awards outstanding under that Plan until no such awards remain outstanding.

The Board of Directors may amend, alter, suspend or terminate the 2010 Stock Plan. However, the Board of Directors is required to obtain approval of the shareholders, if such approval is required by any applicable law or rule, of any amendment of the 2010 Stock Plan that would: (a) increase the maximum number of shares of Common Stock that may be sold or awarded under the 2010 Stock Plan, or that may be subject to awards granted to a single participant during a single fiscal year, except in the event of certain changes in our capital (as described on page 88 under “Adjustment for Corporate Transactions”); (b) decrease the minimum option exercise price or SAR grant price required by the 2010 Stock Plan, except in the event of certain changes in our capital (as described on page 88 under “Adjustment for Corporate Transactions”); (c) change the class of persons eligible to receive awards under the 2010 Stock Plan; (d) change the performance measures applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code; (e) extend the duration of the 2010 Stock Plan or the exercise period of any stock options or SARs granted under the 2010 Stock Plan; or (f) otherwise require shareholder approval to comply with applicable laws or rules. The proposed Amendment requires shareholder approval.

Incentive Stock and Incentive Units

The 2010 Stock Plan provides the Compensation Committee with the authority to grant a variety of time-based and performance-based incentive stock and incentive unit awards, including, but not limited to, restricted stock, RSUs, PSUs, MSUs and performance shares, to eligible employees.

Restricted stock awards are shares of our Common Stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Until the applicable restrictions lapse, shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. RSUs are denominated in units of shares of our Common Stock, except that no shares are actually issued to the participant on the grant date. When a RSU award vests, the participant is entitled to receive shares of our Common Stock, a cash payment based on the value of shares of our Common Stock or a combination of shares and cash. Vesting of restricted stock and RSU awards may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. A recipient of restricted stock will have the rights of a shareholder during the restriction period, including the right to be credited with any dividends, which shall be subject to the same restrictions as the underlying share of restricted stock. A recipient of RSUs will have none of the rights of a shareholder unless and until shares are actually delivered to the participant. Upon termination of employment or a period of service, or failure to satisfy other vesting or performance conditions, a participant’s unvested shares of restricted stock and unvested RSUs are forfeited unless the participant’s award agreement, or the Compensation Committee, provides otherwise.

Performance units, performance shares, PSUs and MSUs granted to a participant are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Compensation Committee at the time of grant. A performance share has an initial value equal to the fair market value of one share of our Common Stock on the date of grant. Whether a performance unit, performance share, PSU or MSU award will actually result in a payment to a participant will depend upon the extent to which performance goals or other conditions established by the Compensation Committee are satisfied. After a performance unit, performance share, PSU or MSU award has vested, the participant will be entitled to receive a payout of cash, shares of our Common Stock or a combination thereof, as determined by the Compensation Committee. A participant’s award agreement describes the terms and conditions of the award, including the effect of a termination of employment on the participant’s performance unit, performance share, PSU or MSU award.

The number of shares of incentive stock and/or incentive units granted to a participant will be determined by the Compensation Committee, but no participant may be granted more than 2,000,000 shares subject to awards in any year.

Incentive stock and/or incentive unit awards subject to performance conditions may be structured to qualify as performance-based compensation that is exempt from the deduction limitations of
Section 162(m) of the Code, as described under “Certain United States Federal Income Tax Consequences” beginning on page 88. Awards intended to satisfy this exemption must be conditioned on the achievement of objectively determinable performance goals based on any combination of one or more of the performance measures listed below, determined in relation to the Company or our affiliates or any business unit of either or in comparison to a designated group of other companies or index:

•	Net income	•	Cash flow
•	Earnings before income taxes	•	Return on assets
•	Earnings per share	•	Pretax operating income
•	Return on shareholders equity	•	Customer satisfaction
•	Expense management	•	Provider satisfaction
•	Ratio of claims to revenues	•	Employee satisfaction
•	Revenue growth	•	Quality of networks
•	Earnings growth	•	Strategic innovation
•	Profitability of an identifiable business unit or product	•	Net economic profit (operating earnings minus a charge for capital)
•	Total shareholder return

The Compensation Committee will determine whether the performance goals that have been chosen for a particular performance-based award have been met. The Compensation Committee may, in its discretion, adjust downwards but not upwards amounts payable or benefits granted, issued, retained or vested under a performance-based award described above.

SARs

SARs may be granted under the 2010 Stock Plan alone or in tandem with specific stock options granted under the 2010 Stock Plan. SARs are awards that, upon their exercise, give a participant the right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our Common Stock on the exercise date above the exercise price of the SAR. The exercise price of a SAR cannot be less than 100% of the fair market value of our Common Stock on the grant date of such SAR. A SAR may be settled in cash, shares or a combination of cash and shares, as determined by the Compensation Committee. SARs will become exercisable and expire at the times and on the terms and conditions established by the Compensation Committee, subject to a maximum term of 10 years following the grant date. However, a SAR granted in tandem with a stock option will be exercisable and terminate when the related stock option is exercisable and terminates. Such a stock option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, a SAR will not be exercisable to the extent that the related stock option is exercised. The number of shares covered by each SAR will be determined by the Compensation Committee, but no participant may be granted SARs covering more than 2,000,000 shares of our Common Stock in any year.

Stock Options

A stock option is the right to purchase a specified number of shares of our Common Stock in the future at a specified exercise price, subject to the other terms and conditions specified in the award agreement and the 2010 Stock Plan. Stock options granted under the 2010 Stock Plan will be either “incentive stock options,” which may be eligible for special tax treatment under the Code, or stock options other than incentive stock options (referred to as “nonqualified stock options”), as determined by the Compensation Committee and stated in the award agreement. The number of shares covered by each stock option award will be determined by the Compensation Committee, but no participant may be granted stock options for more than 2,000,000 shares of our Common Stock in any year. The exercise price of each stock option is determined by the Compensation Committee but cannot be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value of our Common Stock is generally determined as the closing price of our Common Stock on the NYSE on the grant date. Stock options granted under the 2010 Stock Plan in substitution or exchange for options or awards of another company involved in a corporate transaction with us or one of our subsidiaries will have an exercise price that is intended to preserve the economic value of the award that is replaced. The exercise price of any stock options granted under the 2010 Stock Plan may be paid in cash, shares of our Common Stock already owned by the option holder or any other method that may be approved by the Compensation Committee, such as a cashless broker-assisted exercise that complies with law.

Stock options will become exercisable and expire at the times and on the terms and conditions established by the Compensation Committee, subject to a maximum term of 10 years following the grant date. Stock options generally terminate 90 days after the holder’s employment or service with Aetna or one of our affiliates terminates.

Other Stock-Based Awards

Under the 2010 Stock Plan, the Compensation Committee may grant to participants other stock-based awards which are valued in whole or in part by reference to, or otherwise based on, shares of our Common Stock. The form of any other stock-based awards will be determined by the Compensation Committee, and may include a grant or sale of unrestricted shares of Common Stock. The number of shares of our Common Stock related to any other stock-based award will be determined by the Compensation Committee. Other stock-based awards may be paid in shares of our Common Stock or cash, according to the award agreement. The terms and conditions of the award, including vesting provisions and the effect of a termination of employment or service on the award, will be established by the Compensation Committee at the time of grant.

Dividend Equivalents

The Compensation Committee may provide for the crediting of dividends or dividend equivalents with respect to equity awards, such as RSUs, that have not vested or been issued. However, such dividends or dividend equivalents will generally be subject to the same terms and conditions as the underlying award, and will in no event pay out on unvested awards. Neither SARs nor stock options will be eligible for dividends or dividend equivalents.

Transferability of Awards

Awards under the 2010 Stock Plan generally may not be sold, assigned or otherwise transferred except by will or the laws of descent and distribution. The Compensation Committee may permit awards to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members on such terms and conditions as the Committee shall determine.

Adjustment for Corporate Transactions

In the event of any corporate event or transaction, such as an extraordinary stock dividend, stock split, recapitalization, reorganization, merger, combination, consolidation or spin-off, in order to prevent dilution or enlargement of participants’ rights under the 2010 Stock Plan, the Compensation Committee will substitute or adjust the number, class and kind of securities that can be delivered under the 2010 Stock Plan and outstanding awards, the 2010 Stock Plan’s limits on the number of shares that can be subject to awards granted to a single participant during a single fiscal year, and the price, as applicable, of securities subject to awards outstanding under the 2010 Stock Plan.

Tax Withholding Obligations

The 2010 Stock Plan authorizes the Company to withhold all applicable taxes from any award or payment under the 2010 Stock Plan and to take other actions necessary or appropriate to satisfy those tax obligations.

Certain United States Federal Income Tax Consequences

The following is a brief summary of certain significant United States federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to us and participants in connection with awards under the 2010 Stock Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. References to “we,” “us,” “our” and the “Company” in this summary of tax consequences mean Aetna Inc., or any subsidiary or affiliate of Aetna Inc. that employs or receives the services of a recipient of an award under the 2010 Stock Plan, as the case may be.

A recipient of shares of restricted stock will not recognize any taxable income upon the award of shares of restricted stock which are not transferable or are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock, if any, prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the recipient. Generally, the recipient will recognize taxable ordinary income when the shares become transferable and are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares at the time such restrictions lapse. However, a recipient may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of our Common Stock subject to the award on the date of the award. If a recipient makes such an election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the recipient will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. In addition, if the election is made, the recipient will not be allowed a deduction for amounts subsequently required to be returned to the Company.

Assuming compliance with the applicable reporting requirements, until 2013, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by a recipient in connection with his or her restricted stock award in the same taxable year that the recipient recognizes that ordinary income. Beginning in 2013, Section 162(m)(6) of the Code will further limit our tax deduction to the first $500,000 of earned compensation regardless of whether or not that compensation is performance-based.

The granting of RSUs does not result in taxable income to the recipient of a RSU or a tax deduction for the Company. The amount of cash received or the then-current fair market value of our Common Stock received upon vesting of the RSU is taxable to the recipient as ordinary income and deductible by the Company in the year of receipt of the cash or Common Stock.

The granting of incentive stock and/or incentive unit awards subject to performance conditions, including PSUs, MSUs, performance shares and other stock-based awards, generally should not result in the recognition of taxable income by the recipient or a tax deduction by us. The payment or settlement of a PSU, MSU, performance share or other stock-based award should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash received or the then-current fair market value of the shares of our Common Stock received, and a corresponding tax deduction by the Company until 2013. Beginning in 2013, Section 162(m)(6) of the Code will further limit our tax deduction to the first $500,000 of earned compensation regardless of whether or not that compensation is performance-based. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the recipient and the Company will be similar to the tax consequences of restricted stock awards previously described. If the award consists of unrestricted shares of our Common Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we will be entitled to a corresponding tax deduction.

The granting of SARs does not, in itself, result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash and/or the fair market value of any Common Stock received as of the exercise date are taxable to the recipient as ordinary income and deductible by the Company.

The grant of stock options will not, in itself, result in taxable income to the recipient of the stock option or an income tax deduction for us. However, our transfer of Common Stock to a stock option holder upon exercise of the option may or may not give rise to taxable income to the option holder and a tax deduction for us depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our Common Stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time the participant disposes of the shares (long term capital gain if the holding period of such shares of Common Stock is more than one year) and has no impact on the Company.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the option holder will be taxed as if nonqualified stock options were granted. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Under Section 162(m) of the Code, our federal income tax deductions may be limited to the extent that total annual compensation in excess of $1 million is paid to our principal executive officer and each of our other three most highly compensated executive officers (other than our principal financial officer) who are employed by us on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this deduction limitation. The 2010 Stock Plan has been structured with the intention that compensation resulting from PSUs, MSUs, SARs, stock options and other performance-based awards granted under the 2010 Stock Plan will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 2010 Stock Plan allows the Compensation Committee discretion to award restricted stock, RSUs, performance shares, PSUs, MSUs and other stock-based awards that are intended to be qualified performance-based compensation, as described under “Incentive Stock and Incentive Units” beginning on page 86. However, nothing in this proposal or the 2010 Stock Plan prevents us or the Compensation Committee from granting awards that do not qualify for tax deductibility under Section 162(m) of the Code.

Beginning in 2013, Section 162(m)(6) of the Code will further limit our tax deduction to the first $500,000 of earned compensation regardless of whether or not that compensation is performance-based.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2010 Stock Plan in connection with a “change of control” may be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the recipient holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

Equity compensation awards to be granted in the future to the Company’s current and future eligible employees under the 2010 Stock Plan cannot be determined at this time, as actual awards will be based on the discretion of the Compensation Committee. For an understanding of the equity compensation awards made in the past under the 2010 Stock Plan and the 2000 Stock Plan, see the 2010 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2010 Fiscal Year-End Table beginning on page 58.

Approval of the Amendment requires (a) a majority of the votes cast on the Amendment to be “FOR” the Amendment and (b) the total number of votes cast on the Amendment to be a majority of the shares of Common Stock outstanding at the Record Date. The Board recommends a vote FOR the approval of the Amendment. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the Amendment.

IV. Approval of Aetna Inc. 2011 Employee Stock Purchase Plan

Introduction

Subject to shareholder approval at the Annual Meeting, on February 25, 2011, the Board, on the recommendation of the Compensation Committee, unanimously adopted the Aetna Inc. 2011 Employee Stock Purchase Plan (the “2011 ESPP”). Aetna’s shareholders previously approved Aetna’s existing employee stock purchase plan (the “Existing ESPP”) at the 2006 Annual Meeting. No offering under the Existing ESPP may commence after July 1, 2011.

Summary of the Aetna Inc. 2011 Employee Stock Purchase Plan

The following summary of the 2011 ESPP is qualified in its entirety by reference to the complete text thereof, which is attached to this Proxy Statement as Annex C.

The purpose of the 2011 ESPP is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests and provide an opportunity for employees to purchase Common Stock.

Under the 2011 ESPP, 5,000,000 shares of Common Stock are authorized for purchase.

Employees who are employed by Aetna or a participating subsidiary immediately prior to the first day of an offering under the 2011 ESPP are eligible for participation in such offering. It is anticipated that there will be approximately 33,000 employees eligible to participate in the 2011 ESPP.

The 2011 ESPP provides that the Compensation Committee may from time to time determine the date on which Aetna shall commence an offering to all eligible employees for the purchase of Common Stock. Each offering will provide that an eligible employee may elect to purchase a number of shares of Common Stock determined by the Compensation Committee. Notwithstanding the above, no employee may be eligible to receive rights to purchase shares in any single calendar year having an aggregate fair market value at the time of grant in excess of $25,000. Each offering shall have a stated term as determined by the Compensation Committee but not longer than 27 months and may have a purchase price of not less than the lesser of 85% of the fair market value of a share of Common Stock on the grant date of the purchase right or the last day of that offering.

A participant may elect not to purchase all (but not less than all) of the shares covered by his or her purchase right prior to the end of any such purchase period. It is anticipated that cash proceeds received by Aetna from any sale of Common Stock under the 2011 ESPP will be used for general corporate purposes.

Under the terms of the 2011 ESPP, the shares of Common Stock authorized to be sold will be authorized and unissued Common Stock. The 2011 ESPP provides for adjustments in the number of shares which may be purchased and the purchase price in the case of certain changes in Aetna’s capital structure and other corporate events when the Compensation Committee deems such adjustments to be necessary in order to preserve the benefits or potential benefits to be made available under the 2011 ESPP. Upon a change in control of Aetna, the expiration date of the offering shall be deemed to have occurred, and all the outstanding purchase rights will be deemed to have been exercised.

The Compensation Committee shall have sole discretion in determining when to make offers and which Aetna subsidiaries shall be eligible to participate in such offerings under the 2011 ESPP. In addition, each offering shall contain such terms and conditions not inconsistent with the 2011 ESPP as the Compensation Committee shall prescribe. The terms of each offering will be communicated to each eligible employee. The offerings made under the 2011 ESPP are subject to applicable tax withholding requirements and may not be assigned or transferred.

No offering may commence under the 2011 ESPP after July 1, 2016. The 2011 ESPP may be amended or terminated at any time by the Board (and in some circumstances, the Compensation Committee), except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Compensation Committee has determined it is necessary or desirable to have Aetna comply.

The 2011 ESPP is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

Certain United States Federal Income Tax Consequences

Under Section 423 of the Code, employees will not realize taxable income upon the grant of a purchase right under the 2011 ESPP or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long-term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the grant or, if less, the excess of the stock’s value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, if such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year, except to the extent disallowed by other provisions of the Code. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

Participation; Initial Offering

It is not possible to determine at this time the extent to which, if at all, the executive officers named in the 2010 Summary Compensation Table on page 56 will elect to participate in the 2011 ESPP. Mr. Williams has participated in the Existing ESPP since 2006. Set forth below is the number of shares purchased under the Existing ESPP in 2010 and the dollar value of the aggregate discount on such shares in 2010, in each case by the person(s) identified in the table.

It is anticipated that the initial offering under the 2011 ESPP, if approved by Aetna’s shareholders, will commence in June 2011 and terminate in December 2011, with a per share purchase price equal to 95% of the fair market value of a share of Common Stock on the termination date of the offering period.

New Plan Benefits

Benefits under the 2011 ESPP depend on employees’ elections to participate in the 2011 ESPP and the fair market value of the Common Stock at various future dates. Therefore, it is not possible to determine future benefits that will be received by participants in the 2011 ESPP.

Set forth below is a summary of the benefits with respect to fiscal 2010 pursuant to the Existing ESPP.

	Dollar Value of	Number of Shares
	Aggregate	Purchased in
Name and Position	Discount in 2010	2010

Mark T. Bertolini, Chairman, Chief Executive Officer and President	$0	0
William J. Casazza, Senior Vice President and General Counsel	0	0
Margaret M. McCarthy, Executive Vice President, Operations and Technology	0	0
Lonny Reisman, M.D., Senior Vice President and Chief Medical Officer	0	0
Joseph M. Zubretsky, Senior Executive Vice President and Chief Financial Officer	0	0
Ronald A. Williams, Retired Chairman and former Chief Executive Officer	21,795	789
Executive Group (6 members)	21,795	789
Non-Executive Director Group (11 members)	Not applicable	Not applicable
Non-Executive Officer Employee Group	$5,623,710	200,101

Approval of the Aetna Inc. 2011 Employee Stock Purchase Plan requires (a) a majority of the votes cast on the Aetna Inc. 2011 Employee Stock Purchase Plan to be “FOR” the Aetna Inc. 2011 Employee Stock Purchase Plan and (b) the total number of votes cast on the Aetna Inc. 2011 Employee Stock Purchase Plan to be a majority of the shares of Common Stock outstanding at the Record Date. The Board recommends a vote FOR the approval of the Aetna Inc. 2011 Employee Stock Purchase Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the Aetna Inc. 2011 Employee Stock Purchase Plan.

V. Non-Binding Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act (15 U.S.C. 78n-l) (“Section 14A”), Aetna is providing shareholders with the opportunity to cast a non-binding advisory vote on the fiscal 2010 compensation of our NEOs (sometimes referred to as “say-on-pay”). This vote is not intended to address any specific item of compensation, but rather the overall compensation for our NEOs and our compensation philosophy, policies and practices as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders of Aetna Inc. (“Aetna”) hereby approve, on an advisory basis, the compensation paid to Aetna’s Named Executive Officers, as disclosed in Aetna’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.”

As described in detail under “Compensation Discussion and Analysis” and “Executive Compensation” our compensation programs are designed to motivate our executives to manage and grow a successful company. If fully earned based on the achievement of performance goals, equity compensation in the form of PSUs that are subject to performance-based vesting and MSUs, the number of which is determined by our stock price performance, are the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including PSUs and MSUs) and share ownership guidelines, rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation,” the accompanying compensation tables, and the related narrative disclosure.

This advisory vote is nonbinding. The Compensation Committee, which is comprised solely of independent Directors, and the Board value the opinions of all of our shareholders and expect to take into account the outcome of this vote when considering future executive compensation decisions for our NEOs.

The affirmative vote of a majority of the votes cast is required for the non-binding advisory vote on executive compensation to be considered approved. The Board recommends a vote FOR the approval, on an advisory basis, of the proposed resolution on the compensation of Aetna’s Named Executive Officers. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval, on an advisory basis, of such compensation.

VI. Non-Binding Advisory Vote on the Frequency of the Vote on Executive Compensation

In accordance with Section 14A, Aetna is providing shareholders with the opportunity to cast a non-binding advisory vote to determine how often to present to shareholders the advisory vote to approve the compensation of Aetna’s named executive officers (sometimes referred to as the “say-on-pay vote”). Section 14A requires us to include this vote in our proxy statement at least once every six years. In this Proposal, the Board is asking shareholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Shareholders may select among four choices: (1) a vote every year; (2) a vote every two years; (3) a vote every three years; or (4) to abstain from casting a vote. This advisory vote is not binding on the Board. The Board acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes.

Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders of Aetna Inc. (“Aetna”) determine, on an advisory basis, that Aetna’s shareholders should have an advisory vote on the compensation of Aetna’s Named Executive Officers set forth in Aetna’s proxy statement:

Choice 1 — EVERY YEAR;

Choice 2 — EVERY TWO years;

Choice 3 — EVERY THREE years; or

Choice 4 — ABSTAIN from voting.”

The choice among the four choices included in the resolution that receives the majority of the votes cast will be considered approved. Even if no choice receives the required majority vote approval, the Board will take into account all voting results.

The Board does not have a recommendation with respect to this proposal. If you sign and date your proxy card with no further instructions with respect to this proposal, the shares represented by that proxy card will NOT BE VOTED on this proposal. Shareholders may choose among the four choices included in the resolution set forth above.

VII. Shareholder Proposals

Proposal 1— Cumulative Voting

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 800 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

“REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 122,186,183 shares, representing approximately 34.67% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2011 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board continues to believe that a system of voting for Directors that does not permit shareholders to cumulate their votes provides the best assurance that the decisions of the Directors will be in the interests of all shareholders.

Many shareholders in corporate America want more say when it comes to electing directors. The Board has studied various alternatives for accomplishing this objective, including cumulative voting. The Nominating Committee, which consists entirely of independent Directors, has considered these voting matters on several occasions in the last few years, as has the full Board. During the course of this review, the Board amended (with the approval of the Company’s shareholders) Aetna’s Articles of Incorporation to provide for majority voting in uncontested Director elections, implemented confidential voting in uncontested solicitations and amended Aetna’s By-Laws to provide that the Board does not have the right to alter the size of the Board beyond a range established by Aetna’s shareholders. The Board believes that these changes effectively respond to shareholder needs and strengthen the Board’s accountability to Aetna’s shareholders.

In addition, cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The system of voting utilized by Aetna and by most leading corporations where each shareholder is entitled to one vote per share with respect to each Director nominee prevents the “stacking” of votes behind potentially partisan Directors. This system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

Finally, the Board alone would not be able to implement cumulative voting upon adoption of this proposal by the shareholders because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

For these reasons, while the Board carefully considered cumulative voting as a part of its review of governance issues in the last several years, the Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Proposal 2— Independent Chairman of the Board of Directors

The United Association S&P 500 Index Fund, P.O. Box 8635, Boston, Massachusetts 02266 (owner of Common Stock valued in excess of $2,000), has advised Aetna that it plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That stockholders of Aetna Inc. (“Aetna” or “the Company”) ask the board of directors to adopt a policy that the board’s chairman be an independent director who has not previously served as an executive officer of Aetna. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. At our Company, Mark T. Bertolini, the company’s CEO, is expected to become Chairman of the Board when Ronald A. Williams, the current executive Chairman, retires in April 2011. Mr. Bertolini will remain CEO after becoming Chairman. We believe that this structure may not adequately protect shareholders.

Shareholders of Aetna require an independent leader to ensure that management acts strictly in the best interests of the Company. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective Board.

As a long-term shareholder of our Company, we believe that ensuring that the Chairman of the Board of our Company is independent, will enhance Board leadership at Aetna, and protect shareholders from future management actions that can harm shareholders. Other corporate governance experts agree. As a Commission of The Conference Board stated in a 2003 report, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

We believe that the recent wave of corporate scandals demonstrates that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2011 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board believes that the decision of who should serve as Chairman is the responsibility of the Board and that the Board should not be constrained by a requirement that the position of Chairman be limited to one who is an independent director and who has not previously served as an executive officer. The Company’s existing governance structure allows the Board to make changes in the Company’s leadership structure if and when the Board believes that such actions are in the best interest of the Company and its shareholders. Currently, the Board believes that the Company and the shareholders are best served by having the option to have the same individual serve as Chairman and Chief Executive Officer, and that adopting a policy to restrict the Board’s discretion in selecting the Chairman would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman. There is simply no benefit in limiting the Board’s discretion to choose the person it believes would best serve as Chairman.

The Board, with the assistance of the Nominating Committee (which consists solely of independent Directors), regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent Director. The Board strongly believes that Mr. Bertolini, acting as both Chairman and CEO, will continue to serve as a highly effective leader of the Board and an effective bridge between the Board and management, and will continue to provide critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges.

The Board has taken several steps to ensure that it effectively carries out its responsibility for the independent oversight of management. The Board has an independent Presiding Director who: (a) is responsible for coordinating the activities of the independent and nonmanagement Directors; (b) sets the agenda for and leads the independent and nonmanagement Director executive sessions (which are described below), and briefs the Chairman on any issues arising from those executive sessions; (c) acts as the principal liaison to the Chairman for the views of, and any concerns or issues raised by, the independent or nonmanagement Directors; (d) provides input on and approves the agenda for Board meetings and Board meeting schedules; and (e) consults with the other Directors and advises the Chairman about the quality, quantity and timeliness of information provided to the Board and the Board’s decision making processes.

Executive sessions of nonmanagement Directors are scheduled as part of every regularly scheduled Board meeting, without management present, to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Shareholders wishing to make their concerns known to Aetna’s independent or nonmanagement Directors or to send communications to the entire Board may contact the Presiding Director as described in “Communications with the Board” in the “Governance of the Company” section of this Proxy Statement.

It should also be noted that out of the 12 Directors standing for election, only Mr. Bertolini is a member of management, and that every committee of the Board, other than the Executive Committee, the Medical Affairs Committee and the Investment and Finance Committee, is comprised entirely of independent Directors.

In summary, the Board opposes this proposal because it eliminates the Board’s ability to exercise its business judgment and because it believes the Company already receives substantial oversight from our Presiding Director and other independent Directors and from our strong corporate governance practices.

For these reasons, the Board believes that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Additional Information

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RW61
Hartford, CT 06156

or email us at shareholderrelations@aetna.com.

For information about your record holdings or DirectSERVICE Investment Program account, call Computershare Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.computershare.com/investor. We also invite you to visit Aetna’s website at www.aetna.com. Website addresses are included for reference only. The information contained on Aetna’s website is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement.

Financial Statements

The 2010 Aetna Annual Report, Financial Report to Shareholders (the “Annual Report”) includes the Report of Independent Registered Public Accounting Firm, which includes an opinion on the Company’s consolidated financial statements as of December 31, 2010 and 2009 and for each of the three years in the three-year period ending December 31, 2010, as well as an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. The Annual Report also contains Management’s Discussion and Analysis of Financial Condition and Results of Operations together with the Consolidated Financial Statements and related Notes as of December 31, 2010 and 2009 and for each of the three years in the three-year period ending December 31, 2010. Other information provided in the Annual Report includes Management’s Report on Internal Control Over Financial Reporting, Selected Financial Data for the most recent five years, Quarterly Financial Data for 2010 and 2009 and a Corporate Performance Graph.

SEC Form 10-K

Shareholders may obtain a copy of Aetna’s 2010 Annual Report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, without charge by calling 1-800-237-4273, by visiting Aetna’s website at www.aetna.com or by mailing a written request to Judith H. Jones, Aetna’s Corporate Secretary, at 151 Farmington Avenue, RW61, Hartford, CT 06156.

Non-GAAP Measures

Full-year 2010 and 2009 operating earnings per share exclude net realized capital gains and losses and certain other items from net income. Full-year 2010 and 2009 pretax operating margins are based on operating earnings excluding interest expense, income taxes and amortization of other acquired intangible assets. Management uses these measures to assess business performance and to make decisions regarding Aetna’s operations and allocation of resources among Aetna’s businesses. For a reconciliation to financial measures calculated under U.S. GAAP, refer to our Fourth Quarter and Full Year 2010 Earnings Press Release dated February 4, 2011.

By order of the Board of Directors,

Judith H. Jones
Vice President and Corporate Secretary
April 11, 2011

ANNEX A

AETNA INC.
INDEPENDENCE STANDARDS FOR DIRECTORS

To be considered independent under the New York Stock Exchange, Inc. (“NYSE”) rules, the Board must determine that a Director has no material relationship with Aetna (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aetna). The Board has established these guidelines to assist it in determining Director independence.

a.	An Aetna Director is not independent if:

i. The Aetna Director is, or has been within the last three years, an employee of Aetna, or an immediate family member is, or has been within the last three years, an executive officer of Aetna.

ii. The Aetna Director has received, or has an immediate family member who has received (other than in a non-executive officer employee capacity), during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aetna, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

iii. The Aetna Director is a current partner or employee, or an immediate family member is a current partner, of Aetna’s internal or external auditor.

iv. The Aetna Director has an immediate family member who is a current employee of Aetna’s internal or external auditor and such family member personally works on Aetna’s audit.

v. The Aetna Director or an immediate family member was within the last three years (but is no longer) a partner or employee of Aetna’s internal or external auditor and personally worked on Aetna’s audit within that time.

vi. The Aetna Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aetna’s present executives at the same time serves or served on that company’s compensation committee.

vii. The Aetna Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, Aetna for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of the other company’s consolidated gross revenue.

b. In addition, the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if an Aetna Director is an executive officer of another company that is indebted to Aetna, or to which Aetna is indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) if an Aetna Director is an executive officer of another company in which Aetna owns a common stock interest, and the amount of the common stock interest is less than five percent of the total shareholders equity of the company he or she serves as an executive officer; and (iii) if an Aetna Director serves as an executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are less than two percent of that organization’s annual revenue. (Aetna’s automatic matching of employee charitable contributions will not be included in the amount of Aetna’s contributions for this purpose.) A commercial relationship in which a Director is an executive officer of another company that owns a common stock interest in Aetna will not be considered to be a material relationship which would impair a Director’s independence. The Board will annually review commercial and charitable relationships of Directors.

c. For relationships outside the safe-harbor guidelines in (b) above, the determinations of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in (a) and (b) above. For example, if a Director is the executive officer of a charitable organization, and Aetna’s discretionary

A-1

charitable contributions to the organization are more than two percent of that organization’s annual revenue, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director should therefore be considered independent. Aetna would explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the safe-harbor for immateriality set forth in subsection (b) above.

In addition, members of certain Board Committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

September 26, 2008

A-2

ANNEX B

As Amended May 20, 2011

AMENDED AETNA INC.
2010 STOCK INCENTIVE PLAN

SECTION 1.     PURPOSE.

The purposes of this Plan are to promote the interests of the Company and its shareholders and align the interests of shareholders and Participants by:

(i) motivating Participants through Awards tied to total return to shareholders (i.e., stock price appreciation and dividends);

(ii) attracting and retaining high performing individuals as Participants;

(iii) enabling Participants to acquire additional equity interests in the Company; and

(iv) providing compensation opportunities dependent upon the Company’s performance relative to its competitors and changes in its own performance over time.

SECTION 2.     DEFINITIONS.

“AFFILIATE” shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

“AWARD” shall mean a grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 12(b).

“BOARD” shall mean the Board of Directors of the Company.

“CAUSE” shall mean (i) the willful failure by the Participant to perform substantially the Participant’s duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant, (ii) the Participant’s engagement in serious misconduct that is injurious to the Company, any Subsidiary or any Affiliate, (iii) the Participant’s conviction of, or entrance of a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company, any Subsidiary or any Affiliate or (v) the breach by the Participant of his or her duty of loyalty to the Company which shall include, without limitation, (A) any disclosure by the Participant of any confidential information pertaining to the Company, any Subsidiary or any Affiliate, (B) any harmful interference by the Participant in the business or operations of the Company, any Subsidiary or any Affiliate, (C) any attempt by the Participant directly or indirectly to induce any employee, insurance agent, insurance broker or broker-dealer of the Company, any Subsidiary or any Affiliate to be employed or perform services elsewhere, (D) any attempt by the Participant directly or indirectly to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company or (E) any breach or violation of the Company’s Code of Conduct.

“CODE” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“COMMITTEE” shall mean a committee of the Board as may be designated by the Board to administer the Plan, which shall consist of at least three directors of the Company chosen by the Board each of whom has satisfied such criteria for independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

“COMMON STOCK” shall mean the common shares, $.01 par value, of the Company.

“COMPANY” shall mean Aetna Inc., a Pennsylvania corporation.

“ELIGIBLE EMPLOYEE” shall mean each employee of the Company, its Subsidiaries or its Affiliates, but shall not include directors who are not employees of such entities. Any individual the Company designates as, or otherwise determines to be, an independent contractor shall not be considered an Eligible Employee, and such designation or determination shall govern regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law.

“EMPLOYMENT” shall mean, for purposes of determining whether a termination of employment has occurred under the Plan, continuous and regular salaried employment with the Company, a Subsidiary or an Affiliate, which shall include (unless the Committee shall otherwise determine) any period of paid time off, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary or Affiliate of the Company. For this purpose, regular salaried employment means scheduled employment of at least 20 hours per week.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“EXECUTIVE OFFICER” shall mean those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

“FAIR MARKET VALUE” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded on such Exchange.

“FUNDAMENTAL CORPORATE EVENT” shall mean any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

“INCENTIVE STOCK” shall mean an Award of Common Stock granted under Section 7 which may become vested and nonforfeitable upon the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

“INCENTIVE STOCK OPTION” shall mean an option which is intended to meet the requirements of Section 422 of the Code.

“INCENTIVE UNIT” shall mean an Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which may become vested and nonforfeitable upon either the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

“NONSTATUTORY STOCK OPTION” shall mean an Option which is not intended to be an Incentive Stock Option.

“OPTION” shall mean the right granted under Section 5 to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose, and shall include both Incentive Stock Options and Nonstatutory Stock Options.

“OTHER STOCK-BASED AWARD” shall mean any right granted under Section 8.

“PARTICIPANT” shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan and any recipient of a Substitute Award.

“PLAN” shall mean the Aetna Inc. 2010 Stock Incentive Plan, described herein, and as may be amended from time to time.

“RESTRICTED PERIOD” shall mean the period during which a grant of Incentive Stock or Incentive Units is subject to forfeiture.

“SECTION 409A” shall mean Section 409A of the Code and the regulations issued thereunder, as may be amended from time to time.

“STOCK APPRECIATION RIGHT” or “SAR” shall mean a right granted under Section 6.

“SUBSIDIARY” shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

“SUBSTITUTE AWARD” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.     ADMINISTRATION.

The Plan shall be administered by the Committee.  The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards, if any, to be granted to an Eligible Employee; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances, cash, Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan (including authorizing another committee of the Board to designate Participants or make Awards under the Plan within limits prescribed by the Committee).

Except with respect to any action or adjustment taken in connection with a Fundamental Corporate Event, any amendment or action that would, directly or indirectly, reduce the exercise price of any outstanding option or SAR previously granted under the Plan, including through an exchange or cancellation of awards for cash or other awards, shall be subject to the approval of the Company’s shareholders.

SECTION 4.     SHARES AVAILABLE FOR AWARDS.

(a) Shares Available for Issuance.  The maximum number of shares of Common Stock in respect of which Awards may be made under the Plan shall be a total of ∧15,750,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company’s treasury and not reserved for some other purpose. In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled, in whole or in part, without the delivery of Common Stock under the Plan will again be available for Awards under the Plan, as will shares of Common Stock tendered (either actually or by attestation) to the Company in satisfaction or partial satisfaction of the exercise price of any Award under the Plan, and shares withheld by the Company to pay applicable withholding in accordance with Section 12.

(b) Adjustment for Corporate Transactions.  In the event that the Committee shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the

Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan, (ii) the number and kinds of shares subject to outstanding Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award; provided, however, that to the extent such an Award constitutes “deferred compensation” within the meaning of Section 409A, no such provision for a cash payment shall change the timing of payment of such Award unless such change is permitted under Section 409A. However, the number of shares subject to any Award shall always be a whole number.

SECTION 5.     STOCK OPTIONS.

(a) Grant.  Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) subject to Section 5(b), the exercise price of the Option and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options (i) for more than 2,000,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b) or (ii) with a term of exceeding 10 years. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

(b) Exercise Price.  Except in the case of a Substitute Award, the exercise price of an Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Exercise.  Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the applicable Award or thereafter. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest or which, in the case of Incentive Stock, are fully vested) either actually or by attestation, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.

(d) Incentive Stock Option Annual Limit.  The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year (counting Incentive Stock Options under this Plan and under any other stock option plan of the Company or a subsidiary) shall not exceed $100,000. If an Option intended to be an Incentive Stock Option is granted to an Eligible Employee and the Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the $100,000 limitation, the Option shall be treated as an Incentive Stock Option to the extent it may be so treated under the limitation and as a Nonstatutory Stock Option as to the remainder. For purposes of determining whether an Incentive Stock Option would cause the limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted. The annual limit set forth above shall not apply to Nonstatutory Stock Options.

SECTION 6.     STOCK APPRECIATION RIGHTS.

(a) Grant of Stock Appreciation Rights.  The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Stock Appreciation Rights (i) for more than 2,000,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b), and (ii) with a term exceeding 10 years (or the term of the underlying Incentive Stock Option in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option). Stock Appreciation Rights granted in tandem with an Option may be granted either at the same time as the Option or at a later time.

(b) Exercise Price.  The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted; provided that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for an Option, the exercise price may be the exercise price of the Option to which it is related.

(c) Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a change of control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related Option is exercisable.

SECTION 7.     INCENTIVE AWARDS.

(a) Incentive Stock and Incentive Units.  Subject to the provisions of the Plan, the Committee shall have the authority to grant time vesting and/or performance vesting Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and/or the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the passage of time and/or the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. The maximum number of shares of Common Stock that may be subject to any performance-based Awards of Incentive Stock and/or Incentive Units (whether payable in cash or shares) granted to an Executive Officer with respect to any year in which the Plan is in effect shall not exceed 2,000,000 shares, as such number may be adjusted pursuant to Section 4(b). If the award is intended to qualify under Section 162(m) of the Code, the performance objectives with respect to an Award made to an Executive Officer shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) ratio of claims to revenues; (viii) revenue growth; (ix) earnings growth; (x) total shareholder return; (xi) cash flow; (xii) return on assets; (xiii) pretax operating income; (xiv) net economic profit (operating earnings minus a charge for capital); (xv) customer satisfaction; (xvi) provider satisfaction; (xvii) employee satisfaction; (xviii) quality of networks; (xix) strategic innovation or (xx) any combination of the foregoing.

SECTION 8.     OTHER STOCK-BASED AWARDS.

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 5 through 7 above and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9.     DIVIDENDS AND DIVIDEND EQUIVALENTS.

The Committee may provide that any Award shall include dividends or dividend equivalents, payable in cash, Common Stock, securities or other property on a current or deferred basis, including payment contingencies provided, however, in no event shall any such dividend or dividend equivalent become payable prior to the date on which an award is vested in accordance with its terms. The preceding sentence to the contrary not withstanding, no dividends or dividend equivalents will be payable on options or stock appreciation rights.

SECTION 10.     STOCK IN LIEU OF CASH.

The Committee may grant Awards in lieu of all or a portion of compensation or an Award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company.

SECTION 11.     DEFERRAL.

The Committee shall have the discretion to determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee. The timing of any elective deferral shall comply with Section 409A. At the time of any automatic or elective deferral, the time and form of payment shall be established consistent with the requirements of Section 409A. If the time or form of payment is not so established, the form of payment shall be a lump sum and the time of payment shall be the date the Participant experiences a “separation from service” within the meaning of Section 409A. Gains from the exercise of Options and Stock Appreciation Rights shall not be eligible for automatic or elective deferral.

SECTION 12.     GENERAL PROVISIONS.

(a) Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award.

(b) Award Agreement.  Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c) Nontransferability.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees or the Participant’s legal representative.

(d) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement.

(e) No Rights to Awards, No Shareholder Rights.  No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

(f) Applicable Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

(g) Effective Date.  The Plan shall be effective upon approval by the Company’s shareholders.

(h) Amendment or Termination of Plan.  The Board or the Committee may terminate or suspend the Plan at any time, but the termination or suspension will not adversely affect any vested Awards then outstanding under the Plan. No Award may be granted under the Plan after May 21, 2020 or such earlier date as the Plan is terminated by action of the Board or the Committee. The Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply; and, the Committee may amend the term of any Award or Option granted, retroactively or prospectively, but no amendment may adversely affect any vested Award or Option without the holder’s consent.

(i) Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligations or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

(j) Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

(k) Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of providing a receipt therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company and all other parties with respect thereto.

(l) Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(m) Compliance with Section 409A.  All Awards granted under the Plan are intended to be either exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A. The provisions of the Plan and any Awards granted under the Plan shall be construed in a manner consistent with such intent. In addition, notwithstanding any other provision of this Plan or an Award agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A, in violation of Section 409A. To the extent any amount of “deferred compensation” as defined in Section 409A would otherwise vest and become payable upon a Change in Control or upon a disability, as set forth herein or in an Award Agreement, any such Award may vest but payment shall not be accelerated unless the Change in Control or the disability also satisfies the definition of “change in control” or “disability” as set forth in Section 409A.

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan solely by reason of a Participant’s termination of employment shall be payable only if the Participant has experienced a “separation from service” within the meaning of Section 409A, provided that if the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, as determined by the Company in accordance with Section 409A, no payments shall be made before the six-month anniversary of the Participant’s separation from service, at which time all payments that would otherwise have been made during such six-month period shall be paid to the Participant in a lump sum.

ANNEX C

AETNA INC.
2011 EMPLOYEE STOCK PURCHASE PLAN
Dated as of May 20, 2011

1. PURPOSE OF THE PLAN.  The purpose of the Plan is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests, and provide an opportunity for employees of the Company and its Participating Subsidiaries to purchase Common Stock through payroll deductions.

2. DEFINITIONS.

“Board” means the Company’s Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Change-In-Control” means the happening of any of the following:

(i) When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

(iii) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a “Change-in-Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to any Employee, if such Employee is part of a “group”, within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change-in-Control transaction. In addition, for purposes of the definition of “Change-in-Control” a person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

“Committee” means the Board’s Committee on Compensation and Organization or such other committee of the Board designated by the Board to administer the Plan.

“Common Stock” means the common shares, $.01 par value of the Company.

“Company” means Aetna Inc., a Pennsylvania corporation.

“Compensation” means annual base salary during a Purchase Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan or other similar payment or contribution.

“Continuous Status As An Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) in the case of transfers between locations of the Company or between the Company and its Participating Subsidiaries.

“Employee” means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes and who is employed at least twenty-one (21) days prior to the Grant Date of an Offering (or such shorter period as the Company, in its sole discretion, may determine).

“Expiration Date” means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Grant Date.

“Fair Market Value” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

“Holding Company” means an entity that becomes a holding company for the Company or its business as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of common stock and the combined voting power of the outstanding voting securities, respectively, of the Company immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

“Grant Date” means the first business day of each Purchase Period of the Plan.

“Offering” means the grant of Purchase Rights under the Plan.

“Participating Subsidiary” means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the grant of Purchase Rights to such Subsidiary Employees pursuant to the Plan would not cause the Company to incur material adverse accounting charges.

“Plan” means the Aetna Inc. 2011 Employee Stock Purchase Plan, a plan intended to qualify under Section 423 of the Code.

“Purchase Period” means the period of an Offering beginning on the Grant Date and ending on the Expiration Date.

“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

“Subsidiary” means any company in an unbroken chain of companies beginning with (and including) the Company in which each company other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

3. ADMINISTRATION OF THE PLAN.  The Committee shall administer the Plan. The Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and its employees.

The Committee may in its sole discretion determine from time to time that the Company shall grant Purchase Rights under an Offering to all of the then eligible Employees, provided, however, that it shall be under no obligation to do so.

4. PARTICIPATION IN THE PLAN.  The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Grant Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.

5. STOCK.

(a) The stock subject to an Offering shall be authorized but unissued shares of Common Stock. Subject to adjustment in accordance with the provisions of paragraph 11(f) hereof, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 5,000,000 shares.

(b) In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.

6. NUMBER OF SHARES THAT AN EMPLOYEE MAY PURCHASE.

(a) An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole shares of Common Stock determined by the Committee from time to time.

(b) The number of whole shares of Common Stock that a participating Employee may purchase on the Expiration Date shall be determined by dividing such Employee’s contributions accumulated prior to such Expiration Date and retained in such Employee’s account as of the Expiration Date by the applicable purchase price; provided, however, that such purchase shall be subject to the limitations set forth in this Section 6.

(c) The maximum number of shares that each eligible Employee may purchase under an Offering equals $25,000 divided by the fair market value of the Common Stock on the first day of the Offering.

(d) Notwithstanding the foregoing provisions of the Plan, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan, as defined in Section 423 of the Code, has an aggregate fair market value (measured in each case as of the Grant Date) in excess of $25,000.

7. PARTICIPATION.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents provided by the Company and submitting them in the form and manner designated by the Company.

(b) Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering, unless sooner terminated by the participating Employee as provided in Section 10.

8. METHOD OF PAYMENT OF CONTRIBUTIONS.

(a) A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee’s Compensation during the Offering. All payroll deductions made by a participating

Employee shall be credited to his or her account under the Plan. A participating Employee may not make any additional payments into such account.

(b) A participating Employee may discontinue his or her participation in the Plan as provided in Section 10.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6 hereof, the Company may cause a participant’s payroll deductions to be decreased in respect of an Offering year to zero percent (0%).

9. EXERCISE OF PURCHASE RIGHTS.  Unless a participating Employee withdraws from the Plan as provided in Section 10, his or her right to purchase whole shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her account.

10. VOLUNTARY WITHDRAWALS; TERMINATION OF EMPLOYMENT.

(a) A participating Employee may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time prior to the Expiration Date of an Offering by notifying the Company in the form and manner designated by the Company. All of the participating Employee’s contributions credited to his or her account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering.

(b) Upon termination of the participating Employee’s Continuous Status as an Employee prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Employee’s estate, and his or her Purchase Right will be automatically terminated.

(c) A participating Employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

11. TERMS AND CONDITIONS OF OFFERINGS.

(a) General:

The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

(b) Purchase Price:

The purchase price per share will be established by the Committee for each offering but in no event will the purchase price per share be less than 85% of the lower of the Fair Market Value of a share of Common Stock on the Grant Date and the Expiration Date.

(c) Term of Offerings:

Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

(d) Employee’s Purchase Directions:

Each Offering shall provide that the participating Employee at the conclusion of the Purchase Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Employee’s account unless such Employee shall, in the manner provided for in the Offering, notify the Company as set forth in Section 10 that the Employee does not desire to purchase any of such shares.

(e) Change-in-Control:

Upon a Change-in-Control, the Expiration Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Plan as provided in Section 10, all then outstanding Purchase Rights shall be deemed to have been exercised on such Expiration Date as provided in Section 9.

(f) Adjustments:

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights provided, however, that the number of shares subject to any such Purchase Rights shall always be a whole number.

(g) Assignability:

No rights hereunder shall be assignable or transferable.

(h) Employee’s Agreement:

If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

(i) Rights as a Shareholder:

An Employee who has been granted Purchase Rights hereunder shall have no rights as a shareholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(j) Interest:

No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

12. TERM OF PLAN.  No grant of Purchase Rights shall be made after July 1, 2016.

13. AMENDMENTS.  The Plan is wholly discretionary in nature. As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the shareholders, make any amendment for which shareholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 13 relating to shareholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.

14. APPLICATION OF FUNDS.  The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.

15. GOVERNING LAW.  The Plan and all Offerings shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to the choice of law rules thereunder.

16. ADDITIONAL RESTRICTIONS OF RULE 16b-3.  The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 thereunder. The Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from such Section 16 with respect to Plan transactions.

151 Farmington Avenue
Hartford, Connecticut 06156

VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 17, 2011. Have your Voting Instruction Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AETNA INC. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 151 FARMINGTON AVENUE, RW61 If you would like to reduce the costs incurred by our company in mailing proxy HARTFORD, CT 06156-3215 materials, you can consent to receiving all future proxy statements, Voting Instruction Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2011. Have your Voting Instruction Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M34373-Z55320-Z55298-Z54870 For Against Abstain 1 Year 2Years 3 Years Abstain 000000000000000000000000000000000000000000000000AETNA INC. 8. Shareholder Proposal on Independent Chairman of the Board 7. Shareholder Proposal on Cumulative Voting 1b. Frank M. Clark 1. Election of Directors Nominees: NOTE: The Trustee may vote in its discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. 1i. Ellen M. Hancock 1c. Betsy Z. Cohen 1d. Molly J. Coye, M.D. 1e. Roger N. Farah 1f. Barbara Hackman Franklin 1g. Jeffrey E. Garten 1h. Gerald Greenwald 1j. Richard J. Harrington 1k. Edward J. Ludwig 1l. Joseph P. Newhouse 3. Approval of Amendment to Aetna Inc. 2010 Stock Incentive Plan The Board of Directors recommends a vote FOR each of the nominees. 4. Approval of Aetna Inc. 2011 Employee Stock Purchase Plan 5. Non-Binding Advisory Vote on Executive Compensation The Board of Directors recommends a vote AGAINST proposals 7 and 8. NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2011 Annual Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5. Meeting Attendance: Please indicate if you plan to attend the Annual Meeting. 1a. Mark T. Bertolini 6. Non-Binding Advisory Vote on the Frequency of the Vote on Executive Compensation 2. Approval of the Appointment of Independent Registered Public Accounting Firm For Against Abstain For Against Abstain 000THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors does not have a recommendation for voting on proposal 6. 000000000000Yes No

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING: The Notice of Annual Meeting and Proxy Statement, the 2010 Annual Report, Financial Report to Shareholders and Letter to the 401(k) Plan Participants are available at www.aetna.com/proxymaterials. M34374-Z55320-Z55298-Z54870 Voting Instructions— Aetna Inc. 2011 Annual Meeting of Shareholders THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF STATE STREET BANK AND TRUST COMPANY. To: Participants in the Aetna 401(k) Plan State Street Bank and Trust Company, the Trustee under the Aetna 401(k) Plan (the Plan), has been instructed to solicit your instructions as named fiduciary on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on May 20, 2011, and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to Aetna. If you fail to provide voting instructions to the Trustee by 11:59 p.m., Eastern Time, on May 17, 2011, by telephone, by Internet, or by completing, signing and returning this card, the Trustee will vote the shares in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions. If you vote by telephone or the Internet, please DO NOT mail back this Voting Instruction Card. THANK YOU FOR VOTING (Items to be voted appear on reverse side.)

VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2011. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AETNA INC. 151 FARMINGTON AVENUE, RW61 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy HARTFORD, CT 06156-3215 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M34371-Z55320-Z55298-Z54870 For Against Abstain 000000000000000000000000000000000000000000000AETNA INC. 1b. Frank M. Clark 1. Election of Directors Nominees: 1i. Ellen M. Hancock 1c. Betsy Z. Cohen 1d. Molly J. Coye, M.D. 1e. Roger N. Farah 1f. Barbara Hackman Franklin 1g. Jeffrey E. Garten 1h. Gerald Greenwald 1j. Richard J. Harrington 1k. Edward J. Ludwig 1l. Joseph P. Newhouse 3. Approval of Amendment to Aetna Inc. 2010 Stock Incentive Plan The Board of Directors recommends a vote FOR each of the nominees. 4. Approval of Aetna Inc. 2011 Employee Stock Purchase Plan 5. Non-Binding Advisory Vote on Executive Compensation NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2011 Annual Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5. 1a. Mark T. Bertolini 2. Approval of the Appointment of Independent Registered Public Accounting Firm For Against Abstain 000THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 8. Shareholder Proposal on Independent Chairman of the Board 7. Shareholder Proposal on Cumulative Voting NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote AGAINST proposals 7 and 8. Meeting Attendance: Please indicate if you plan to attend the Annual Meeting. For Against Abstain 00Yes No 1 Year 2 Years 3 Years Abstain 6. Non-Binding Advisory Vote on the Frequency of the Vote on Executive Compensation The Board of Directors does not have a recommendation for voting on proposal 6. 0000000000

SHAREHOLDER ACCOUNT INQUIRIES Aetna Inc.’s Transfer Agent, Computershare Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about Computershare’s DirectSERVICE Investment Program. Registered shareholders can manage their Aetna account online, enroll in direct deposit of dividends and send secure e-mail inquiries through Computershare’s website at www.computershare.com/investor. Go paperless! You can receive materials for future annual shareholder meetings and any special shareholder meetings electronically instead of by mail by registering your delivery preference at www.proxyvote.com. TO ATTEND THE ANNUAL MEETING: If you plan to attend the 2011 Annual Meeting, you should either mark the box on the reverse side of this proxy card or signify your intention to attend when you access the telephone or Internet voting system. In lieu of issuing an admission ticket, Aetna will place your name on a shareholder attendee list, and you will be asked to register and present government issued photo identification (e.g., a driver’s license or passport) before being admitted to the 2011 Annual Meeting. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING: The Notice of Annual Meeting and Proxy Statement and the 2010 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials M34372-Z55320-Z55298-Z54870 Proxy—Aetna Inc. 2011 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS. The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Ellen M. Hancock, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the 2011 Annual Meeting of Shareholders of Aetna Inc. to be held on May 20, 2011 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the eight items specified in this proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2, 3, 4 AND 5 AND AGAINST ITEMS 7 AND 8; AND THIS PROXY WILL NOT BE VOTED ON ITEM 6. If you vote by telephone or the Internet, please DO NOT mail back this Proxy Card. THANK YOU FOR VOTING (Items to be voted appear on reverse side of this Proxy Card.)

AETNA INC. ANNUAL MEETING FOR HOLDERS AS OF MARCH 18, 2011 TO BE HELD ON MAY 20, 2011 Your vote is important. Thank you for voting. To vote by Internet 1) Read the Proxy Statement and have the voting instruction form below at hand. 2) Go to website www.proxyvote.com. 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the voting instruction form below at hand. 2) Call 1-800-454-8683. 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the voting instruction form below. 3) Sign and date the voting instruction form. 4) Return the voting instruction form in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M34454-P05992 Important Notice Regarding the Availability of Proxy Materials for the 2011 Shareholder Meeting. The following material is available at www.proxyvote.com: The Notice of Annual Meeting and Proxy Statement and 2010 Annual Report, Financial Report to Shareholders 1. Election of Directors Nominees: The Board of Directors recommends a vote FOR each of the nominees: For Against Abstain PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5: 0 For Against Abstain 1a. 1b. 1c. Mark T. Bertolini Frank M. Clark Betsy Z. Cohen 0 0 0 0 0 0 0 0 0 4. Approval of Aetna Inc. 2011 Employee Stock Purchase Plan 3. Approval of Amendment to Aetna Inc. 2010 Stock Incentive Plan 2. Approval of the Appointment of Independent Registered Public Accounting Firm 0 0 0 0 0 0 0 0 0 1d. Molly J. Coye, M.D. 0 0 0 5. Non-Binding Advisory Vote on Executive Compensation 0 0 0 1e. 1f. 1g. 1h. Roger N. Farah Barbara Hackman Franklin Jeffrey E. Garten Gerald Greenwald 0 0 0 0 0 0 0 0 0 0 0 0 6. Non-Binding Advisory Vote on the Frequency of the Vote on Executive Compensation 7. Shareholder Proposal on Cumulative Voting 0 1 Year The Board of Directors does not have a recommendation for voting on proposal 6: The Board of Directors recommends a vote AGAINST proposals 7 and 8. 00 00 2 Years 3 Years For Against 0 0 Abstain Abstain 1i. 1j. 1k. Ellen M. Hancock Richard J. Harrington Edward J. Ludwig 0 0 0 0 0 0 0 0 0 8. Shareholder Proposal on Independent Chairman of the Board NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. 0 0 0 1l. Joseph P. Newhouse 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date